UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held May 18, 2016

9:00 a.m. Central Time

The Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas 76102

To the Stockholders of Range Resources Corporation:

The 2016 Annual Meeting of Stockholders of Range Resources Corporation (the “Annual Meeting” or the “Meeting”), a Delaware corporation (“Range” or the “Company”), will be held at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas on Tuesday, May 18, 2016 at 9:00 a.m. Central Time. The purposes of the meeting, as more fully described in the attached Proxy Statement, are:

1.	To elect the nine nominees named in the attached Proxy Statement to our Board of Directors, each for a term expiring at the 2017 annual meeting or when their successors are duly elected and qualified;
2.	To consider and vote on a non-binding proposal to approve our executive compensation philosophy (“say on pay”);
3.	To re-approve the material terms of the Company’s 2005 Amended and Restated Equity Plan insofar as to allow the Company to grant qualified “performance based compensation” under the Plan;
4.	To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2016;
5.	If presented, to consider and vote on a stockholder proposal regarding disclosure of political spending by the Company; and
6.	To transact any other business properly brought before the meeting.

This notice is being sent to holders of our common stock of record at the close of business on March 24, 2016. Each such holder has the right to vote at the meeting or any adjournment or postponement. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for ten days before the meeting at our Fort Worth offices. The list will also be available during the meeting for inspection by stockholders.

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided or you may vote online at www.proxyvote.com using the control number printed on the proxy. You may revoke your proxy at any time before its exercise and, if you are present at the meeting, you may withdraw your proxy and vote in person.

April 8, 2016

Fort Worth, Texas

By Order of the Board of Directors

David P. Poole

Corporate Secretary

Back to Contents
PROPOSAL 3	RE-APPROVAL OF THE MATERIAL TERMS OF THE 2005 AMENDED AND RESTATED EQUITY PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE	63

PROPOSAL 4	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64

Report of The Audit Committee		65
Independent Registered Public Accountants		66
Audit Fees		66
Tax Fees		66
Other Fees		66
Pre-Approval Policy and Procedures		66

PROPOSAL 5	A STOCKHOLDER PROPOSAL REQUESTING DISCLOSURE OF POLITICAL SPENDING BY THE COMPANY	67

Supporting Statement by the Stockholder		67
Statement by the Board of Directors Regarding Proposal No. 5		67

OTHER BUSINESS		69

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING		69

Back to Contents

Invitation to 2016 Annual Meeting of Stockholders

Dear Fellow Stockholders:

On behalf of our Board of Directors, I am pleased to invite you to attend our 2016 annual meeting. The meeting will be held at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, in Fort Worth, Texas 76102 on Wednesday, May 18, 2016 at 9:00 a.m. Central Time. The matters to be addressed at the meeting are outlined in the enclosed Notice of Annual Meeting of Stockholders and more fully described in the enclosed Proxy Statement. Our senior executives and representatives of our independent auditor will be present at the meeting to respond to questions. Our 2015 Annual Report is not included with these materials but a copy can be downloaded from our website at www.rangeresources.com, or you may request that we mail you a copy by calling our Investor Relations team at 817-869-4258.

MacKenzie Partners, Inc. has been retained to assist us in the process of obtaining your proxy. If you have any questions regarding the meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500. Whether or not you expect to attend the meeting, your vote is important. We urge you to vote your shares online at www.proxyvote.com or sign and return the enclosed proxy card at your earliest convenience to ensure that you will be represented. You may revoke your proxy at the meeting and vote your shares in person if you wish. Thank you in advance for your prompt response which will reduce our proxy solicitation costs.

April 8, 2016

Sincerely yours,

Jeffrey L. Ventura

Chairman, President & CEO

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    1

Back to Contents

VOTING INFORMATION

We Want to Hear From You — Vote Today

It is important that you vote. Please carefully review the proxy materials for the 2016 Annual Meeting of Stockholders and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

	Board Vote	Page Reference
	Recommendation	for more detail
Election of Directors	FOR each Director Nominee	16
Advisory Vote to Approve Executive Compensation	FOR	33
Re-approval of the material terms of the Company’s 2005 Amended and Restated Equity Plan	FOR	63
Ratification of Independent Auditors	FOR	64
Vote on a Stockholder Proposal, if presented	AGAINST	67

Advance Voting Methods

Even if you plan to attend the 2016 Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods (see page 10 for additional details). Make sure to have your proxy card or voting instruction forms in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

Voting at our 2016 Annual Meeting of Stockholders

All stockholders of record may vote in person at the 2016 Annual Meeting of Stockholders, which will be held on Wednesday, May 18, 2016 at 9:00 a.m., local time, at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas. If you require directions to attend the meeting in person, please contact our Investor Relations team at (817) 869-4258. Beneficial owners may vote in person at the meeting but ONLY IF THEY HAVE A LEGAL PROXY, as described in the response to question 2 on page 11 of “Proxy materials and voting information.”

Quorum and Adjournments

The presence, in person or by proxy, of stockholders holding a majority of the votes to be cast is necessary to constitute a quorum at the meeting. If a quorum is not present at the meeting, the holders of a majority of the common stock entitled to vote who are present or represented by proxy at the meeting have the power to adjourn the meeting without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, the chairman of the meeting has the power to adjourn the meeting for any reason without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, provided that the adjournment is not for more than 30 days and a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original meeting.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    3

Back to Contents

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2015 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Page references are supplied to help you find further information in this proxy statement.

Annual Meeting of Stockholders

•	Time and Date: 9:00 a.m., Central; May 18, 2016.

•	Place: Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas 76102.

•	Record Date: March 24, 2016.

•	Voting: Stockholders as of the record date are entitled to vote.

Meeting Agenda

•	Election of nine directors;

•	Non-binding advisory vote to approve our executive compensation;

•	Vote on re-approval of material terms of the Company’s 2005 Amended and Restated Equity Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code;

•	Ratification of the selection of Ernst & Young LLP as independent auditors for 2016;

•	If presented, vote on one stockholder proposal; and

•	Transact any other business that may properly come before the meeting.

Corporate Governance Highlights

•	Lead independent director;

•	Independent board committees – Audit, Compensation and Nomination and Governance;

•	Committee Charters;

•	Independent Directors meet regularly without management;

•	Regular board and committee self-evaluation process;

•	Strong code of ethics;

•	Annual election of all directors;

•	Board Meetings in 2015: 10;

•	Standing Board Committees (Meetings in 2015) Audit (5); Compensation (6); Governance and Nominating (6)

•	89% of Director Nominees are independent; and

•	Implemented proxy access for a single stockholder or a group of up to 20, who have held 3% of our stock for 3 years.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    4

Back to Contents

Board Nominees (pages 16-20)

				Committee Membership
Name	Age	Director Since	Qualification	Audit	Compensation	Governance and Nominating	Dividend
Brenda A. Cline			• Leadership		—	—	—
Independent	55	2015	• Finance/Accounting
			• Leadership
Anthony V. Dub			• Finance			—	—
Independent	66	1995	• Technology
Allen Finkelson			• Leadership	—			—
Independent	69	1994	• Legal/Governance
			• Leadership
James M. Funk			• Geoscience		—	—
Lead Independent Director	66	2008	• Industry
			• Leadership
			• Industry
			• Marketing	—	—		—
Christopher A. Helms			• Finance
Independent	62	2014	• Legal/Governance
Mary Ralph Lowe			• Leadership	—	—		—
Independent	69	2013	• Industry
			• Leadership
			• Technology		—	—	—
Gregory G. Maxwell			• Finance/Accounting
Independent	59	2015	• Industry
			• Leadership
Kevin S. McCarthy			• Finance	—		—	—
Independent	56	2005	• Industry
			• Leadership
			• Current CEO	—	—	—	—
Jeffrey L. Ventura	58	2005	• Engineering

   =  Chair

Business Highlights

In addition to our focus on operating safely and as a good steward of the environment and the communities where we work, our growth strategy in the past years can be summarized in two key points:

•	Grow production and reserves on a debt-adjusted, per share basis at top-quartile or better costs; and

•	Maintain a strong, simple balance sheet.

As a leader in the discovery and development of the Marcellus Shale, we have had great success in the growth of production and reserves. From 2010 to 2015, we grew debt-adjusted production per share at a 21% compound annual growth rate (“CAGR”) while growing debt-adjusted reserves per share at a 17% CAGR. Since 2015, with the significant

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    5

Back to Contents

downturn in oil prices and the further erosion of natural gas prices, especially realized prices in our key operating areas in Pennsylvania where weak demand, increased supply and limited pipeline transportation have resulted in dramatically lower sales prices for gas, NGLs and oil, we have shifted our focus away from growth to:

•	capital discipline and capital efficiency;

•	development of reserves with acceptable economic returns;

•	cost reduction and containment; and

•	maximizing balance sheet flexibility and strength.

Due to the significant drop in commodity prices, we took action in 2015 to reduce capital spending, operating costs and general and administrative costs. We lowered our 2015 capital expenditure budget which was announced in December 2014 from $1.3 billion to $870 million. Our capital budget for 2016 is currently $495 million. Other 2015 initiatives included the closing of our Oklahoma City divisional office and additional workforce reductions, which continued into early 2016. In February 2016, the board of directors approved a reduction of our quarterly dividend from $0.04 per share to $0.02 per share.

We believe that demand for our products, especially natural gas, will more closely come into alignment with supply in the future and that will drive more economically rational commodity prices. At that time, when economic returns justify it, we expect to be positioned to increase our development of our Marcellus Shale assets, grow production and reserves and create value for our stockholders.

PRODUCTION PER SHARE – DEBT ADJUSTED	RESERVES PER SHARE – DEBT ADJUSTED

2015 increase of 13%	2015 decrease of 9%

Executive Compensation Advisory Vote

We are asking our stockholders to approve, on an advisory basis, the compensation we pay our Named Executive Officers. The Board recommends a FOR vote because we believe our compensation policies and practices are effective in achieving our goals of (i) aligning our executives’ interests with those of our stockholders (ii) encouraging a strong performance focus to address both the short-term challenges and the long-term growth of the Company along with creation of value for our stockholders. Our compensation program for our executives is somewhat complicated as it is designed to be retrospective but this design creates a unique opportunity to focus on pay for performance as compared to our peers as explained below. Further, our compensation policies have been created or revised to avoid or eliminate pay practices viewed by our Board and our stockholders as contrary to a performance driven focus such as:

•	No employment contracts (none of our executives are covered by an employment contract);

•	No executive severance program except in the case of a change in control;

•	Change in control benefits which are consistent with our peers; and

•	No benefits other than those offered to all employees.

While our Company’s operational results have been strong, like many other natural gas and oil companies, our stock performance over the last two years has been negative, with our annual return in 2014 equal to a negative 36% and 2015 annual return equal to a negative 54%. Our stockholders have seen their holdings in Range decrease in value significantly over that time. Our executive compensation policies and the use of equity awards in the form of time vested restricted stock and performance restricted stock has resulted in a decrease in realizable compensation demonstrating a strong pay for performance linkage in our compensation practice.

As explained below in more detail, our CEO’s equity compensation which was awarded in May 2015 was based on 2014 Company performance utilizing 2014 data reported by our peer group at a target level of $7.5 million. As of December 31, 2015, however that equity award, which has yet to vest, had a value of $2.5 million, or only 33% of the amount at which the award was valued on the date of grant. The dramatic reduction in the value of the compensation awarded to our CEO over less than a year’s time is a direct and intended result of our executive compensation policy.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    6

Back to Contents

Objectives and Principles of Our Executive Compensation

In order to achieve alignment between performance of the Company and pay for our employees and alignment of the long-term interests of our executives with those of our stockholders, we use the following key principles:

•	Compensation Must be Performance-Based- a significant portion of our executives’ total compensation should be tied to how well they perform individually and should be “at risk” based on how well the Company performs.

•	Compensation Must Reinforce Our Business Objectives and Values- we consider our key strategies for achieving our business vision when identifying incentive measures and assigning goals and objectives and maintain flexibility in that regard. Our long-term focus remains on cost effective growth of production and reserves while our short-term goals are capital discipline, cost reduction and containment and balance sheet flexibility. The combination of long-term and short-term compensation is used to balance these different goals.

•	Performance-Based Compensation Must be Benchmarked- our performance metrics are regularly compared to an industry-appropriate, high performing external benchmark to effectively measure Company performance compared to peers.

•	Total Compensation Must be Market Competitive Based on Relevant Peers- our executive compensation program is compared to verified market data using information disclosed by peer companies in their SEC filings. While this results in a “lag” in reporting our compensation, it results in a more disciplined approach to the initial award of executive compensation than would the use of more current salary survey data.

•	At Risk Incentive Compensation for Executives Must Represent the Majority of Total Compensation- the proportion of an executive’s total compensation that is “at risk” based on individual or Company performance should increase with the scope and level of responsibilities and should be the majority of compensation for executives of the Company. Our CEO’s “at risk” compensation is thus the highest percentage of “at risk” compensation in our Company.

•	Incentive Compensation Must Balance Short-Term and Long-Term Performance- we use annual cash incentive opportunities and long-term equity-based awards to address the Company’s short and long-term performance objectives.

•	The Executive Compensation Program is Reviewed Annually for Effectiveness- our Compensation Committee conducts an annual review of all executive compensation program components with the advice of its independent consultants to ensure alignment with our compensation objectives.

Executive Compensation Elements

Category	Compensation Element	Description and terms
Equity	• Restricted stock	Amount granted is based on a comparison of the Company’s actual performance to the Company’s peers; restricted stock vests 30%, 30%, 40% annually over three years for retention purposes and to align the value with longer term performance
	• Performance restricted stock	Performance restricted stock will ultimately vest at the end of the three year performance period and payout, if any, is based solely on relative total stockholder return (“TSR”)
Cash	• Base salary • Annual cash bonus	Reviewed annually – base compensation is targeted at 50th percentile to increase “at risk” compensation as a percentage of total compensation
Determined by Compensation Committee based on quantitative market metrics and peer comparisons
Retirement	• Tax-qualified Plan	Only the same 401(k) plan matching contributions which are available to all full time employees Deferred compensation plan matching which vests over three years and is available to all officers
Other	• Standard benefits	Life, health and disability insurance comparable to other employees

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    7

Back to Contents

Executive Compensation Mix

CEO COMPENSATION MIX	OTHER NEO COMPENSATION MIX

Pay Versus Performance

Our executive’s pay is variable and linked to our financial performance and change in stockholder value. More than 75% of their compensation is in the form of equity which they will not receive for many years in the future, and until such time, the award remains at risk. Tying compensation actually paid to the stock price at the end of vesting periods creates the ultimate measurement and link to Company performance.

Year	Summary Compensation Table for President & CEO	Compensation Actually Paid to President & CEO(1)	Average Summary Compensation Table Total for Remaining NEOs	Average Compensation Actually Paid to Remaining NEOs(1)	Total Stockholder Return	Peer Group Total Stockholder Return
2015	$9,840,829	$6,289,054	$3,835,442	$2,368,019	(54%)	(38%)
2014	$10,664,079	$10,905,217	$3,903,034	$4,048,876	(36%)	(28%)
2013	$10,633,404	$9,433,288	$4,023,845	$3,683,737	34%	31%

(1)	“Compensation actually paid” represents amounts reported in the Summary Compensation Table but substituting equity awards valued at fair value on grant date with fair value on the date of vesting, for those awards that vested during the given year. Performance Shares, which were granted starting in 2014, ultimately vest at the end of three years. Therefore, the performance shares granted in May 2014 and May 2015 have not yet vested and are not included.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    8

Back to Contents

2015 Executive Compensation Summary (Page 50)

Name and Position	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jeffrey L. Ventura – Chairman, President & CEO	$925,000	$7,496,007	$1,270,456	$149,366	$9,840,829
Roger S. Manny – EVP & CFO	$493,000	$3,633,004	$510,143	$83,476	$4,719,623
Ray N. Walker – EVP & COO	$493,000	$3,536,003	$510,143	$79,716	$4,618,862
Chad L. Stephens – SVP	$410,000	$2,490,991	$318,193	$71,594	$3,290,778
David P. Poole – SVP	$398,000	$1,940,993	$308,880	$64,631	$2,712,504

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our Compensation Committee believes it is important to review and compare our financial and operating performance with that of our peers. In determining an individual Senior Executive total compensation to be awarded, the Compensation Committee reviewed the compensation paid in 2014 as compiled from the 2015 proxy data reported by the Peer Group. Therefore, the compensation disclosed in this Proxy was awarded in May 2015 but is measured based on the Company’s performance in 2014. This “lag” can be misinterpreted especially when in the time between the year where performance was the basis of the award and the publication of the proxy with the disclosure of the awards, the Company’s performance has significantly declined. In summary, the process used to set 2015 Executive Compensation was:

•	In May 2015, the Compensation Committee reviewed the Company’s key performance metrics for calendar year 2014 (the prior fiscal year) and compared the results to the Peer Group to determine the percentile of the Company’s performance;

•	In May 2015, the Compensation Committee was provided a detailed report from the independent compensation consultants which was based on the 2015 proxy disclosures of the Peer Group analyzing the total compensation of each executive paid by the Peer Group for 2014; and

•	Using both the Peer Group compensation disclosures and the Company’s percentile performance compared to the Peer Group, the Compensation Committee determines the Total Compensation awarded in May 2015 for each Range executive based on the 2014 metrics.

Consistent with that process, executive compensation for the Company’s performance in 2015 will not be awarded until May 2016, at which time the Company’s relative performance and the significant decline in the Company’s stock price will be considered by the Compensation Committee in establishing each executive’s total compensation.

The non-equity incentive plan compensation reported in this proxy was awarded in February 2016, is based on formulaic disclosed metrics and is calculated based on the Company’s performance in 2015.

Continued Review of Compensation Program

We continue to seek ways to enhance our compensation program to ensure that it remains linked to Company performance:

•	For example, in light of persistent low commodity prices and the corresponding effect on the Company’s stock performance, no Named Executive Officer received a base compensation increase in 2015 and none is expected to receive such an increase in 2016 (page 52);

•	Adjustments to our compensation peer group are made annually to ensure that it continues to be relevant (page 38);

•	One – half of all equity awards granted to our Senior Executives in 2015 were granted in the form of performance shares - restricted stock which will ultimately vest at the end of the three year performance period and the amount, if any, that will be paid is based solely on relative total shareholder return performance for the three year period following the year of the award (page 45);

•	We have a policy limiting the amount of equity held by an officer which can be pledged as security for a credit line (page 48) and effective May 18, 2016 the Company has adopted a policy to preclude directors and senior officers from pledging additional stock in the future and to preclude any senior officer from opening a new account which has credit secured by Company securities (page 48); and

•	We have adopted stock ownership guidelines for Senior Officers and Directors which require retention of a specified portion of all equity grants until the ownership multiple is held. All Named Executive Officers and Directors currently meet the stock ownership policy requirements (page 47-48).

Important Dates for 2017 Annual Meeting of Stockholders (page 69)

Stockholders proposals submitted for inclusion in our 2017 proxy statement pursuant to Securities Exchange Act of 1934 Rule 14a-8 must be received by us no later than December 10, 2016.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    9

Back to Contents

PROXY STATEMENT

We are furnishing you this proxy statement to solicit proxies to be voted at the 2016 Annual Meeting of Stockholders of Range Resources Corporation. The meeting will be held at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas 76102 on May 18, 2016 at 9:00 a.m. Central Time. The proxies also may be voted at any adjournment or postponements of the meeting.

The mailing address of our principal office is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. We are first furnishing these proxy materials to stockholders on April 8, 2016.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Range common stock (“Common Stock”) as of the close of business on March 24, 2016, the record date, are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. Each owner of Common Stock on the record date is entitled to one vote for each share of Common Stock held. On March 24, 2016, there were 169,744,170 shares of Common Stock issued and outstanding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2016.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available at www.rangeresources.com.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    10

Back to Contents

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.	Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by the Board of Directors (the “Board”) of Range Resources Corporation, a Delaware corporation, of proxies to be voted at our 2016 Annual Meeting of Stockholders and at any adjournment or postponement of the Meeting.

The Meeting will take place on May 18, 2016, beginning at 9:00 a.m. Central Time, at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas 76102.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Range’s registrar and transfer agent, Computershare Investor Services LLC, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

3.	What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a Range employee, you will receive a proxy or voting instruction card for all the shares you may hold in the Range 401(k) Plan. Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 5:00 p.m. Eastern Time on May 15, 2016.

4.	What different methods can I use to vote?

Voting In Person. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the meeting.

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet. All stockholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm that your voting instructions have been recorded properly.

Stockholders of record may also vote by accessing the website noted on the proxy card. Please have your proxy card when you go to the website.

Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    11

Back to Contents

Default Voting. A proxy that is properly completed and returned will be voted at the meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any voting instructions, your shares will be voted “FOR” Proposals 1, 2, 3, and 4 and voted “AGAINST” the stockholder proposal (Proposal 5) consistent with the Board’s recommendation, and in accordance with the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting or any adjournment. If we propose to adjourn the meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. Our Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in the Proxy Statement to be presented for consideration at the annual meeting.

5.	What are my voting choices for each of the proposals to be voted at the 2016 Annual Meeting of Stockholders and what are the voting standards?

Proposal		Voting Choices and Board Recommendation	Voting Standard
Proposal 1.	Election of Directors	• vote in favor of all nominees; • vote in favor of specific nominees; • vote against all nominees; • vote against specific nominees;	Majority of votes cast
• abstain from voting with respect to all nominees; or
• abstain from voting with respect to specific nominees.
The Board recommends a vote FOR each of the nominees.
Proposal 2.	Advisory Vote Concerning Executive Compensation

• vote in favor of the advisory proposal;

• vote against the advisory proposal; or

• abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Majority of shares present and entitled to vote
Proposal 3.	Reapproval of the material terms of the Company’s 2005 Amended and Restated Plan for the purposes of Complying with Section 162(m) of the Internal Revenue Code

• vote in favor of the proposal;

• vote against the proposal; or

• abstain from voting on the proposal.

The Board recommends a vote FOR the proposal to reapprove the performance based compensation criteria.

Majority of shares present and entitled to vote
Proposal 4.	Ratification of the Appointment of Ernst & Young LLP	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of shares present and entitled to vote
Proposal 5.	To consider and vote on a stockholder proposal, if presented	• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal The Board recommends a vote AGAINST the proposal.	Majority of shares present and entitled to vote

6.	What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items. The election of directors, the advisory vote concerning executive compensation and the stockholder proposal, if presented, are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as Independent Auditors is a discretionary item. Generally banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal at their discretion.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    12

Back to Contents
7.	How are abstentions and broker non-votes counted?

Proposal 1. Election of Directors. If you abstain from voting in the election of directors, you have not cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our bylaws and will have no effect on the outcome of the election of directors.

Proposal 2. Advisory Vote to Approve Executive Compensation. If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 3. Vote to reapprove material terms of the Amended and Restated 2005 Equity Plan. If you abstain from voting on the vote to reapprove, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 3 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 4. Ratification of Appointment of Ernst & Young LLP as Independent Auditors. If you abstain from voting on the ratification of Ernst & Young LLP as Range’s independent auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 4 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 4. Because Proposal 4 is a routine matter on which a broker has discretionary authority, no broker non-votes likely will result from this Proposal.

Proposal 5. If presented, to consider and vote on a stockholder proposal. If you abstain from voting on the stockholder proposal, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 5 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 5. Broker non-votes will have no effect on the outcome of Proposal 5 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

8.	What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

•	Giving written notice to Range’s Corporate Secretary;

•	Delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet in a timely manner; or

•	Voting by ballot at the annual meeting after written notice of revocation has been delivered to our Corporate Secretary.

If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

9.	Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain stockholders via the Internet under the “notice and access” approach permitted by the Securities and Exchange Commission (the “SEC”). On or about April 8, 2016, we will mail to certain of our stockholders a notice of Internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of Internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of Internet availability.

Even if you do not participate in “notice and access,” the Notice of Annual Meeting and Proxy Statement are available on the Internet at www.proxyvote.com.

10.	Who counts the votes?

The individuals named as proxies will tabulate the votes and act as inspector of election.

11.	When will Range announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. Range will report the final results in a Current Report on Form 8-K filed with the SEC within a few days of the meeting.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    13

Back to Contents
12.	How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired MacKenzie Partners, Inc. to assist with the solicitation of proxies for an estimated fee of $13,000.00 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.	What is householding?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified Range of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.”

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Direct requests for additional copies for the current year or future years to our Corporate Secretary, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 or our Investor Relations team at (817) 869-4258.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

14.	How can I vote at the meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the annual meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy, bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting. We encourage you to vote your shares in advance, even if you intend to attend the meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    14

Back to Contents

Company Documents, Communications and Stockholder Proposals

1.	How can I view copies of Range’s corporate documents and SEC filings?

Our Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Code of Ethics are available under the Corporate Governance section of our website at www.rangeresources.com and are available in printed form upon request by any stockholder. Our SEC filings are also posted on our website and, upon request, we will mail free of charge a copy of the Form 10-K to any stockholder. Direct such requests to our Investor Relations team at (817) 869-4258.

2.	How can I communicate with Range’s Board of Directors or Individual Directors?

Range’s Board of Directors welcomes contact from Stockholders or others with an interest in the Company. Interested parties may communicate with the Lead Independent Director of our Board of Directors by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Lead Independent Director. Any confidential matters intended only for the Lead Independent Director may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to individual Board members or the Board as a whole can be submitted to the same address and such correspondence will be forwarded to the Board member(s) to whom the correspondence is addressed.

3.	How do I submit a proposal for action at the 2017 Annual Meeting of Stockholders?

A proposal to be acted upon at the 2017 Annual Meeting of Stockholders will only be acted upon:

•	If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal is received by our Corporate Secretary on or before December 10, 2016 and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our bylaws.

•	If the proposal is not to be included in the proxy statement according to our bylaws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 20, 2017 and no later than February 19, 2017, and such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action, and the notice relating to such proposal meets the requirement of our bylaws.

4.	How do I submit a candidate for election to the Board under the Company’s Proxy Access by-law?

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board of Directors adopted new provisions of the Company’s by-laws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy. If you wish to do so, you must submit the required information to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. April 8 for this proxy). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    15

Back to Contents

PROPOSAL 1   ELECTION OF DIRECTORS

Nomination and Election of Directors Nominated by the Board

All of our directors are elected to single year terms. As a result, the current term of all our directors expires at the 2016 annual meeting. Based on the recommendation received from the Governance and Nominating Committee, our Board of Directors proposes that each of the nominees listed below, all of whom are currently serving as directors, be elected for a new term expiring at the 2017 annual meeting or when their successors are duly elected and qualified. Each of the nominees has agreed to serve if elected. If any one of them becomes unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board of Directors. Our Board of Directors does not presently contemplate that any of the nominees will become unavailable for election. Of the currently serving directors, Mr. Eales, Mr. Linker and Mr. Pinkerton are not standing for re-election.

Required Vote and Recommendation

Since it is an uncontested election of directors, each nominee must receive more votes “for” the nominee than votes cast “against” the nominee in order for the nominee to be elected to the Board of Directors. Under our bylaws, in the event a candidate for the board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. A properly executed proxy marked “Abstain” with respect to the election of one or more of our directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Uninstructed shares are not entitled to vote on this proposal; therefore, broker non-votes will not affect the outcome of this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named. For the reasons described at the end of each biographical information for each candidate which discusses the skills, qualifications and attributes that led the Governance and Nominating Committee to recommend such persons for election to the Board, the Board of Directors recommends a vote FOR the election of each of the nominees. In the event of a contested election of directors, a nominee would be required to receive a plurality of the votes of the holders of shares of our common stock present in person or by proxy and entitled to vote at the meeting. Under our bylaws, an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

Director Qualifications

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance and Nominating Committee for positions on our Board of Directors. Under these criteria, members of our Board of Directors should:

•	have high professional and personal ethics and values;

•	have broad experience in management, policy-making and/or finance;

•	commit to enhancing stockholder value;

•	have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience and knowledge;

•	limit their service on other boards of other public companies to a number that permits them, given their individual circumstances, to perform their expected duties; and

•	represent the interests of all stockholders.

Our Board of Directors prefers to have a reasonable number of directors who have experience within the oil and gas industry. Our Board has also adopted a policy with regard to the consideration of diversity in the selection of candidates for the Board of Directors and that policy has been included in the Governance and Nominating Committee’s charter.

Each of the nominees for director is now a member of the Board of Directors, which met 10 times during 2015. Each of the nominees for director attended at least 75% of the combined Board and Committee meetings held during the periods served by such nominee in 2015. We have provided below, key attributes, skills and experience that led the Board to conclude that the nominee should serve as a director.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    16

Back to Contents

Board of Directors – Biographical Information

Brenda A. Cline

Independent
Age: 55
Director Since: 2015
Committees: Audit

Ms. Cline became director in July 2015. Since 1993, Ms. Cline has served as Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private operating foundation that owns and operates the Kimbell Art Museum, Fort Worth, Texas. From 1993 until 2013, Ms. Cline served as a contract author for Thomson Reuters, Fort Worth, Texas. Before 1993, Ms. Cline held various positions with Ernst & Young LLP. Ms. Cline also serves on the board of certain non-profit entities including the Board of Trustees of Texas Christian University and the Pension Fund of the Christian Church. Ms. Cline is a certified public accountant. She received her Bachelor of Business Administration, Accounting degree, summa cum laude, from Texas Christian University.

Current Public Company Directorships: Tyler Technologies; American Beacon Funds

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Ms. Cline has extensive experience in a number of areas including accounting and finance. Her experience as a current chief financial officer, her public accounting experience and her work as an independent board member are the primary factors in the Board having elected Ms. Cline as a Director of the Company and for the Governance and Nominating Committee’s recommendation that she be nominated for election.

Anthony V. Dub

Independent
Age: 66
Director Since: 1995
Committee: Audit (Chair); Compensation

Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York. Before forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston (“CSFB”). Mr. Dub joined CSFB in 1971 and was named a Managing Director in 1981. Mr. Dub led a number of departments during his 26 year career at CSFB including the Investment Banking Department. After leaving CSFB, Mr. Dub became Vice Chairman and a director of Capital IQ, Inc. until its sale to Standard & Poor’s in 2004. Capital IQ is a leader in helping organizations capitalize on synergistic integration of market intelligence, institutional knowledge and relationships. Mr. Dub received a Bachelor of Arts degree, magna cum laude, from Princeton University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Dub has significant experience in the financial area and serves as the Chair of the Company’s Audit Committee. Mr. Dub gained his financial expertise from many years of service as an investment banker, having led the Asset Finance, Mortgage Finance, Capital Markets and Investment Banking practices at CSFB at various points in his career. His experience evaluating financial risks as well as his performance as Chair of the Company’s Audit Committee are significant factors in the Governance and Nominating Committee’s conclusion that he should be nominated as a director.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    17

Back to Contents

Allen Finkelson

Independent
Age: 69
Director Since: 1994
Committees: Governance (Chair); Compensation

Mr. Finkelson was a partner at Cravath, Swaine & Moore LLP from 1977 to 2011, with the exception of the period 1983 through 1985, when he was a managing director of Lehman Brothers Kuhn Loeb Incorporated. Mr. Finkelson joined Cravath, Swaine & Moore, LLP in 1971. Mr. Finkelson earned a Bachelor of Arts from St. Lawrence University and a J.D. from Columbia University School of Law. Mr. Finkelson’s experience in mergers and acquisitions and corporate law brings a unique perspective to the Company’s Board.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Finkelson practiced law at one of the leading law firms in the country, where he was a partner with over 30 years of experience and where he had significant involvement with a wide range of public company transactions and other corporate issues. Additionally, he has strong knowledge of corporate best practices as a result of his practice as a lawyer in a number of areas, including public company executive compensation and corporate governance. As a result of these skills and abilities, the Governance and Nominating Committee determined to nominate him for election to the Board.

James M. Funk

Independent – Lead Independent Director
Age: 66
Director Since: 2008
Committees: Audit; Dividend

Mr. Funk was elected as Lead Independent Director in 2015. Mr. Funk is an independent consultant and producer with over 30 years of experience in the energy industry. Mr. Funk served as Senior Vice President of Equitable Resources and President of Equitable Production Co. from June 2000 until December 2003. Previously, Mr. Funk was employed by Shell Oil Company for 23 years in senior management and technical positions. Mr. Funk has previously served on the boards of Westport Resources (2000 to 2004), and Matador Resources Company (2003 to 2008). Mr. Funk received a B.A. degree in Geology from Wittenberg University, a M.S. in Geology from the University of Connecticut, and a PhD in Geology from the University of Kansas. Mr. Funk is a Certified Petroleum Geologist.

Current Public Company Directorships: Superior Energy Services

Public Company Directorships Within the Past Five Years: Sonde Resources Corporation

Key Attributes, Skills and Experience

Mr. Funk was selected to serve as a Director based on his strong technical experience in geology as well as his knowledge of the Appalachian basin where much of the Company’s current exploration is being conducted. He has significant technical expertise in unconventional oil and gas resources and knowledge of oil and gas exploration and development generally as well as reserves determination and reporting in particular as a result of his service at Shell and Equitable Production, one of the leading companies in the Appalachian basin, where he served as President. Mr. Funk has knowledge from his service with Equitable regarding the regulatory, political and environmental arenas in Pennsylvania, where much of the Company’s exploration is currently occurring, and he has a strong background in compensation policies and practices of oil and gas companies including establishing energy industry specific performance based compensation metrics. All of these skills and attributes were considered by the Board in originally selecting Mr. Funk to join the Board in December 2008 and led the Governance and Nominating Committee to nominate him for election to the Board.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    18

Back to Contents

Christopher A. Helms

Independent – Lead Independent Director
Age: 62
Director Since: 2014
Committees: Governance

Mr. Helms has over 38 years of experience in the energy industry, principally in the midstream sector. Mr. Helms is the President and Chief Executive Officer of US Shale Energy Advisors LLC and subsidiaries that own and operate energy midstream and logistics assets. Prior to his retirement in 2012, Mr. Helms was Executive Vice President and Group Chief Executive Officer of NiSource Inc. From 2005 to 2011 he served as Chief Executive Officer and Executive Director of NiSource Gas Transmission and Storage. Mr. Helms is a member of the University of Houston Board of Visitors. He has previously served and as a director of the Marcellus Shale Coalition, the Commonwealth of Pennsylvania Marcellus Shale Advisory Commission, as Vice Chair of the Interstate Natural Gas Association of America and Chair of the Southern Gas Association. Mr. Helms received a Bachelor of Arts from Southern Illinois University at Edwardsville and a Juris Doctor from Tulane University School of Law.

Current Public Company Directorships: MPLX GP LLC; Questar Corporation

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Helms was selected to serve as a Director based on his extensive experience in the pipeline, processing and midstream business and his extensive knowledge of the midstream infrastructure in the Appalachian basin where much of the Company’s current exploration is being conducted. Additionally Mr. Helms served as an executive with several pipeline companies and has experience as a lawyer. All of these skills and attributes led the Governance and Nominating Committee to nominate him for election to the Board.

Mary Ralph Lowe

Independent
Age: 69
Director Since: 2013
Committees: Governance

Ms. Lowe has been president and chief executive officer of Maralo, LLC, (formerly Maralo, Inc.), an independent oil and gas exploration and production company, and ranching operation, since 1973, and a member of its board of directors since 1975. Ms. Lowe also serves on the Board of Trustees of Texas Christian University, the Board of the Performing Arts Center of Fort Worth, the Board of the National Cowgirl Museum and Hall of Fame, and the Board of The Modern Art Museum of Fort Worth.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: Apache Corporation

Key Attributes, Skills and Experience

Ms. Lowe’s experience in the oil and gas exploration business including her leadership of Maralo as well as her prior service as a director of a large independent oil and gas company give her extensive experience in the management of oil and gas exploration companies and led the Governance and Nominating Committee to nominate her for election to the Board.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    19

Back to Contents

Gregory G. Maxwell

Independent
Age: 59
Director Since: 2015
Committees: Audit

Mr. Maxwell became a director in September 2015. Mr. Maxwell served as executive vice president, Finance, and chief financial officer for Phillips 66, a diversified energy manufacturing and logistics company until his retirement on December 31, 2015. Mr. Maxwell had over 37 years of experience in various financial roles within the petrochemical and oil and gas industries. Mr. Maxwell served as senior vice president, chief financial officer and controller for Chevron Phillips Chemical Company from 2003 until joining Phillips 66 in 2012. He joined Phillips Petroleum Company in 1978 and held various positions within the comptrollers group including the corporate planning and development group and the corporate treasury department. He is a certified public accountant and a certified internal auditor. He earned a Bachelor of Accountancy degree from New Mexico State University in 1978.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: DCP Midstream Partners; Phillips 66 Partners LP

Key Attributes, Skills and Experience

Mr. Maxwell’s background includes a significant amount of experience in public company finance and financial reporting and, as a result, he has significant experience with SEC filings required of public companies in the energy business. Mr. Maxwell’s corporate finance, accounting and financial reporting experience led the Governance and Nominating Committee to conclude that he should be nominated as a director.

Kevin S. McCarthy

Independent
Age: 56
Director Since: 2005
Committees: Compensation (Chair), Governance

Mr. McCarthy joined Kayne Anderson Capital Advisors as a Senior Managing Director in 2004 from UBS Securities LLC, where he was global head of energy investment banking. In this role, he had senior responsibility for all of UBS’s energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the energy industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated. He began his investment banking career in 1984. He is also on the board of directors of Emerge Energy Services, L.P. (NYSE: EMES). He earned a Bachelor of Arts in Economics and Geology from Amherst College and an MBA in Finance from the University of Pennsylvania’s Wharton School.

Current Public Company Directorships: Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Kayne Anderson Midstream/Energy Fund, Kayne Anderson Energy Development Company

Public Company Directorships Within the Past Five Years: Emergy Energy Services, L.P., K-Sea Transporation Partners, L.P.; Oneok, Inc.

Key Attributes, Skills and Experience

Mr. McCarthy’s background and experience in the exploration and production business as a result of having served with UBS Securities LLC where he was global head of energy investment banking, his knowledge of the oil and gas commodity markets, his knowledge of compensation practices and risk management in oil and gas companies from his experience both as an investment banker and his management experience at Kayne Anderson where he serves as Chairman and Chief Executive Officer of four closed-end investment funds with an energy focus, along with his service and performance as Chair of the Company’s Compensation Committee was viewed by the Governance and Nominating Committee to be of importance to the success of the Company and the basis for the nomination of Mr. McCarthy as a director.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    20

Back to Contents

Jeffrey L. Ventura

Age: 58
Director Since: 2005

Mr. Ventura is the Company’s Chairman, President and Chief Executive Officer, having joined Range in 2003 as Chief Operating Officer. Mr. Ventura was named President effective May, 2008, Chief Executive Officer January 2012 and was named Chairman of the Board effective January 1, 2015. Previously, Mr. Ventura served as President and Chief Operating Officer of Matador Petroleum Corporation which he joined in 1997. Prior to his service at Matador, Mr. Ventura spent eight years at Maxus Energy Corporation where he managed various engineering, exploration and development operations and was responsible for coordination of engineering technology. Previously, Mr. Ventura was with Tenneco Oil Exploration and Production, where he held various engineering and operating positions. Mr. Ventura earned a Bachelor of Science degree in Petroleum and Natural Gas Engineering from the Pennsylvania State University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Ventura is a highly experienced oil and gas business executive who has a very deep technical understanding of the development of oil and gas reserves, particularly oil and gas reserves from unconventional resources. Additionally, Mr. Ventura has significant experience in the evaluation and reporting of oil and gas reserves, evaluation of acquisition opportunities, analysis of producing properties considered for divestiture and management and development of technical human resources. The Governance and Nominating Committee considers having the benefit of the technical management perspective provided to the Board from Mr. Ventura, a Pittsburgh native, as a director highly desirable and beneficial to the long term growth and development of the Company since its exploration and development strategies, especially in the Marcellus Shale play, are important to stockholder value. The Governance and Nominating Committee also believes having the point of view of the Chief Executive Officer represented on the Board is in the best interest of the stockholders and therefore, the committee nominated Mr. Ventura as a candidate for election as a director.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    21

Back to Contents

Director Compensation

Director compensation is set by the Compensation Committee after working with its independent compensation consultants and a review of the Peer Group. The Compensation Committee generally approves compensation for directors just prior to the Board of Directors’ meeting following the election of directors at the annual meeting of stockholders. Compensation arrangements for directors are effective with each election to the Board of Directors at the annual meeting. In the past several years, the Compensation Committee has also approved the payment of Annual Stock Awards to the directors for a portion of their overall director compensation.

Since director long-term equity incentive awards are granted upon director elections at the annual meeting, the timing of director long-term equity incentive awards is not a subjective matter. Annual Stock Awards are fully vested upon grant and the amounts shown in the 2015 Director Compensation table reflect the grant date fair value of the awards actually granted during calendar year 2015 (May 2015 for all Directors who were elected at the Annual Stockholder Meeting). Certain directors may voluntarily elect to defer all or a portion of their cash fees in our Active Deferred Compensation Plan. Directors have the power to change their investment options in the Deferred Compensation Plans among the funds listed on page 61 under Non-Qualified Deferred Compensation Plans.

2015 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Total
(a)	(b)	(c)	(h)
Brenda A. Cline	$30,185	$215,839	$246,024
Anthony V. Dub	$72,000	$249,971	$321,971
V. Richard Eales	$77,638	$249,971	$327,609
Allen Finkelson	$72,000	$249,971	$321,971
James M. Funk	$87,362	$249,971	$337,333
Christopher A. Helms	$67,000	$249,971	$316,971
Jonathan S. Linker	$71,000	$249,971	$320,971
Mary Ralph Lowe	$67,000	$249,971	$316,971
Gregory G. Maxwell	$18,353	$171,454	$189,807
Kevin S. McCarthy	$74,000	$249,971	$323,971
John H. Pinkerton	$60,000	$249,971	$309,971

Columns (d), (e), (f) and (g) covering SARs, Non-Equity Incentive Plan Compensation, Changes in Pension Values and all other Compensation, respectively, have been deleted from the SEC-prescribed table format since the directors do not receive any such compensation.

The following table reflects the compensation arrangements for the last two fiscal years. Director compensation was reviewed by the Compensation Committee just prior to the 2015 annual meeting and established the compensation arrangements for the 2015 – 2016 director term. Director Compensation for the 2016 – 2017 term will be determined at the Board meeting in May 2016 at which time the Board will consider the Company’s financial performance and the effect of the sustained low commodity price environment in which the Company is operating.

The Compensation Committee has not awarded additional fees to the Chairs of the Audit, Compensation or Governance and Nominating Committee other than the regular meeting fees paid to all directors. After a discussion with the Board of Directors, the Compensation Committee concluded that the preparation time for each meeting and carrying out each committee’s responsibilities generally was shared by all the directors on the committee. In addition, since the Chair responsibilities were shared among the directors as a whole, no special fees associated with chairing a committee would be granted.

	Rates in Effect
Non-Employee Director Forms of Compensation*	2015 – 2016 Term		2014 – 2015 Term
Chairman Cash Annual retainer	$	*	$	*
Lead Independent Director Cash Annual retainer		$70,000		$70,000
Non-Employee Director Cash Annual retainer		$50,000		$50,000
Board or Committee cash fee for each meeting		$1,000		$1,000
Annual Stock Awards each		4,284		2,822
Grant date fair value of Annual Stock Awards		$58.35		$88.58

*	Not payable to Mr. Ventura.

The following table provides summary information of the compensation paid to each director during 2015 based upon the rates of compensation in effect for 2015 shown in the table above. Mr. Ventura does not receive any separate compensation for his service on the Board of Directors. The Compensation Committee continues to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    22

Back to Contents
	Cash Compensation
Director	Annual Retainer	Meeting Fees(1)
Brenda A. Cline	$24,185	$6,000
Anthony V. Dub	$50,000	$22,000
V. Richard Eales(2)	$57,638	$20,000
Allen Finkelson	$50,000	$22,000
James M. Funk(2)	$62,362	$25,000
Christopher A. Helms	$50,000	$17,000
Jonathan S. Linker	$50,000	$21,000
Mary Ralph Lowe	$50,000	$17,000
Gregory G. Maxwell	$15,353	$3,000
Kevin S. McCarthy	$50,000	$24,000
John H. Pinkerton	$50,000	$10,000

(1)	While Directors do receive a meeting fee for meetings where they are in attendance, directors are not compensated for any actions taken by Unanimous Written Consent.
(2)	The Board, based on a recommendation of the Compensation Committee, has awarded the Lead Independent Director an additional $20,000 per year for a total of $70,000 per year, plus $1,000 per meeting of a committee attended by the Lead Independent Director when the Lead Independent Director is not in attendance as a member of the committee. Because each of Messrs. Eales and Funk served as Lead Independent Director during 2015, this additional retainer amount for 2015 was paid to each of these two directors on a pro-rated basis.

The following table reflects the number of SARs held by each director as of December 31, 2015 and the corresponding weighted average grant price of the awards. The current awards are fully vested upon grant and have a five-year expiration term.

	SARs Outstanding
	Number	Weighted Average Grant Price
Brenda A. Cline	—	$—
Anthony V. Dub	14,639	$62.17
V. Richard Eales	14,639	$62.17
Allen Finkelson	14,639	$62.17
James M. Funk	14,639	$62.17
Christopher A. Helms	—	$—
Jonathan S. Linker	14,639	$62.17
Mary Ralph Lowe	3,959	$77.88
Gregory G. Maxwell	—	$—
Kevin S. McCarthy	14,639	$62.17
John H. Pinkerton	361,423	$62.69

The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director. In addition, the directors are allowed to participate in our Deferred Compensation Plan but their deferrals do not qualify for our Company match. We do not provide to directors any of the following: any legacy awards or charitable awards programs for directors upon retirement, tax reimbursement arrangements, payments in connection with a Change in Control, securities or products purchased at a discount or life insurance arrangements. Subject to the approval of the Board of Directors, we pay for spouses to accompany our directors to certain Board of Director meetings and functions.

Corporate Governance

We are committed to having sound and strong corporate governance principles. We believe having such principles and using them in the daily conduct of our business is essential to running our business efficiently and to maintaining our integrity in the marketplace and among the Company’s various constituents, including the public and you, our stockholders.

A summary of key governance matters are noted in the table below:

Size of board	12*	Code of business conduct and ethics	Yes
Number of non-management directors	11*	Corporate governance guidelines	Yes
Number of independent directors	10*	Disclosure Committee for financial reporting	Yes
Majority voting for directors	Yes	Board and Audit Committee risk oversight	Yes
Classified board	No	Compensation risk assessment	Yes
Independent lead director	Yes	Review of related party transactions	Yes
Diverse board skills and experience	Yes	Non-hedging and pledging policies	Yes
Annual board, committee and director evaluations	Yes	Clawback policy	Yes
Annual equity grants to directors	Yes	Management and director stock ownership guidelines	Yes

*Assuming the election of the nine nominees recommended for election at the May 2016 Annual Stockholder meeting, the size of the Board will be 9, the number of non-management directors will be 8 and the number of independent directors will be 8.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    23

Back to Contents

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics which is applicable to all of our directors and employees including our principal executive officer and our principal financial officer. We intend to post amendments to and waivers, if any, from our code of ethics (to the extent applicable to our principal executive and financial officers and directors) on our website at http://www.rangeresources.com under the section titled “Corporate Governance.” The latest change to our Code of Business Conduct and Ethics was posted February 20, 2013. The Code of Business Conduct and Ethics was reviewed by our Board of Directors and our Governance and Nominating Committee in 2016. All of our directors acknowledge annually that they have reviewed and are in compliance with the Code of Business Conduct and Ethics.

Board and Committee Independence

Our Board of Directors has considered the issue of director independence and determined that, except for Mr. Jeffrey L. Ventura, our current Chairman, President & Chief Executive Officer, none of the current directors standing for election, specifically, Brenda A. Cline, Anthony V. Dub, Allen Finkelson, James M. Funk, Christopher A. Helms, Mary Ralph Lowe, Gregory A. Maxwell and Kevin S. McCarthy, have a material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and each of these directors is independent within the meaning of our director independence standards. Our director independence standards are included in our Code of Business Conduct and Ethics, available under the Corporate Governance section of our website at http://www.rangersources.com. Our director independence standards reflect the standards required by the NYSE, and SEC rules as currently in effect. Furthermore, our Board of Directors has determined that each of the current members of each of the committees, has no material relationship with us (directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of our director independence standards.

Risk Oversight by the Board

As part of the function of the Board and the Audit, Compensation and Governance and Nominating Committees, the Directors of the Company evaluate the risks of the Company and oversee such risk identification and evaluation. The Board regularly discusses the issues, both internally and externally, that could present risks in the success and growth of the Company including financial risks, operational risks, regulatory risks and other risks inherent in the operation of the Company and created or which could be created by internal or external factors. Among the issues the Board regularly considers are risks associated with regulation (or potential regulation) of the Company’s operations and the environmental issues associated with the Company’s operations. The Company’s Board of Directors retains oversight of environmental, health and safety issues and any related social concerns that might arise from the Company’s operations rather than delegating that responsibility to a Committee of the Board. As stewards of our stockholders’ capital, the Board believes that the concerns of third party constituents, especially the communities in which we operate, are integral to the Company’s overall continuing performance and the protection and creation of stockholder value. Accordingly, the Board provides direct oversight of the Company’s policies and performance with regard to environmental, health and safety and any other related third party concerns by conducting regular reviews of the Company’s management of and strategic approach to these issues, including providing feedback to management concerning the Company’s reporting and external communications with respect to these issues. Additionally, when undertaking a major business decision, the Board takes into consideration any impact such decision might have on these issues.

The Audit Committee plays a central role in the Board’s oversight of internal risks, by evaluating the Company’s financial reporting, by supervising the internal audit function, interfacing with the independent auditor, regularly communicating with the Chief Financial Officer and other members of management, monitoring the Company’s compliance programs, including the Company’s third party anonymous hotline for the notification of compliance concerns, supervising the investigation of any alleged financial fraud, monitoring the Company’s internal risk forums and the Company’s enterprise risk management program (the responsibility for which the Audit Committee shares with the Board). The Compensation Committee considers the possible risk implications of the Company’s various compensation programs and plans and monitors the elements of such compensation programs so that risk in the behavior of the employees of the Company, including its Senior Executives, is considered in such policies and programs. The Governance and Nominating Committee is responsible for the oversight of the Company’s governance processes and monitors those processes including the Company’s Code of Business Conduct and Business Ethics, compliance function, Board Committee Charters and Board annual evaluations to evaluate their effectiveness in avoiding the creation of risk to the Company and providing for proper and effective governance of the Company.

Review and Approval of Related Person Transactions

Our Governance and Nominating Committee Charter includes a provision regarding the review and approval of related person transactions. Our Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under our filings under the Securities Act of 1933, as amended, or the Exchange Act, and related rules, as a related person transaction, and making a recommendation to our Board of Directors regarding the initial authorization or ratification of any such transaction. If our Board of Directors considers ratification of a related person transaction and determines not to ratify the transaction, management is required to make all reasonable efforts to cancel or annul such transaction.

In determining whether or not to recommend the approval or ratification of a related person transaction, our Governance and Nominating Committee will consider the relevant facts and circumstances including, if applicable:

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    24

Back to Contents

(i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to us as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions and (vii) whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics. No related person transaction in an amount exceeding $120,000 occurred during 2015.

Consideration of Stockholder Nominees for Director

The policy of our Governance and Nominating Committee is to consider stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations and in evaluating the composition of the Board, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and to address the membership criteria set forth under “Director Qualifications” including diversity. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board of Directors membership, meet the requirements set forth in our by-laws and should be addressed to: Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Identifying and Evaluating Board Nominees for Directors, including Diversity Considerations

Our Governance and Nominating Committee uses a variety of avenues to identify and evaluate director nominees. The Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee considers various potential candidates for the Board of Directors. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

The Committee also considers any stockholder nominations for candidates for our Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are provided to and considered by our Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting before the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Governance and Nominating Committee. Our Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and evaluates the experience, skills, abilities and qualifications of each candidate and considers the diversity of the current members of the Board. Our Governance and Nominating Committee does not currently expect to use a paid third-party in identifying potential directors but if it does, it is committed to having any such third party seek candidates from both traditional and non-traditional candidate pools, regardless of gender, ethnicity or national origin, as part of the Board’s commitment to consideration of diversity as described in the Company’s Corporate Governance Guidelines and the Committee’s charter. The Governance and Nominating Committee annually assesses the effectiveness of the Company’s diversity policy in connection with the selection of individual candidates for election or re-election to the Board.

Proxy Access Nominees For Director

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board of Directors adopted new provisions of the Company’s by-laws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy. The basic requirements to be met in order to submit a candidate for election to the Board utilizing proxy access are that a stockholder or group of stockholders comprised of no more than 20 unaffiliated stockholders must have owned at least 3% of the outstanding common stock of the Company for at least 3 years in order to submit a nominee. The maximum number of nominees is 20% of the Board or 2 which ever is greater. If you wish to utilize the Company’s proxy access process, you must submit the information required under the by-laws to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. April 8, 2017). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources. com or upon request addressed to the Company’s Corporate Secretary. Any questions regarding the Company’s proxy access procedures may be directed to the Company’s Corporate Secretary.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    25

Back to Contents

Board Structure and Committee Composition

As of the date of this Proxy Statement, our Board of Directors has twelve directors and the following four committees:

•	Audit;

•	Compensation;

•	Governance and Nominating; and

•	Dividend

The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted and approved by our Board of Directors. All of the committee charters are available under the Corporate Governance section of our website at http://www.rangeresources.com and are available in printed form upon request by any stockholder. During 2015, our Board of Directors held 10 meetings and acted 2 times by unanimous written consent. The non-management directors met 4 times during 2015 without the employee director. A chart setting forth the number of meetings and actions by unanimous written consent appears below. In 2015, each of our current directors attended at least 75% of the meetings held by the Board and committees on which the members served during the period the members were on the Board or committee. All Board members who are nominated for election are expected to attend the 2016 Annual Meeting.

Governance and
Name of Director	Audit	Compensation	Nominating	Dividend
Brenda A. Cline
Anthony V. Dub	Chair
V. Richard Eales
Allen Finkelson			Chair
James M. Funk (Lead Independent Director)				Chair
Christopher A. Helms
Jonathan S. Linker
Mary Ralph Lowe
Gregory A. Maxwell
Kevin S. McCarthy		Chair
John H. Pinkerton
Jeffrey L. Ventura
Number of meetings in 2015	5	6	6	—
Number of Unanimous Written Consents	—	2	—	4

    Member

Board Leadership Structure

•	Chairman of the Board: Jeffrey L. Ventura;

•	Lead Independent Director: James M. Funk;

•	Currently, 10 independent, non-management directors (83% independent); and

•	8 independent, non-management directors (89% independent) nominated for election May 2016.

While the Company acknowledges that having an officer of the Company as Chairman can present an issue for some companies or some boards, the Company, the Governance and Nominating Committee and the Board do not believe there is any material corporate governance benefit to limiting the position of Chairman of the Board to the non-management directors or only independent directors. The Board considered the advantages and disadvantages to the election of the current CEO to the position of Chairman and determined that it was in the best interest of the Board and the Company to elect Mr. Ventura as Chairman. The Board considered, among other factors, the fact that the Chairman of the Board does not have any enhanced rights as a director, but has the same voting authority as all other directors and the role of Chairman is principally that of presiding at Board meetings and taking the initiative on establishing the proposed agenda for Board meetings, which is a role senior management of the Company would play a significant part in regardless of which director serves as Chairman. Further, the Board has maintained a Lead Independent Director and among the expectations for the Lead Independent Director is for that individual to be involved in setting the agenda for Board meetings as well as facilitating regular communications between the independent members of the Board and the Chairman with regard to their interest in having particular issues or topics addressed in a Board meeting. As a result, input from the independent members of the Board is consistently and regularly considered in developing the Board’s agenda regardless of the Director who serves as Chairman. Additionally, the Board has established a Board calendar which includes a number of regular agenda items to ensure that the Board spends an appropriate amount of time considering the key matters which are important to the growth and development of the Company at regular and established intervals. As a result of these various factors, the Company does not believe there is any corporate governance enhancement or benefit to the Company or its stockholders if it were to require that the Chairman be elected from the non-management or independent members of the Board. Further, the Company has received input from a number of stockholders with large ownership positions in the Company expressing support for Mr. Ventura’s service as Chairman.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    26

Back to Contents

Accordingly, the Board may elect as Chairman any member of the Board, including the CEO as the Board did for 2015. The Company’s Corporate Governance Guidelines ensure that the non-management directors have a Lead Independent Director to chair executive sessions of the Board and to assist with interface between the Chairman and the independent directors when a non-independent director is elected Chairman. Additionally, as previously described, all of the directors of the Company regularly communicate with the Chairman and each other resulting in communication by and among the independent and management members of the Board to facilitate the appropriate functioning of the Board and its committees.

Lead Independent Director

Our lead independent director has the following responsibilities (and also perform any other function the Board may request);

•	Board leadership – provides leadership to the Board in any situation where the Chairman’s role may be, or may be perceived to be, in conflict and also, chairs meetings when the Chairman is absent;

•	Leadership of independent director meetings – leads independent director meetings, which take place at least four times per year;

•	Additional meetings – calls additional Board or independent director meetings as needed;

•	Chairman – independent director liaison – regularly meets with the Chairman and serves as a liaison between the Chairman and the independent directors;

•	Board discussion items – works with the Chairman to propose schedule of discussion items for the Board;

•	Board agenda, schedule & information – approves the agenda schedule and information sent to directors for Board meetings;

•	Board leadership structure review – oversees the Board’s periodic review and evaluation of its leadership structure; and

•	Chairman evaluation – leads the annual evaluation of the Chairman.

Audit Committee

Anthony V. Dub (chair)

Members: Dub (chair), Cline, Eales, Linker and Maxwell

We have an Audit Committee established in accordance with Rule 10A-3(b) of the Exchange Act. Our Audit Committee assists our Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the internal audit function, risk assessment and risk management, and serves as the primary point of interaction between the Company and our independent registered public accounting firm. Our Audit Committee performs the following functions:

•	prepares the Audit Committee report for inclusion in the annual proxy statement;

•	annually reviews our Audit Committee charter and our Audit Committee’s performance;

•	appoints, evaluates and determines the compensation of our independent registered public accounting firm;

•	reviews and approves the scope of the annual audit, the audit fee and the financial statements;

•	reviews our disclosure controls and procedures;

•	reviews our internal audit function;

•	reviews our corporate policies with respect to financial information and earnings guidance;

•	oversees any investigations into complaints concerning financial matters; and

•	reviews any risks that may have a significant impact on our financial statements.

Our Audit Committee works closely with management as well as our independent registered public accounting firm. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as our Audit Committee deems necessary to carry out its duties.

All of the members of our Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. Our Board of Directors has determined that each member of the Audit Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Our Board of Directors had determined and designated Mr. V. Richard Eales as our audit committee financial expert and he is expected to serve as such until May 2016 after which Mr. Gregory Maxwell is expected to be designated as the financial expert as defined in the rules of the SEC. In addition, each of the other members of the Audit Committee, namely Ms. Cline, Mr. Dub, and Mr. Linker, all qualify as a “financial expert” under the applicable standards. Other than Ms. Cline who serves on the Audit Committee of Tyler Technologies, Inc., no member of our Audit Committee serves on the audit committee of any other public company. The report of our Audit Committee is included in this Proxy Statement.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    27

Back to Contents

Compensation Committee

Kevin S. McCarthy (chair)

Members: McCarthy (chair), Dub, Eales and Finkelson

Our Compensation Committee performs the following functions:

•	discharges our Board of Director’s responsibilities relating to compensation of our executives and directors;

•	produces an annual report on executive compensation for inclusion in our proxy statement;

•	provides oversight of our compensation structure, including our equity compensation plans and benefits programs;

•	reviews and provides guidance on our human resource programs;

•	provides guidance on succession planning for our senior management;

•	retains and approves the terms of the retention of any compensation consultants and other compensation experts;

•	evaluates human resources and compensation strategies and oversees our total incentive compensation program including considering the risks associated with such programs;

•	reviews and approves objectives relevant to executive officer compensation and evaluates performance;

•	determines the compensation of executive officers in accordance with those objectives;

•	approves and amends our incentive compensation and equity award or share-based payment programs (subject to stockholder approval, if required);

•	recommends director compensation to our Board of Directors;

•	monitors director and executive stock ownership; and

•	annually evaluates its performance and its charter.

All of the members of our Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The report of our Compensation Committee is included in this Proxy Statement. The Compensation Committee’s Charter was prepared by the Compensation Committee and approved by the Governance and Nominating Committee and the Board of Directors.

Governance and Nominating Committee

Allen Finkelson (chair)

Members: Finkelson (chair), Helms, Linker, Lowe and McCarthy

Our Governance and Nominating Committee performs the following functions:

•	identifies individuals qualified to become directors (including receiving and considering stockholder suggested nominees) consistent with criteria approved by our Board of Directors;

•	oversees the organization of our Board of Directors to discharge our Board of Directors’ duties and responsibilities properly and efficiently;

•	reviews, when necessary, any potential Related Person Transaction of our Company;

•	identifies best practices and recommends corporate governance principles to our Board of Directors, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	annually assesses the size and composition of our Board of Directors including the diversity of the Board;

•	develops membership qualifications for our Board committees;

•	determines director independence;

•	monitors compliance with our Board of Directors and our Board committee membership criteria;

•	annually reviews and recommends directors for election to the Board;

•	reviews governance-related stockholder proposals and recommends our Board of Directors’ response; and

•	oversees the evaluation of our Board of Directors and management, including succession.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    28

Back to Contents

Dividend Committee

James M. Funk (chair)

Members: Funk (chair), Pinkerton

The Dividend Committee is authorized to declare and set the record and payment dates of dividends in accordance with Board of Directors’ directives and established dividend policy.

Executive Sessions

Executive sessions of non-management directors are generally held at each regularly scheduled Board meeting. The sessions are scheduled and chaired by the Lead Independent Director, currently Mr. Funk. Any non-management director can request that an executive session be scheduled. During 2015, four executive sessions of the Board were held by the non-management directors.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    29

Back to Contents

Compensation Committee Interlocks and Insiders Participation

Our Compensation Committee of our Board of Directors, during the fiscal year ended December 31, 2015, consisted of Messrs. Dub, Eales, Finkelson and McCarthy. None of the members of the Compensation Committee were at any time during 2015 an officer or employee of the Company. None of our executive officers serve as a member of board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Stock Ownership-Directors, Management and Certain Beneficial Owners

The following table shows, as of March 24, 2016, the number of shares of common stock “beneficially owned,” as determined in accordance with Rule 13d-3 under the Exchange Act, by the Named Executive Officers, the directors and all executive officers and directors, as a group:

	Number of Common Shares Beneficially Owned					Shares in	Total
	Shares	Shares in		Shares		Deferred	Common	Percent of
	Directly	IRA/ 401(k)		Owned by	Percent of	Compensation	Shares	Outstanding
	Owned	Accounts	SARs(a)	Family(b)	Class	Plans	Controlled	Shares
Brenda A. Cline	4,608	—	—	—	*	—	4,608	*
Anthony V. Dub	101,897	—	—	—	*	7,106	109,003	*
V. Richard Eales	143,620	—	—	—	*	9,727	153,347	*
Allen Finkelson	75,000	—	—	—	*	9,727	84,727	*
James M. Funk	5,970	—	—	—	*	20,126	26,096	*
Christopher A. Helms	7,476	—	—	—	*	—	7,476	*
Jonathan S. Linker	37,124	—	—	—	*	9,727	46,851	*
Mary Ralph Lowe	9,962	—	—	3,000	*	—	12,962	*
Greg G. Maxwell	4,756	—	—	—	*	—	4,756	*
Kevin S. McCarthy	23,897		—	—	*	31,319	55,216	*
John H. Pinkerton	390,343	181,798	—	40,261	*	817,882	1,430,284	0.8%
Jeffrey L. Ventura	294,151	3,493	—	—	*	383,943	681,587	*
Roger S. Manny(c)	122,912	2,103	—	—	*	247,103	372,118	*
Ray N. Walker	21,751	4,628	—	—	*	141,696	168,075	*
Chad L. Stephens(c)	128,346	12,558	—	64,279	*	91,577	296,760	*
David P. Poole	19,434	4,697	—	—	*	73,194	97,325	*
All directors and executive officers as a group (20 individuals)	1,426,478	267,068	—	109,070	1.1%	2,196,996	3,999,612	2.4%
*	Less than one percent
(a)	Includes shares that may be purchased under currently exercisable SAR awards or SAR awards exercisable within 60 days.
(b)	Individuals disclaim beneficial ownership.
(c)	Mr. Stephens’ directly owned shares include 82,425 shares which serve as collateral for a credit line under Regulation U with a financial services company however as of March 24, 2016, the amount drawn under the credit line was less than 24% of the value of Mr. Stephens’ total shares of stock in the Company. The Company had adopted a policy limiting the amount of equity held by an officer which can be pledged as security for a credit line and Mr. Stephens’ pledged shares are below the limit established by the Company.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    30

Back to Contents

Security Ownership of Certain Beneficial Owners

The following table reflects the beneficial ownership of our common stock based upon the 169,744,170 common shares outstanding as of March 24, 2016 by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, and (ii) all of our directors and executive officers as a group. Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder and no such securities were subject to a pledge.

	Common Stock
	Number of Shares		Percent
Name and address of Beneficial Owner	Beneficially Owned		of Class
All directors and executive
officers as a group (20 individuals)
c/o Range Resources Corporation,
100 Throckmorton Street, Suite 1200,
Fort Worth, Texas 76102	1,802,616	(1)	1.1%
Sailingstone Capital Partners LLC .
One California Street, 30th Floor
San Francisco, CA 94111	17,049,153	(2)	10.1%
Sanders Capital, LLC
390 Park Avenue, 17th Floor
New York, New York 10022	16,996,079	(3)	10.0%
Capital Research Global Investors
333 South Hope Street.
Los Angeles, CA 90071	15,581,143	(4)	9.2%
The Vangaurd Group Inc.
100 Vangaurd Blvd
Malvern, PA 19355	14,378,770	(5)	8.5%
Viking Global Investors LP.
55 Railroad Avenue
Greenwich, Connecticut 06830	11,588,198	(6)	6.8%
BlackRock Inc.
55 East 52nd Street
New York, New York 10055	11,287,558	(7)	6.7%
State Street Corp
State Street Financial Center
One Lincoln Street
Boston, MA 02111	10,159,177	(8)	6.0%
Manning & Napier Advisors LLC
290 Woodcliff Drive
Fairport, NY 14450	9,786,025	(9)	5.8%
(1)	The above table describes the nature of the shares of common stock owned by each director and each of the five Named Executive Officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”) and all directors and executive officers as a group. Our common stock owned by these individuals within our deferred compensation plans are not considered beneficially owned under the SEC regulations covering the disclosure of beneficial ownership in this section due to the shares being held in a rabbi trust.
(2)	Based on Schedule 13G filed with the SEC dated January 14, 2016. The filing indicated sole voting power for 17,049,153 shares, shared voting power for 0 shares, sole dispositive power for 17,049,153 and shared dispositive power for 0 shares.
(3)	Based on Schedule 13G filed with the SEC dated March 14, 2016. The filing indicates sole voting power for 6,629,136 shares, shared voting power for 0 shares, sole dispositive power of 16,996,079 shares and shared dispositive power of 0 shares.
(4)	Based on Schedule 13G filed with the SEC dated February 16, 2016. The filing indicated sole voting power for 15,581,143 shares, shared voting power for 0 shares, sole dispositive power for 15,581,143 and shared dispositive power for 0 shares. Capital Research Global Investors is deemed to be a beneficial owner of such securities; however, Capital Research Global Investors expressly disclaims that it is, in fact the beneficial owner of such securities.
(5)	Based on Schedule 13G/A filed with the SEC dated February 10, 2016, The filing indicates sole voting power for 310,856 shares, shared voting power for 15,700 shares, sole dispositive power of 14,051,656 shares and shared dispositive power of 327,114 shares.
(6)	Based on Schedule 13G filed with the SEC dated January 16, 2016. The filing indicates sole voting power for 0 shares, shared voting power for 11,588,198 shares, sole dispositive power of 0 shares and shared dispositive power of 11,588,198 shares.
(7)	Based on Schedule 13G/A filed with the SEC dated February 10, 2016. The filing indicates sole voting power for 9,870,548 shares, shared voting power for 0 shares, sole dispositive power of 11,287,558 shares and shared dispositive power of 0 shares.
(8)	Based on Schedule 13G filed with the SEC dated February 16, 2016. The filing indicates sole voting power for 0 shares, shared voting power for 10,159,177 shares, sole dispositive power of 0 shares and shared dispositive power of 10,159,177 shares.
(9)	Based on Schedule 13G filed with the SEC dated January 12, 2016. The filing indicates sole voting power for 8,188,375 shares, shared voting power for 0 shares, sole dispositive power of 9,786,025 shares and shared dispositive power of 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file. We believe that during 2015 all such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    31

Back to Contents

EXECUTIVE OFFICERS

Information regarding our executive officers as of March 31, 2016 is summarized below:

Name	Age	Joined Range	Current Position
Jeffrey L. Ventura	58	2003	Chairman, President and Chief Executive Officer
Roger S. Manny	58	2003	Executive Vice President – Chief Financial Officer
Ray N. Walker, Jr.	58	2006	Executive Vice President – Chief Operating Officer
John K. Applegath	68	2008	Senior Vice President – Southern Marcellus Shale Division
Alan W. Farquharson	58	1998	Senior Vice President – Reservoir Engineering & Economics
Dori A. Ginn	58	2001	Senior Vice President – Controller and Principal Accounting Officer
David P. Poole	54	2008	Senior Vice President – General Counsel and Corporate Secretary
Chad L. Stephens	60	1990	Senior Vice President – Corporate Development
Rodney L. Waller	66	1999	Senior Vice President and Assistant Secretary

Officers are typically appointed annually by our Board of Directors at the Board meeting held in conjunction with the annual meeting of stockholders in May of each year. For Mr. Ventura’s biographical information, see the section of this Proxy Statement entitled “Election of Directors — Information Concerning Nominees” above.

Roger S. Manny, Executive Vice President – Chief Financial Officer. Mr. Manny joined Range in 2003 and was elected as Executive Vice President – Chief Financial Officer effective in May 2008. Previously, Mr. Manny served as Executive Vice President and Chief Financial Officer of Matador Petroleum Corporation from 1998 until joining Range. Before 1998, Mr. Manny spent 18 years at Bank of America and its predecessors where he served as Senior Vice President in the energy group. Mr. Manny holds a Bachelor of Business Administration degree in Finance from the University of Houston and a Masters of Business Administration from Houston Baptist University.

Ray N. Walker, Jr., Executive Vice President – Chief Operating Officer, joined Range in 2006 and was elected as Executive Vice President - Chief Operating Officer in January 2014 from his previous position of Senior Vice President – Chief Operating Officer. Previously, Mr. Walker served as Senior Vice President-Environment, Safety and Regulatory and as Senior Vice President – Marcellus Shale where he led the development of the Company’s Marcellus Shale division. Mr. Walker has more than 35 years of oil and gas operations and management experience having previously been employed by Halliburton in various technical and management roles, Union Pacific Resources and several private companies in which Mr. Walker served as an officer. Mr. Walker has a Bachelor of Science degree in Agricultural Engineering with honors from Texas A&M University.

John K. Applegath, Senior Vice President – Southern Marcellus Shale Division. Mr. Applegath has been with Range since 2008 and was elected as Senior Vice President – Southern Marcellus Shale Division in January 2014. Mr. Applegath was previously Vice President – Southern Marcellus Shale Division. Mr. Applegath has over 38 years of industry experience with Exxon, Champlin Petroleum and Union Pacific Resources, and has served as President and COO of Basic Resources and Division Operations Manager with Anadarko Petroleum. Mr. Applegath served our country in the United States Army as a Warrant Officer while a helicopter pilot in Vietnam. Mr. Applegath earned a Bachelor of Science degree in Chemical Engineering from the University of Houston.

Alan W. Farquharson, Senior Vice President – Reservoir Engineering & Economics, joined Range in 1998. Mr. Farquharson has held the positions of Manager and Vice President of Reservoir Engineering before being promoted to Senior Vice President – Reservoir Engineering in February 2007 and his current position in January 2012 with his assumption of additional responsibilities for strategic allocation of capital. Previously, Mr. Farquharson held positions with Union Pacific Resources including Engineering Manager Business Development – International. Before that, Mr. Farquharson held various technical and managerial positions at Amoco and Hunt Oil. He holds a Bachelor of Science degree in Electrical Engineering from the Pennsylvania State University.

Dori A. Ginn, Senior Vice President – Controller and Principal Accounting Officer, joined Range in 2001. Ms. Ginn has held the positions of Financial Reporting Manager, Vice President and Controller before being elected to Principal Accounting Officer in September 2009 and to Senior Vice President in January 2014. Prior to joining Range, she held various accounting positions with Doskocil Manufacturing Company and Texas Oil and Gas Corporation. Ms. Ginn received a Bachelor of Business Administration in Accounting degree from the University of Texas at Arlington. She is a certified public accountant.

David P. Poole, Senior Vice President – General Counsel and Corporate Secretary, joined Range in June 2008. Mr. Poole has over 28 years of legal experience. From May 2004 until March 2008 he was with TXU Corp., serving last as Executive Vice President – Legal, and General Counsel. Prior to joining TXU, Mr. Poole spent 16 years with Hunton & Williams LLP and its predecessor, where he was a partner and last served as the Managing Partner of the Dallas office. Mr. Poole graduated from Texas Tech University with a Bachelor of Science in Petroleum Engineering and received a J.D. magna cum laude from Texas Tech University School of Law.

Chad L. Stephens, Senior Vice President – Corporate Development, joined Range in 1990. Before 2002, Mr. Stephens held the position of Senior Vice President – Southwest. Previously, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer for approximately two years. Before that, Mr. Stephens was an independent oil operator in Midland, Texas for four years. From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company. Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas.

Rodney L. Waller, Senior Vice President and Assistant Secretary, joined Range in 1999. Mr. Waller served as Corporate Secretary from 1999 until 2008. Previously, Mr. Waller was Senior Vice President of Snyder Oil Corporation. Before joining Snyder, Mr. Waller was with Arthur Andersen. Mr. Waller is a certified public accountant and petroleum land man. Mr. Waller received a summa cum laude Bachelor of Arts degree in Accounting from Harding University. Mr. Waller has advised the Company of his intention to retire from the Company after the Company’s Annual Stockholder Meeting in May 2016.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    32

Back to Contents
PROPOSAL 2	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company and the Board of Directors recognize that executive compensation is an important matter for our stockholders. As described in detail in the Compensation Committee’s report and the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee is tasked with the implementation of the Company’s executive compensation philosophy. The core of that philosophy has been and continues to be to structure our compensation programs so the compensation of the Company’s executives is largely based on the Company’s performance. In particular, the Compensation Committee strives to base a substantial portion of executive compensation on performance metrics that are based on finding and development of oil and gas reserves at reasonable cost and the consequent long term increase in the value of the Company for its owners – the stockholders. It is always the intention of the Compensation Committee that the Company’s executive officers be compensated competitively and consistently with the Company’s strategy, sound corporate governance principles, and stockholder interests and concerns. As described in the Compensation Discussion and Analysis section of this Proxy Statement, we believe our compensation program has a significant performance component and aligns the long-term interests of our stockholders with our executives’ interests. As you consider this proposal, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation, including the more detailed information about the Company’s compensation philosophy and objectives and the past compensation of the Named Executive Officers.

The legislation requiring a non-binding, advisory “Say on Pay” vote on executive compensation was first effective in 2011 and the first such vote was received by the Company at its annual meeting in May 2011, at which time a majority of stockholders also voted in favor of the submission of the say on pay vote annually. Based on the advisory vote on the frequency preference for the say on pay vote, the Board determined to submit such a vote again this year and welcomes the opportunity for our stockholders to provide us with a say on pay vote on executive compensation at our 2016 annual meeting.

We are therefore asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis and the compensation tables.

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 2 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 2. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

Your Board’s Recommendation: FOR Proposal 2

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    33

Back to Contents

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees our compensation program. Our compensation program is designed to specifically address our desire to motivate and retain several different groups of employees with disparate characteristics which are described below:

•	our President and Chief Executive Officer (“CEO”), our principal executive officer, the Executive Vice President & Chief Financial Officer (“CFO”), our principal financial officer, and our other three most highly-compensated executive officers during the last fiscal year (collectively, the “Named Executive Officers”) and other senior vice presidents (collectively with the Named Executive Officers, the “Senior Executives”);

•	the remaining officers of the Company and our subsidiaries, other than our Senior Executives (the “Other Corporate Officers”);

•	our key professional employees other than our Senior Executives and Other Corporate Officers (collectively, the “Key Professional Employees”); and

•	all of our remaining full-time employees.

Our executive compensation program is designed to pay our Senior Executives a significant amount of their compensation in equity of the Company, a substantial portion of which is determined based on the actual performance of the Company in the prior calendar year relative to our peers in order to incentivize our Senior Executives to consistently build long-term stockholder value and to align our executives with our stockholders. The following Compensation Discussion and Analysis explains how the Compensation Committee has structured our executive compensation program to achieve this objective.

Although this section of the Proxy Statement specifically addresses the compensation program for our Senior Executives and, in particular, the Named Executive Officers, we are focused on the compensation of all of our employees and structuring all of our compensation programs to reward behavior that we believe will ultimately increase stockholder value, and the Compensation Committee considers compensation programs for all of the employees with the focus of tying a substantial portion of compensation to the Company’s performance and creation of stockholder value.

2010-2015 Stockholder Return

The following chart shows the performance of a $100 investment in our common stock on December 31, 2010, with dividends invested quarterly, for those who wish to consider total stockholder return when evaluating compensation. The chart also compares the total stockholder return on our common stock to the same investment in the S&P 500 Index and the Dow Jones U.S. Exploration and Production Index over the same period, with dividends invested quarterly. Recent negative performance is a result of the impact of significantly lower prices for natural gas, natural gas liquids, and oil, particularly in the Appalachian basin, and the resulting financial performance of the Company.

Objectives of Our Executive Compensation Program

Our fundamental strategy to create value for the Company’s stockholders is to emphasize the cost effective creation of long-term oil and gas development projects from the ground up. To do so effectively, especially in the continued environment of low commodity prices requires an outstanding group of talented individuals working together as a team and to do so with a resilient financial and cost structure. With the low commodity price environment we continue to operate in, we must prioritize capital discipline, cost reduction and preservation of our financial flexibility over growth. Over the longer term, we believe our fundamental strategy of growing production per share and reserves per share at reasonable cost remains the key to building stockholder value.

To cope with the financial challenges we face, we have significantly reduced our workforce with office closures and reductions in force. In addition, the sale of assets over the last several years has resulted in further decreases in our staffing. For our remaining employees, we have

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    34

Back to Contents

limited compensation increases and bonuses but strived to maintain competitive long-term compensation arrangements to challenge and encourage our teams to continuously improve operations, look for further cost reductions, create capital efficiencies and improve economic returns despite lower commodity prices. We expect our compensation strategy to result in appropriate economic rewards for individuals being asked to do more with less which benefits our stockholders.

The fundamental strategy of creating alignment of the interests of our employees with the interests of our stockholders is not new, although the methodology of achieving it has changed. Since 1989, we have granted long-term equity incentive awards to virtually all of our full-time employees. We believe that, as a result, our employees think, act and feel like owners of the Company and they understand and are more focused on how each of them contributes to our long term goal of finding and producing natural gas, NGLs and oil at top quartile performance levels while managing costs and our financial structure. Over time, the form and structure of our long-term equity incentive awards have changed but we continue to believe similar long-term equity awards granted to our Senior Executives should also be awarded to all Other Corporate Officers and Key Professional Employees to maintain a pay for performance culture aligned with the stockholders.

Our guiding principle for our compensation program is to achieve one main objective: “Align our employees’ interests with the interests of our stockholders by rewarding performance that advances the strategic plan of the Company.”

Each element of our executive compensation program is intended to further this fundamental objective. Even in times of difficulty in our business sector, we know that to retain our employees we have to pay competitively, we have to benchmark our pay practices and we have to compare the Company’s performance to other companies in our sector. To do so, each year the Compensation Committee establishes a group of companies that, for the year, we refer to as the “Peer Group.” Our use of cash compensation as a relatively lower percentage of total compensation and our policy of considering all full-time employees for long-term equity awards serves to align the interests of our employees with the interests of our executives and stockholders.

Overview of Executive Compensation Program

Primary Compensation Elements for 2015 (Based on 2014 Performance)

The Compensation Committee is mindful of the necessity to align our compensation policies with overall Company strategic objectives and regularly considers the possibility of misalignment when evaluating compensation policies, programs and decisions. As a result of this ongoing review, the Committee and the Company do not believe that the Company’s compensation policies or practices are reasonably likely to have a material adverse effect on the Company. In particular, the Committee believes the criteria used by the Committee with regard to Senior Executive annual cash bonuses provide a significant mitigant against encouraging excessive risk taking in connection with key management decisions. Specifically, the use of finding and development cost as a factor in the bonus determination results in increased bonus opportunities for creating and maintaining a low cost structure. This in turn serves as a significant risk mitigant in a commodity industry where the price of the commodity can vary significantly because the long term success of commodity companies is much more likely with a low breakeven cost structure. Use of reserves and production growth per share, two other key executive cash bonus compensation criteria, encourage prudent, measured and thoughtful growth through the drillbit and acquisitions. The Committee’s practice of debt adjusting the growth metrics prevents rewarding risk taking through highly leveraged transactions and expansions. The use of EBITDAX tied to the business plan as an executive compensation criterion encourages risk mitigation through hedging and continuous cost control. Other policies and practices utilized by the Company to mitigate risk in compensation include not using pay and bonus structures that could encourage cost centers to take risk to become profit centers, therefore activities such as treasury, investing and hedging outcomes are not separately financially rewarded.

The use of certain of these criteria for annual bonus determinations has resulted in the award of cash bonuses even in years where the Company has a negative TSR. Payment of cash compensation for short term performance in difficult economic times is, in the view of the Committee, consistent with the long term best interest of stockholders by incentivizing short-term cost containment and capital efficiency and the willingness of management to make difficult decisions in challenging economic circumstances.

The Compensation Committee strongly believes that in order to achieve our compensation objectives it is important to review and compare our financial and operating performance with that of the Peer Group companies. Therefore, the total compensation for each of our senior executives is determined in May of each year and is based on our prior year performance compared to the prior year performance of the Peer Group and includes an analysis of compensation paid by the Peer Group to employees in comparable Senior Executive positions for that prior year. The difference in the cash compensation paid to each Senior Executive (including compensation we consider the equivalent of cash compensation described in this Compensation Discussion and Analysis) and the total compensation for each Senior Executive which is awarded by the Committee based on our performance relative to the Peer Group is paid solely in long-term equity awards which have vesting and performance characteristics. The methodology for linking the awarded equity grants to the Company’s performance is described in more detail below under the captions “Components of Executive Compensation” and “Allocation Among Types of Compensation.”

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    35

Back to Contents

Beginning in 2014 the Committee changed the senior officer equity awards to a combination of 50% time vested restricted stock and 50% performance restricted stock which will ultimately vest after the end of the three year performance period with the percentage paid to be subject to a relative total shareholder return performance multiplier which can vary from 0% (resulting in the forfeiture of all granted performance-based equity awards for that year) to a top performance multiplier of 150%. Included in this Compensation Discussion and Analysis are details of these performance-based shares which were first granted to Senior Executives in May 2014 and which were utilized again in May 2015. The Committee has also provided a detailed description of the Committee’s methodology used to determine the total value of long-term equity grants for the Senior Executives which specifically sets forth how the Committee considers the Company’s performance relative to its Peer Group in determining the amount of compensation that is actually awarded in long-term equity grants.

The Committee believes this report details how the Committee has linked Senior Executive compensation, and in particular, equity compensation, with the Company’s actual performance for the full year prior to when it is granted and in the use of the performance-based shares in the way in which it is ultimately paid. While the Compensation Committee will continue to evaluate its compensation policies in response to the results of the advisory “say on pay” proposal and, potentially on the report of any of the proxy advisory services, based on the extensive work done by the Committee and its consultant to develop an equity grant program that includes the performance-based share awards for 50% of the equity awarded (which itself has a performance criteria included) and the after the fact evaluation of realizable pay in light of the decline in value of the Company’s common stock in the last two years, the Committee is confident that its process for setting compensation for Senior Executives is very effective in aligning pay with performance.

As set forth below, our CEO had 89% of his pay “at risk” or dependent on both the Company’s and his individual performance and the other Named Executive Offers had an average of 86% of their pay “at risk”.

CEO COMPENSATION MIX	OTHER NEO COMPENSATION MIX

The alignment of our executive compensation with our stockholders is evident when the amount of realizable compensation is compared to the grant date value of the awards which is the amount the committee intended to award the executives for their performance. The table below sets forth the valuation of equity awards which were granted in May 2014 and in May 2015 (for Company performance for the years ended 2013 and 2014, respectively) and the amount realizable from those equity awards as of March 31, 2016 for each of our named executives:

Name and Principle Position	Year	Stock Awards	Option Awards	Total Equity Award Value at Grant	Realizable Value(1) of Equity Awards	Realizable Value vs. Award Value At Grant	% Increase (Decrease)
Jeffrey L. Ventura	2015	$7,496,007	$—	$7,496,007	$3,978,793	$(3,517,214)	(47%)
President & CEO	2014	$8,358,996	$—	$8,358,996	$2,919,690	$(5,439,306)	(65%)
	2013	$6,194,243	$1,996,858	$8,191,101	$2,634,201	$(5,556,900)	(68%)
Roger S. Manny	2015	$3,633,004	$—	$3,633,004	$1,928,356	$(1,704,648)	(47%)
EVP & CFO	2014	$3,665,955	$—	$3,665,955	$1,280,471	$(2,385,484)	(65%)
	2013	$2,731,527	$880,553	$3,612,080	$1,161,625	$(2,450,455)	(68%)
Ray N. Walker	2015	$3,536,003	$—	$3,536,003	$1,876,869	$(1,659,134)	(47%)
EVP & COO	2014	$3,534,997	$—	$3,534,997	$1,234,729	$(2,300,268)	(65%)
	2013	$2,465,212	$794,719	$3,259,931	$1,048,371	$(2,211,560)	(68%)
Chad L. Stephens	2015	$2,490,991	$—	$2,490,991	$1,322,188	$(1,168,803)	(47%)
SVP	2014	$2,491,023	$—	$2,491,023	$870,083	$(1,620,940)	(65%)
	2013	$1,728,770	$557,296	$2,286,066	$735,186	$(1,550,880)	(68%)
David P. Poole	2015	$1,940,993	$—	$1,940,993	$1,030,257	$(910,763)	(47%)
SVP	2014	$2,151,007	$—	$2,151,007	$751,319	$(1,399,688)	(65%)

(1)	Realizable value is based on target value of unvested performance shares granted in the period and value of vested or unvested restricted stock granted in the period. Equity is valued at $30.72, our closing market price per share on March 24, 2016.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    36

Back to Contents

Setting Executive Compensation

The Role of the Compensation Committee

The Compensation Committee oversees our compensation benefit plans and policies, administers our stock plans (including reviewing and approving equity grants to all officers of the Company and its subsidiaries) and reviews and approves all compensation decisions relating to our Senior Executives and Other Corporate Officers. The Compensation Committee is empowered by the Board of Directors and by the Compensation Committee’s Charter to make all the decisions regarding compensation for all of our employees without ratification or other action by the Board of Directors.

Consistent with applicable New York Stock Exchange (“NYSE”), Internal Revenue Code of 1986, as amended (the “Code”), and SEC regulations, the Compensation Committee is composed of four “independent,” non-management members of the Board of Directors. The Governance and Nominating Committee recommended the appointment of these directors to serve on the Compensation Committee after determining that they had the independence, knowledge and skills to accomplish the scope of responsibilities set out in the Compensation Committee’s Charter.

The Compensation Committee has the authority to secure services for executive compensation matters, legal advice or other expert services, both from within the Company and from independent third party advisors. In his role as Chairman of the Compensation Committee, Mr. Kevin McCarthy sets the Compensation Committee’s meeting agendas, meeting times and calendar. Mr. McCarthy generally coordinates with our CEO and CFO so that all appropriate compensation matters are included on the agendas for Compensation Committee meetings. In addition, the Compensation Committee members communicate frequently with each other concerning compensation matters outside of the regularly scheduled Compensation Committee meetings. In addition, Mr. Funk, as the Board’s Lead Independent Director, regularly attends Compensation Committee meetings and, while not a member of the Committee, prior to his appointment as Lead Independent Director, Mr. Funk served on the Compensation Committee and is also requested to provide input to the Committee. The Compensation Committee has not delegated any authority to act on behalf of the Compensation Committee to any other committee of the Board of Directors or to any member of our management.

The Role of Executive Officers

Each year, our CEO submits recommendations to the Compensation Committee for adjustments to the salary, bonuses and long-term equity incentive awards payable to all employees, including himself. The Compensation Committee considers the recommendations of our CEO as only one factor, in addition to the other factors described in this Compensation Discussion and Analysis, in setting our Senior Executive and other employee compensation. As Senior Executives, Other Corporate Officers and Key Professional Employees are hired and promoted during the year, our CEO or CFO (to whom the Company’s Human Resources Department reports) make recommendations to the Compensation Committee for long-term equity incentive award grants during interim periods for newly-hired or promoted employees. In the event the Company hired a Senior Executive, our CEO would work closely with the Compensation Committee in negotiating compensation arrangements for potential Senior Executives to ensure that our compensation arrangements are consistent with our existing compensation strategies and philosophy and are approved by the Compensation Committee. At the request of the Compensation Committee, our CEO and our CFO attend certain meetings and work sessions of the Compensation Committee. The Compensation Committee also individually reviews and approves all compensation granted to our Senior Executives and Other Corporate Officers. There are currently nine Senior Executives and 20 Other Corporate Officers.

The Role of the Compensation Consultant

Since September 2006, the Compensation Committee has engaged Alvarez & Marsal Taxand, LLC (“Alvarez & Marsal”) as its independent compensation consultant. The Compensation Committee directs, and works extensively with, Alvarez & Marsal to determine how Peer Group executive officer compensation data should be quantified and valued in comparison with our compensation arrangements. These comparisons include valuing Peer Group equity awards with different vesting and expiration terms than the awards we grant to our employees in order to make valid equity comparisons.

Since the Compensation Committee retained Alvarez & Marsal, the Company has not engaged, and will not engage, Alvarez & Marsal to advise us on any matters other than those issues authorized by the Compensation Committee. In 2015, the Company paid Alvarez & Marsal a total of $242,000 for consulting services related to executive and director compensation. In June 2013, the Committee was provided a detailed analysis of Alvarez & Marsal’s independence with regard to its relationship to the Company and the Committee concluded that Alvarez & Marsal is, in fact, independent. In 2014 and 2015, the Committee received additional information about Alvarez & Marsal’s independence and confirmed its previous determination that Alvarez & Marsal remains independent. With the approval of the Compensation Committee, the Company has retained Alvarez & Marsal to provide valuation services relating to the Company’s use of performance restricted stock awards. In particular the valuation of the performance share awards granted in 2014 and 2015 were calculated by Alvarez & Marsal. Under this engagement, the Company may request Alvarez & Marsal to provide quarterly updates to these valuations. Given the limited scope of these consulting services, the Compensation Committee determined that the Company’s engagement of Alvarez & Marsal did not impair the firm’s independence.

At the instruction of the Compensation Committee, Alvarez & Marsal works primarily with our CFO and Vice President of Finance to gather the Peer Group data necessary to create a meaningful comparison with our data. All contact between our Senior Executives and Alvarez & Marsal as the independent compensation consultant is approved by the Compensation Committee.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    37

Back to Contents

Use of Tally Sheets

In its analysis of the appropriate compensation for each Senior Executive, the Compensation Committee reviews a summary report or “tally sheet” prepared by Alvarez & Marsal for each individual. This includes each Senior Executive’s salary, performance-based annual cash incentive award, long-term equity incentive awards, retirement and other benefits and any other compensation. The tally sheets reflect the total annual compensation for each Senior Executive, as well as the potential payments under selected performance scenarios, termination of employment and change in control scenarios.

In valuing termination and change in control payments, we calculate the total payments under each of the potential termination or change in control scenarios that are contemplated under the Range Resources Corporation Executive Change in Control Severance Benefit Plan. The purpose of the tally sheets is to bring together all of the elements of actual and potential future compensation of our Senior Executives so that the Compensation Committee can analyze both the individual elements of compensation as well as the aggregate amount of actual and potential future compensation for each Senior Executive.

Use of Peer Group Comparisons

The Compensation Committee seeks to maintain a Peer Group that is generally similar to us with respect to business activity and specifically focuses on companies engaged in exploration for and production of oil and gas resources with Range having a market capitalization near the median of the Peer Group. The Compensation Committee reviews the composition of the Peer Group with advice from Alvarez & Marsal in the first quarter of each calendar year and any additions or deletions are made to the Peer Group at that time. Each year, companies that are acquired or merged during the year are eliminated from that year’s Peer Group to the extent such acquisitions or mergers prevent the company from being an appropriate member of the Peer Group.

This chart describes the oil and gas exploration and production companies that have been included in the Peer Group in the last three years:

Peer Group
Company	2016	2015	2014
Antero Resources Corporation
Apache Corporation	—		—
Cabot Oil & Gas Corporation
Carrizo Oil & Gas, Inc.		—	—
Chesapeake Energy Corporation
Cimarex Energy Co.
Concho Resources, Inc.
Continental Resources, Inc.
Denbury Resources Inc.	—	—
Devon Energy
Diamondback Energy			—
Encana Corporation
Energen Corporation
EP Energy	—		—
EQT Corporation
Gulfport Energy Corporation			—
Hess Corp		—	—
Laredo Petroleum		—	—
Marathon Oil Corp.			—
Memorial Resource Development Corporation		—	—
Newfield Exploration Company			—
Noble Energy, Inc.
PDC Energy Inc.		—	—
Pioneer Natural Resources Company	—
QEP Resources, Inc.
Rice Energy		—	—
RSP Permian		—	—
SM Energy Company	—
Southwestern Energy Company
Whiting Petroleum Corporation	—
WPX Energy	—

“” denotes companies included in our Peer Group

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    38

Back to Contents

Components of Executive Compensation

The Compensation Committee believes that compensation paid to our employees, including our Senior Executives, should be both competitive with the Peer Group and closely aligned with our performance on both a short-term and long-term basis. Our Senior Executive compensation program is also designed to assist us in attracting and retaining executives critical to our long-term success. In addition, our Senior Executive compensation is structured to ensure that a significant portion of the compensation is contingent upon strong relative stock performance, financial results and operating results that directly and indirectly influence stockholder value. To that end, the Compensation Committee believes that our Senior Executive compensation program should consist principally of the following components:

•	base salary;
•	annual performance-based annual cash incentive awards;
•	long-term equity incentive awards based on the Company’s actual performance relative to its peers; and
•	only those retirement and other benefits substantially the same as provided to other employees.

The Compensation Committee believes that equity compensation is an important element of our compensation philosophy for our full-time employees. Consequently, we currently provide one or more of the following long-term equity incentive awards to our employees, including our Senior Executives:

•	restricted stock grants which are ultimately awarded in an amount determined by applying a performance multiplier from 0% to 150% and which ultimately vest at the end of the three year performance period (“Performance Shares”) as described above;
•	restricted stock units (“RSUs”) which vest over a three-year period; and
•	unvested discretionary contributions to our deferred compensation plan, which participating officers may elect to be made in our common stock or in cash (if elected in stock, “Annual Stock Awards”) both of which vest over a three-year period.

In addition to the long-term equity incentive awards listed above, the Company provides the following retirement and other benefits to our employees, including our Senior Executives:

•	cash matching contributions to our 401(k); and
•	matching contributions to our deferred compensation plan, which a participating officer can elect to have contributed in our common stock (“Matching Stock Awards”) or in cash, both of which vest over a three-year period.

Determining Relative Performance Compared to the Peer Group

The Compensation Committee, with assistance from Alvarez & Marsal, determines total executive compensation for our Senior Executives based on our performance relative to the Peer Group, measured by comparing performance measures that the Compensation Committee believes to be key indicators of superior performance for oil and gas exploration and production companies. As described in more detail below, the Compensation Committee uses long-term equity incentive awards as the final element of total compensation; however, the Committee only determines total compensation once it has assessed the Company’s actual performance relative to the Peer Group for the prior calendar year and establishes total compensation (and thus the amount of equity awards granted) based on the Company’s actual performance relative to the Peer Group as described below. Thus, during May 2015, the Compensation Committee awarded long-term equity incentive awards for each Senior Executive for 2014 based on our relative performance compared to the Peer Group for 2014 and the total compensation received for 2014 by executive officers in the Peer Group (omitting from the peer compensation certain companies and certain compensation elements the Committee, with input from Alvarez & Marsal, determined were not appropriate for inclusion to determine the amount of pay to be used for benchmarking). In order to evaluate the Company’s performance as compared to the Peer Group companies, the information for the Peer Group for 2014 was taken from each company’s audited financial statements for 2014 along with the compensation information for 2014 disclosed in each company’s 2015 proxy statement.

To evaluate the Company’s relative performance to the peer companies, each company in the Peer Group was measured in seven categories for 2014 results:

•	drill-bit finding and development costs;
•	cash flow growth per share;
•	debt-adjusted production growth per share;
•	debt-adjusted reserve growth per share;
•	recycle ratio;
•	stock price appreciation; and
•	cash margin.

The Committee then considered the same criteria for the Company’s 2014 performance and determined the Company’s actual 2014 performance relative to the Peer Group. This analysis showed that the Company’s performance was at the 67th percentile. The Compensation Committee has determined not to be bound by a formulaic application of the performance percentile when setting total compensation and regularly uses negative discretion to establish the percentile that it applies before the step described below of setting each individual Senior Executive’s total compensation. Negative discretion means that the Compensation Committee reduces the compensation amounts.

The Committee believes that the use of actual Peer Group company performance compared to the Company’s actual performance, after the fact and based on audited financial results, allows the Committee to make a well informed judgment with regard to the performance of the Company and the Senior Executives as compared to the Peer Group. The determination of the Company’s relative performance to the Peer Group is one of the most important steps in setting the Company’s executive compensation and is the key to the Committee’s view that it awards pay directly linked to actual performance by the Company relative to its peers.

As a result, the Committee and its independent consultant devote a significant amount of time to:

•	establishing a Peer Group that challenges the Senior Executives with the inclusion of strong performing peer companies including peer companies larger than the Company;
•	considering performance metrics for comparison that the Committee views as key to the success of the Company; and
•	when determining total compensation (which itself directly determines the amount of equity compensation awarded), eliminating from consideration as a Peer Group member any company that would unrealistically skew the Company’s relative performance or the compensation awarded to a particular executive.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    39

Back to Contents

No compensation is granted in anticipation of future performance; time vesting is an additional restriction placed upon compensation already earned for past performance. The Committee believes that the practice of granting equity compensation for past, actual performance relative to peers, combined with that compensation being “at risk” during the vesting period (a retention tool), is a rigorous process of granting long-term equity awards in a way that reflects consistent alignment with the Company’s actual performance relative to its peers. The Committee believes that its methodology results in each Senior Executive’s total compensation being directly based on the Company’s performance relative to its peers and therefore provides a very strong culture of pay for performance for the Senior Executives. As described in the section below entitled “Long-Term Equity Incentive Compensation”, beginning with equity awards granted to Senior Executives in May 2014, the committee granted a combination of 50% Performance Shares and 50% Annual Stock Awards and the May 2015 equity grants were also combination of 50% Performance Shares and 50% Annual Stock Awards.

Determining Individual Total Compensation of our Senior Executives and Use of Relative Performance to Establish Total Compensation

In determining an individual Senior Executive’s total compensation to be awarded, the Compensation Committee reviewed the compensation paid in 2014 to the corresponding comparable executives in the Peer Group as compiled from the 2015 proxy data by Alvarez & Marsal. In reviewing compensation for our Senior Executives, data from certain Peer Group companies was omitted where the Committee believed the pay included elements that were inconsistent with the Company’s pay philosophy or where the Peer Company was much larger than the Company. Additionally, data for certain positions in some companies in the Peer Group was excluded where the Compensation Committee determined that total compensation at a Peer Group company was not comparable or was affected by non-comparable factors. By excluding companies from the Peer Group used for benchmarking executive pay but including those same companies for the relative performance analysis, the Committee believes that the Company’s relative performance is more rigorously judged, but the potential effect of increasing the pay benchmark by including much larger companies or companies with a different compensation philosophy is avoided. In those instances where a comparable position for a Senior Executive did not exist in the Peer Group or the Peer Group data was not considered adequately comparable, the Compensation Committee used a relative ranking of the compensation paid to the five most highly compensated officers at that Peer Group company to determine compensation for comparison purposes with our Senior Executives.

Once the appropriate total compensation for a particular position is determined, the proposed total compensation for each Senior Executive of the Company is calculated using the percentile performance level determined in the Peer Group performance comparison described in the previous section entitled “Determining Relative Performance Compared to the Peer Group.”

After determining the performance-based total compensation for each Senior Executive for 2014 performance, the Compensation Committee reviewed with Alvarez & Marsal the relative differences among total compensation amounts between each of our Senior Executives, especially between our CEO and our other Senior Executives. The Compensation Committee determined that relative differences in the total compensation provided to our Senior Executives were reasonable before finalizing total compensation for each Senior Executive and adjusting the total compensation as appropriate given the Company’s performance and the individual Senior Executive’s performance. While the Committee has the authority to increase total compensation for a Senior Executive, the Committee believes upward adjustments from the total compensation determined based on the performance and peer group benchmark should be limited to extraordinary circumstances and it did not make any upward adjustments in setting Senior Executive compensation in 2015.

Base Salary

The Compensation Committee reviews the base salaries of our Senior Executives on an annual basis, at the time of a promotion or changes in responsibilities and when market conditions warrant. Base salaries for our Senior Executives are targeted at the 50th percentile of the Peer Group adjusted for certain factors. Base salary of our Senior Executives are based on an evaluation of the following:

•	the complexity of their respective positions and specific technical experience required;
•	experience and tenure;
•	the base salaries of comparable positions at Peer Group companies (omitting those with non-comparable pay practices);
•	competitive market conditions; and
•	internal pay equity among our Senior Executives.

Salary adjustments for our Senior Executives have historically been approved by the Compensation Committee in May of each year and take effect on the first payroll period after approval. Making salary adjustments in May of each year allows the Compensation Committee to determine compensation for our Senior Executives after the completion of the Peer Group analysis of proxy data and audited financial statements so that the Committee can consider the compensation paid during the prior calendar year to executive officers of the Peer Group companies. Salary adjustments and long-term equity incentive awards for all other employees were awarded on February 10, 2015 when cash incentive awards were determined. In May 2015, based on a recommendation from management, the Compensation Committee did not increase the base salaries of any of the Named Executive Officers. Given the difficult commodity price market, the reductions in the Company’s workforce, limitations on adjustments for base cash compensation for other employees, management will again recommend and its expected the Compensation Committee will agree that the Named Executive Officers’ base salaries will not be increased in May 2016. For additional description of the base salaries paid to the Named Executive Officers, including historical salary information, please refer to the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Salaries.”

Annual Cash Incentive Awards

In accordance with our philosophy of rewarding performance and linking substantial percentages of pay with performance, we established the Amended and Restated 2005 Equity-Based Incentive Compensation Plan, which includes an annual cash incentive award program that is

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    40

Back to Contents

designed to comply with Section 162(m) of the Code. We refer to cash awards paid under the Amended and Restated 2005 Plan as “Annual Incentive Awards.” The Annual Incentive Awards are paid to each Senior Executive based on a formulaic application of certain performance criteria that are discussed more fully below. The Compensation Committee develops the performance criteria to be used for the Annual Incentive Awards, reviews the performance criteria with Alvarez & Marsal and then discusses the performance criteria with our CEO and CFO. The Committee then sets the criteria as well as the weighting and performance achievement levels necessary to calculate Annual Incentive Awards based upon payout percentages established for each Senior Executive. For 2015, the performance criteria were based upon either industry standards or our annual business plan (the “Annual Business Plan”). Our Annual Business Plan is a forecast of expected business results for the applicable fiscal year based upon certain assumptions made by our management. The Compensation Committee believes that the performance criteria, taken together, are strong objective indicators of the Company’s performance, thus similar factors are typically used in determining the Company’s performance relative to its Peer Group for setting total compensation and long-term equity awards as described above.

The Annual Incentive Awards are subject only to the negative discretion of the Compensation Committee. Annual Incentive Awards are determined without reference to Peer Group data, because each performance criteria has been pre-established by the Compensation Committee. The Annual Incentive Awards for our Senior Executives are paid in February of each year. We believe these Annual Incentive Awards are deductible by the Company for tax purposes in the year paid.

Target Annual Incentive Awards are determined as a percentage of each Senior Executive’s base salary paid during the year. This target percentage is established through an analysis of compensation for comparable positions in the Peer Group and is intended to provide a competitive level of compensation if the Company achieves the performance criteria established by the Compensation Committee.

The performance criteria selected with respect to the Annual Incentive Awards for 2015 (which was paid in February 2016) are shown in the table below, together with the target levels of achievement with respect to each criterion. Four of the performance criteria are internal performance measures and the fifth performance criterion (absolute stock price performance) is an external performance measure.

	2015	Unit of	Actual for	2015 Performance Levels			Actual for	Payout%
Criterion	Weighting	Measurement	2014	Threshold	Target	Excellent	2015	Achieved(1)
Finding &
development costs	30%	$ per mcfe	$0.64	$1.50	$1.25	$1.00	$0.77	240%
EBITDAX	15%	$ millions	$1,197	$855	$900	$945	$897	116%
Production growth		Percentage
per share	20%	Increase	23%	7%	9%	12%	17%	240%
		Percentage
Reserves growth		Increase
per share	20%	(Decrease)	28%	7%	9%	12%	(6%)	0%
		Percentage
Absolute Stock		Increase
price performance	15%	(Decrease)	(37%)	6%	9%	12%	(54%)	0%
(1)	The Payout percentage achieved is shown for the CEO and is prorated for other officers.

Finding and development costs. The first criterion the Compensation Committee selected for 2015 was finding and development costs. The Compensation Committee believes that finding and development costs is one of the key measurements of the performance of an oil and gas exploration and production company and one that is used by financial analysts to evaluate our performance. The Compensation Committee specified that, in determining our finding and development costs, only cash costs incurred in connection with exploration and development would be used, and the costs of acquisitions would be excluded because the Board of Directors approves each material acquisition. In determining the reserve additions for this calculation, any reserve revisions for changes in commodity prices between years are excluded, but any performance related reserve revisions are included. In setting the performance levels (i.e., threshold, target and excellent) for finding and development costs, the Compensation Committee considers historical finding and development costs of the Peer Group. Our 2015 finding and development costs performance, as compared with the targets, was achieved primarily through focusing drilling capital in areas which added new reserves at a cost that is lower than the oil and gas industry in general.

EBITDAX. The second criterion the Compensation Committee selected for 2015 was EBITDAX. EBITDAX is calculated by adding back exploration expense, interest expense and depletion, depreciation and amortization expense to income before income taxes (adjusted for asset sales), excluding any non-cash revenues and expenses. The Compensation Committee selected this criterion to measure our ability to achieve the results targeted by our Annual Business Plan. The Compensation Committee determined that the EBITDAX measure was appropriate because it captures our ability to adapt to the impact of changing commodity prices as well as changing costs. The 2015 EBITDAX performance levels were based on the 2015 Annual Business Plan, which reflected an EBITDAX level of $900 million. Our actual 2015 EBITDAX totaled $897 million.

Production and reserve growth per share. The third and fourth criteria the Compensation Committee selected for 2015 were production growth per share and reserves growth per share. The Compensation Committee believes that it is important to measure our growth on a per share basis so our Senior Executives are incentivized to build long-term stockholder value. Two essential measurements of performance are growth in production and reserves on a debt adjusted per share basis. Production and reserves used in the calculation of these criteria are based on reported production and year-end reserves, adjusted for price revisions. The calculation is debt adjusted to ensure that per share growth was not achieved solely by increasing leverage. We achieved the 2015 performance in one of these two categories, as compared with our performance target, partially as a result of better than expected production growth.

Absolute Stock price performance. The fifth criterion the Compensation Committee selected for 2015 was the absolute performance of our common stock during 2015. The Compensation Committee believes that absolute performance in stock appreciation is an appropriate measure to include as it is obviously one that stockholders experience directly.

In addition to selecting the performance criteria, the Compensation Committee determined, after consultation with Alvarez & Marsal, the

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    41

Back to Contents

respective performance payout percentages for each of our Senior Executives. In determining these payout percentages, the Compensation Committee attempted to ensure that the payouts provided meaningful incentives to each of our Senior Executives. For 2015, the annual incentive payout percentage was a weighted average of the payout percentage for each category using the percentages set forth below in the table. When actual results achieved fall between the performance levels, the percentile performance used to determine the payout percentage is proportionately adjusted between the performance levels.

The Compensation Committee’s policy is to pay the Annual Incentive Awards for each year in February of the following year based upon our performance with respect to the performance criteria established by the Compensation Committee, subject only to the Compensation Committee’s negative discretion. The Compensation Committee awarded the annual incentive payout percentages, as shown in the table below under the heading “Actual Payment % for 2015.”

		Annual Incentive Payout % of Salary
	Threshold	Target	Excellent	Payout % Achieved(1)	Actual Payment % For 2015(2)
CEO	60%	120%	240%	137%	137%
Executive Vice Presidents	48%	96%	192%	103%	103%
Senior Vice Presidents	36%	72%	144%	78%	78%
(1)	Reflects the payout percentage prior to any negative discretion applied by the Compensation Committee
(2)	Reflects the payout percentage after negative discretion was applied by the Compensation Committee, if any.

The 2016 performance criteria, weighting and target levels of achievement with respect to each of the 2016 criterion are shown in the table below:

		Unit of	2016 Performance Levels
Criterion	Weighting	Measurement	Threshold	Target	Excellent
Finding & development costs	30%	$ per mcfe	$1.00	$0.90	$0.80
EBITDAX	15%	$ millions	$494	$520	$546
		Percentage
Production growth per share	20%	Increase	4%	6%	8%
		Percentage
Reserves growth per share	20%	Increase	4%	6%	8%
		Percentage
Absolute stock price performance	15%	Increase	6%	9%	12%

Long-Term Equity Incentive Compensation

One of the fundamental philosophies of our compensation program is that all of our full-time employees are eligible to be granted long-term equity incentive awards to focus and align their interests with those of our stockholders. The Compensation Committee believes that Restricted Stock Units, Annual Stock Awards, Matching Stock Awards, and Performance Shares give employees who receive such equity awards a direct interest in our financial results and the performance of the Company, furthering our goal of aligning the interests of each employee with those of our stockholders. While we believe our philosophy of making awards of equity-based compensation for Senior Executives is comparable to our Peer Group, we also believe that granting long-term equity incentive awards to virtually all full-time employees is somewhat unusual in our industry, although it has become more prevalent in recent years to grant equity awards to attract and retain employees at various levels in our industry.

Long-Term Incentive Program—Long-Term Alignment with Stockholders

2014	2015	2016	2017	2018	2019 AND BEYOND

Performance Period	3-year Vesting Period - Annual stock awards vest 30%, 30%, and 40%; Performance shares vest at the end of three years				Vested Awards

Equity award level based on 2014 performance	Payout value fluctuates up or down based on stock price performance for annual stock awards and TSR for performance shares				Although shares are fully vested, executives must comply with ownership guidelines

	Annual stock awards and performance shares granted on May 19, 2015				Awards fully vest on May 19, 2018

While the Company typically includes three year vesting schedules for equity awards granted to our Senior Executives for retention purposes, the Committee had not applied performance-based vesting to such awards prior to 2014. Thus, while the long-term equity awards granted to Senior Executives in 2013 and years prior were time vested, the Committee believes that its methodology of having awarded long-term equity based almost entirely on the prior year performance of the Company relative to its Peer Group companies provided a pay for performance culture. The Committee believes past practices resulted in long-term creation of stockholder value and implemented the core philosophy of the Committee to pay a significant amount of each Senior Executive’s compensation – including the CEO’s compensation – based on the absolute and relative performance of the Company. As described previously, the Committee determined to utilize performance vesting criteria for a significant portion (50%) of the long-

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    42

Back to Contents

term equity awards made to Senior Executives beginning with the Senior Executive equity awards which were granted in both May 2014 and May 2015 which included Performance Shares with the following terms:

•	Performance Metric – The sole performance metric is a formulaic calculation of relative total stockholder return (“TSR”) compared to the Peer Group.

•	Performance Period – three years from date of grant.

•	Payment – third anniversary from date of the grant.

•	TSR calculation – Determined for the Company and each company in the Peer Group using the average stock price of each company at the beginning of the performance period based on the average closing price in the 10 day period prior to and ending at the close of business on the date of grant and at the end of the performance period using the 10 day period prior to and ending on the 3 year anniversary date of the grant date. Reinvestment of dividends is assumed and will be included in the calculation of TSR.

•	Payout scaling – 0% to 150% determined based on the TSR of the Company as compared with the TSR of each member of the Peer Group; provided, however, that the payout multiple will be no greater than 100% in the event the Company has a negative TSR for the Performance Period regardless of the Company’s TSR rank.

TSR Rank of the Company
compared to the	Applicable
Peer Companies	Payout Percentage
1	150.0%
2	145.5%
3	140.9%
4	136.4%
5	131.8%
6	127.3%
7	122.7%
8	118.2%
9	113.6%
10	109.1%
11	104.5%
12	100.0%
13	100.0%
14	90.9%
15	81.8%
16	72.7%
17	63.6%
18	54.5%
19	45.5%
20	36.4%
21	27.3%
22	18.2%
23	9.1%
24	0.0%

•	Payout – in Company common shares in the amount of the number of awarded performance shares multiplied by the performance percentage.
•	Dividends on Performance Shares – will only be paid after vesting based on the number of shares determined by the payout percentage.
•	Payout in the event of a Change in Control – the award will vest as of the date of the consummation of a transaction resulting in a change in control with payout determined as of the date of the change in control with the Company’s TSR calculated based on the transaction value received by stockholders and the TSR of each member of the Peer Group calculated using a 10 day period prior to the change in control.

Our Amended and Restated 2005 Plan provides for the grant of stock-based awards including Performance Shares, SARs, RSUs, stock options and restricted stock and the Committee, with the advice and input of its independent consultant, developed the specific Performance Share criteria listed above. The relative benefits of different types of awards are discussed below under the caption “Allocation Among Types of Compensation — Allocation Among Long-Term Equity Incentive Compensation Components.”

Under the Amended and Restated 2005 Plan, the Compensation Committee may structure the terms of equity awards in any way that it determines is appropriate. The Compensation Committee, in implementing our compensation policies covering all employees, has developed a practice of determining how equity awards are apportioned to our employees in various salary grades. Through December 31, 2013 our Senior Executives received a greater percentage of their total compensation in Annual Stock Awards and SARs than our other employees who received RSUs since the Committee determined that such executives should have greater alignment with the stockholders. All SARs previously granted to our Senior Executives (i) were valued on the date of grant at the closing price of our common stock, (ii) had a five-year term and (iii) were subject to a three-year vesting schedule. The use of Performance Shares is consistent with the prior awards of SARs in that the Senior Executives received the highest percentage of Performance Shares (50% of the total equity award) as compared to other employees.

As part of our long-term incentive compensation program, we make unvested discretionary contributions to our deferred compensation plan on behalf of our Senior Executives and Other Corporate Officers. Recipients of such awards can elect to receive these contributions in the form of Annual Stock Awards or in cash. All our Senior Executives received unvested discretionary contributions in 2015 and all but one elected to receive Annual Stock Awards. As all Annual Stock Awards are credited to the recipient’s account in our deferred compensation plan when granted, our liability is fixed and any future appreciation of our common stock will accrue to the benefit of the award recipient without any further financial obligation for the Company. However, for financial reporting purposes, any change in the market value of our common stock for vested stock awards held in the deferred compensation plan is required to be reflected in our earnings (i.e., if our common stock increases in value, we increase our deferred compensation expense and vice versa).

The purpose of the three-year vesting schedules applicable to Annual Stock Awards, RSUs and Performance Shares is to promote employee retention. In the case of Annual Stock Awards and RSUs generally the first 30% of the awards vest on the first anniversary of the date of grant, a second 30% of the awards vest on the second anniversary of the date of grant and the remaining 40% of the awards vest on the third anniversary of the date of grant. In the case of Performance Shares, as set forth above, each award will ultimately vest at the end of the three year performance period. On occasion, the Compensation Committee has made other grants of equity awards that have a three-year “cliff” vesting period. These awards have typically been granted in limited circumstances to employees who demonstrate exceptional performance and the three-year cliff vesting is

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    43

Back to Contents

used to promote retention of such employees. In addition, Annual Stock Awards, SARs, RSUs, and other equity awards have provided for, and the Performance Shares likewise provide for, the acceleration of vesting upon certain termination events, change in control or the death, disability or retirement of the employee. The Compensation Committee chose to include these defined accelerated vesting provisions for competitive reasons as substantially all of the Peer Group companies provide similar accelerated vesting provisions in their equity compensation awards. In addition, under the Accounting Standards Codification 718 (“ASC 718”), significant adverse accounting results would occur, which would negatively impact our earnings, if the Compensation Committee retained the discretion to determine accelerated vesting on a case-by-case basis.

Deferred Compensation, 401(k) and Certain Other Benefits

Deferred Compensation Plan

Our Senior Executives, Other Corporate Officers and directors are entitled to participate in our deferred compensation plan. Currently we have one active deferred compensation plan (the “Active Deferred Compensation Plan”) and we have a second deferred compensation plan in which participation was frozen at the end of 2004 (the “Frozen Deferred Compensation Plan”). These deferred compensation plans are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.” Under the Active Deferred Compensation Plan, our Senior Executives and Other Corporate Officers and directors may defer a dollar amount or percentage amount of their base salary and/or annual bonus. Currently, we match the voluntary deferrals of the employee participants, including our Senior Executives, up to 10% of their base salary. Employee participants can elect to have the match paid in cash or Matching Stock Awards. We understand that the matching component of the Active Deferred Compensation Plan is not common among the Peer Group. However, the matching component is a significant component to our compensation practices because we allow all our Senior Executives and Other Corporate Officers to participate in the plan since we do not provide any pension or retirement benefits other than the 401(k) Plan.

The Compensation Committee considers the matching contributions, whether paid in cash or by Matching Stock Awards, as additional cash compensation in calculating the total compensation for each Senior Executive.

In addition, when our Senior Executives receive Annual Stock Awards or the cash equivalent as described above, we contribute the awards to the Active Deferred Compensation Plan on our Senior Executives’ behalf, and such contributions constitute unvested discretionary contributions. The investment tracking options under the two deferred compensation plans are similar to the investment options under our 401(k) Plan. These investment tracking options are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.” Performance Shares, when awarded, will not be placed into the Active Deferred Compensation Plan.

401(k) Plan

The Company sponsors a 401(k) Plan which is a tax-qualified retirement savings plan pursuant to which all of our full-time employees, including our Senior Executives, are eligible to contribute the lesser of up to 75% of their annual salary or the limit prescribed by law to the 401(k) Plan on a before-tax basis. In addition, participants age 50 or over may contribute additional before-tax amounts up to the annual catch-up contribution limit determined by the IRS, and any participant may contribute rollover amounts from certain other qualified plans. Participants may also receive matching contributions, payable in cash, in an amount equal to 100% of their before-tax contributions to the 401(k) Plan up to a maximum matching contribution of 6% of their base salaries and cash bonus. The Company has adopted an auto-enrollment process for new employees which results in the employees participating in the 401(k) plan unless they determine not to participate.

The Compensation Committee considers the dollar value of the 401(k) matching contributions as additional cash compensation in calculating total compensation for purposes of determining the amount of long-term equity incentive compensation to award to each Senior Executive.

Participants are 100% vested in all contributions to the 401(k) Plan. In addition to the other investment options available under the 401(k) Plan, participants may invest all or a portion of their 401(k) Plan account in our common stock. The 401(k) Plan investment options are listed in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

Other Benefits

We provide our Senior Executives with certain other limited personal benefits the Compensation Committee determines are reasonable and consistent with our overall compensation philosophy. The Compensation Committee believes that these benefits are consistent with those provided to executive officers of the Peer Group companies, are an important factor in retaining our Senior Executives and are in accordance with general compensation practices in our industry. Moreover, the Compensation Committee considers the cost and value of any such benefits as additional cash compensation when calculating the total cash compensation for purposes of determining the performance adjusted amount of long-term equity incentive compensation to award to each Senior Executive. We offer medical, dental, vision and life insurance and disability benefits to all eligible employees, including our Senior Executives. We also provide our Senior Executives with the following benefits: (i) supplemental disability plans and (ii) reimbursement for approved spousal travel expenses related to Company business. We only provide club membership dues reimbursement and reimbursement of certain expenses to certain of our Senior Executives to the extent such membership dues and expenses are related to the conduct of our business. The Compensation Committee believes these particular benefits help our Senior Executives to network and foster relationships in the oil and gas industry and community that are valuable and important to our Company. A Senior Executive must reimburse us for any personal club use by the Senior Executive or a member of his family. These benefits are described in greater detail in the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Other Benefits.”

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    44

Back to Contents

Allocation Among Types of Compensation

Allocation Among Compensation Components

The Compensation Committee does not arbitrarily set allocations for the different components of compensation (i.e., base salary, Annual Incentive Awards, long-term equity incentive compensation, etc.). Base salaries for our Senior Executives are targeted at the 50th percentile of the Peer Group, subject to adjustment as described above. Annual Incentive Awards are based upon our performance using the performance criteria established by the Compensation Committee annually and subject to the Compensation Committee’s negative discretion. The Compensation Committee determines long-term equity incentive compensation amounts for each Senior Executive using the Company’s relative performance compared to the Peer Group and the benchmark data from companies in the Peer Group with pay practices comparable to the Company, by deducting the total cash compensation for the year from the calculated total compensation and awarding the difference in the form of equity or equity-based awards. In doing so, each Senior Executive’s long-term equity incentive compensation is set at a level that results in a total compensation amount that includes the base salary (targeted at 50th percentile) together with performance-based Annual Incentive Awards using Section 162(m) criteria (subject to the Committee’s negative discretion) and equity awards which are determined based on our performance for the year relative to the Peer Group.

Allocation Among Long-Term Equity Incentive Compensation Components

In determining the percentage of long-term equity incentive awards granted in the form of Annual Stock Awards versus SARs in the past and the allocation between Annual Stock Awards and Performance Shares currently, the Compensation Committee considers several factors. First, the Compensation Committee believed that SARs closely align the interests of our employees with the interests of our stockholders because SARs only have value and become “in the money” when our common stock price appreciates above the price at the time of grant. Further, the SARs granted by the Company qualify as performance-based compensation under Section 162(m) of the Code and the Committee believes the Performance Shares likewise qualify as performance-based compensation under Section 162(m) of the Code. For additional discussion of these tax implications, please refer to the section below under the caption “Tax and Accounting Implications – Tax Deductibility of Pay.” However, the Compensation Committee also recognizes that SARs result in the issuance of a greater number of awards compared to Annual Stock Awards of equal cash value and may not create as much of a retention benefit as compared to Annual Stock Awards because they only have value if our common stock appreciates from the date of issuance. The Compensation Committee believes that Performance Shares and Annual Stock Awards also align the interests of our employees with the interests of our stockholders and may provide better employee retention benefits, especially in the case of the three-year Performance Shares which were granted in 2014 and 2015.

Prior to 2013, the Compensation Committee divided the value of the total long-term equity incentive awards granted to our Senior Executive and Other Corporate Officers between Annual Stock Awards and SARs. Effective in 2014, the Committee revised these percentages in connection with its planned use of Performance Shares as follows:

		Equity
	Target Equity%	RSU/Annual	Performance
	of Base Salary	Stock Award	Shares
Employee Director	100%	76%	24%
VP (Tier 1)	125%	72%	28%
VP (Tier 2)	150%	60%	40%
VP (Tier 3)	175%	50%	50%
SVP +	Scorecard Performance	50%	50%

After the Compensation Committee determines the aggregate value of equity to be awarded using the Company’s relative performance compared to the Peer Group and the appropriate total compensation for each Senior Executive, the Compensation Committee determines the actual number of Annual Stock Awards and Performance Shares to be issued based solely on a mathematical calculation using the closing price of our common stock on the date of grant. The fair value of a Performance Share is determined utilizing a Monte Carlo simulation model incorporating the terms of the Performance Share awards to determine the value at the date of grant. During 2015, the Named Executive Officers were granted 60% in the aggregate, and all nine of our Senior Executives were granted 72%, in the aggregate, of the total number of Performance Shares granted by the Company to its employees. The Named Executive Officers were granted 48% in the aggregate, and all nine of our Senior Executives were granted 57% in the aggregate, of the total number of the Annual Stock Awards granted during 2015. None of our Named Executive Officers or our nine Senior Executives received RSUs during 2015. Based on the total value of Annual Stock Awards, Performance Shares and RSUs granted, the Named Executive Officers were granted 29% of the total value, of the equity awards, and all nine of our Senior Executives were granted 35% of the total value, of the equity awards granted during 2015.

The Compensation Committee is cognizant of the dilutive effect of its equity incentive compensation program and seeks to grant its awards within certain industry benchmarks. Our “burn rate” and “overhang” are important metrics that the Compensation Committee monitors and evaluates in determining the number and mix of our long-term equity incentive compensation awards.

The “burn rate” measures the potential future dilution to our stockholders as a result of long-term equity incentive awards granted by the Compensation Committee each year. The burn rate percentage is computed by dividing the number of shares of our common stock outstanding at the end of a year into the sum of the total number of Annual Stock Awards, PSUs, SARs, RSUs and other equity awards granted during the relevant year less any forfeitures or unused SARs upon settlement of SARs exercised during that year. In the case of SARs, the burn rate is overstated when the awards are initially granted. This is because the increase in the price of the common stock above the price at the time the SAR was granted is

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    45

Back to Contents

paid in common stock, thus the number of shares received on exercise is less than the number of shares covered by the SAR award. The balance of the shares is added back to the total authorized shares of common stock that the Compensation Committee can issue in the future under the Amended and Restated 2005 Plan.

“Overhang” is a measure of potential future dilution to our stockholders from the exercise of long-term equity incentive awards granted and outstanding even if such awards are not vested. The overhang percentage is calculated by dividing the amount of total unexercised SARs/RSUs/PSUs outstanding at the end of the year by the total shares of our common stock outstanding at the end of the year. The overhang percentage is significantly affected by the rate at which participants exercise awards. This measurement does not consider any additional shares authorized by our stockholders for issuance under any benefit plans that have not been granted but could be granted in the future by the Compensation Committee. All Annual Stock Awards and Matching Stock Awards are included in the shares of our common stock outstanding even though such awards may not be vested.

The Compensation Committee reviews the appropriate level of our burn rate and overhang. Generally, the Compensation Committee intends for the burn rate to be no higher than 3% and the overhang percentage to be no greater than 10%. The following table sets forth in summary the long-term equity incentive awards granted over the past three years and their effect on both our burn rate and overhang.

Year	SARs/RSUs Granted	Forfeited and Unused Shares		Stock Awards Granted(1)	Common Shares Outstanding at Year End	Burn Rate %	Total Outstanding(2)	Overhang%
2015	587,711	543,293	(3)	605,980	169,375,743	0.38%	2,866,358	1.7%
2014	357,298	573,405	(4)	498,322	168,771,131	0.17%	2,876,073	1.7%
2013	872,670	1,101,711	(5)	403,105	163,441,414	0.11%	3,305,453	2.0%

(1)	The “Stock Awards Granted” amount is net of forfeitures.

(2)	“Total Outstanding” disclosed in the above table represents SARs/RSUs/PSUs to be issued upon exercise. This includes all equity plans.

(3)	In 2015, a total of 427,598 SARs were exercised, resulting in 77,002 shares of common stock being issued. The remaining shares were added back to the number of shares authorized to be granted under the Amended and Restated 2005 Plan. During 2015, 27,974 SARs and 31,109 RSUs were forfeited. In 2015, a total of 386,121 RSUs vested, resulting in 252,507 shares of common stock being issued.

(4)	In 2014, a total of 616,563 SARs were exercised resulting in 195,242 shares of common stock being issued. The remaining shares were added back to the number of shares authorized to be granted under the Amended and Restated 2005 Plan. During 2014, 66 SARs and 26,605 RSUs were forfeited. In 2014, a total of 369,862 RSUs vested, resulting in 244,449 shares of common stock being issued.

(5)	In 2013, a total of 1,244,984 SARs were exercised resulting in 246,466 shares of common stock being issued. The remaining unused SARs were added back to the number of shares authorized to be granted under the Amended and Restated 2005 Plan. During 2013, 52,582 SARs and 50,611 RSUs were forfeited.

Impact of Prior Equity Awards on Current Awards – No Repricing or Cash Buyouts

Each year, the Compensation Committee grants long-term equity incentive awards based on the prior year relative performance of the Company to the Peer Group and applies three-year vesting to such awards for retention purposes. Because the equity grants are determined annually based on the Company’s actual performance for the year for which the compensation is being paid, the Compensation Committee does not feel it is appropriate to consider past awards and adjust compensation (including long-term equity awards) due to a strong historical stock price performance. Likewise the Committee has a practice that it does not compensate employees with additional amounts of pay if the value of prior grants of long-term equity awards is lower than valued at the time of the grant, thus the Committee does not re-price equity awards or pay cash buys outs for equity awards that are not “in the money.” In this way, the Committee believes that the actual performance of the Company directly affects the employee’s compensation actually received from the equity award. The Committee’s philosophy in this regard is the same with the use of Performance Shares, including the fact that such awards are intentionally designed such that the payout varies between 0% to 150% of the number of shares initially awarded.

Tax and Accounting Implications

Tax Deductibility of Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our CEO and our other three most highly paid executive officers, not including the CFO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual Incentive Awards, SARs and Performance Shares generally are performance-based compensation meeting those requirements and, as such, should be fully deductible by us. Non-performance based compensation would include any salaries not deferred, distributions from the deferred compensation plans and the IRS value of any perquisites. Our Senior Executives can defer a portion of their salaries and Annual Incentive Awards either under our 401(k) Plan or Active Deferred Compensation Plan, which also may defer the amount that may otherwise be deductible by us for the applicable taxable year, as we can deduct amounts contributed to the 401(k) Plan at the time the contribution is made. Stock awards that vest solely with the passage of time are not considered performance-based under Section 162(m) of the Code and, as such, are not deductible by us beyond the $1,000,000 limit. However, because currently all Annual Stock Awards and Matching Stock Awards to our Senior Executives are placed into our Active Deferred Compensation Plan, the deductibility of such awards are not subject to the Section 162(m) limitation until the common stock or the sale proceeds from the common stock are distributed from the deferred compensation plans. The deductibility of distributions from the deferred compensation plans under Section 162(m) is dependent on (i) the individual elections of each Senior Executive regarding time of payment, (ii) whether the Senior Executive is a covered employee at the end of the

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    46

Back to Contents

year when distributed, and (iii) whether the aggregate amount of all non-performance based compensation exceeds the $1,000,000 deduction threshold. If such distributions are made after a Senior Executive is retired or no longer the CEO or one of the other three most highly compensated executive officers excluding the CFO, such distributions are not subject to the 162(m) limitations. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be tax deductible.

Tax Consequences of Equity Awards

Upon the exercise of a SAR, the employee becomes obligated to pay taxes at ordinary income tax rates on the amount by which the market value of the common stock on the date of exercise exceeds the grant date price of the SAR. We correspondingly receive a tax deduction of the same amount for tax reporting purposes. We issue our common stock to cover the stock appreciation based on the fair market value of our common stock on the date of exercise. We settle the payroll and withholding taxes associated with the exercise in cash, and the net appreciation after withholding taxes is used to determine the amount of our common stock actually issued. This results in less dilution to our current stockholders because it results in the issuance of fewer shares upon the exercise of the SARs than the SARs granted. Any later sale of our common stock received by the employee is subject to taxation on the long- or short-term capital gain or loss measured by the actual sales proceeds compared to the market value of our common stock on the date of exercise, which becomes the employee’s cost basis in the shares upon exercise.

Beginning in 2011, the Compensation Committee began granting restricted stock units (“RSUs”) to employees other than the Senior Executives and other Corporate Officers. We receive a compensation deduction for the value of RSUs as they vest and are included in the employees’ W-2 wages. As is the case with SARs, we also settle payroll and withholding taxes associated with the vesting of RSUs in cash.

Annual Stock Awards and Matching Stock Awards granted to employees are placed in each employee’s account in the rabbi trust for our Active Deferred Compensation Plan. Therefore, we do not receive any deduction for such awards until shares of our common stock or the sales proceeds from our common stock are distributed out of the plan to the individual participants. The time of distribution for these amounts is determined by the participant. Currently, we have a significant net operating loss carryover for federal tax purposes and, therefore, such deferrals do not have any current effect on the income taxes owed by us.

Beginning in 2014, the Compensation Committee began granting Performance Shares to Senior Executives and other Corporate Officers. We receive a compensation deduction as they vest and are included in the employee’s W-2 wages.

Policies Regarding Equity Awards

Financial Restatement/Clawback Policy

The Board of Directors’ policy is that the Compensation Committee, to the extent permitted by governing law, retains the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to our Senior Executives and Other Corporate Officers where the payment of such amounts was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover (or “clawback”) any amount determined to have been inappropriately received by an individual.

Grant Timing

The Compensation Committee does not time, nor has the Compensation Committee in the past timed, equity grants in coordination with the release of material non-public information. Instead, we grant equity at the time or times dictated by our normal compensation process as developed by the Compensation Committee.

The Compensation Committee makes all equity grants to our Senior Executives at its scheduled meeting in May of each year. This allows the Compensation Committee and its independent compensation consultant time to review the compensation of executive officers at the Peer Group companies, as reported in the Peer Group companies’ respective proxy statements and audited financial statements filed during the first four months of each year in order to evaluate the Company’s performance relative to the Peer Group companies and the compensation paid by such Peer Group companies.

None of our employees have attempted to time long-term equity incentive award grants by making grant recommendations to the Compensation Committee. Certain Senior Executives are authorized to make requests to the Compensation Committee regarding awards for new personnel as part of the hiring process, to existing employees who are promoted or where market conditions could reduce our ability to retain key employees. However, these are market driven occurrences and not timing issues, and such Senior Executives only provide recommendations that may or may not be approved by the Compensation Committee.

Stock Ownership Requirements for Executive Officers and Directors

Our Senior Executives, Other Corporate Officers and directors have always held substantial amounts of our common stock; however, to formalize the policy of stock ownership for such individuals, the Compensation Committee and our Board determined to impose a minimum ownership threshold for our common stock to further ensure alignment between the interests of our Senior Executives and our stockholders as well as our directors and our stockholders.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    47

Back to Contents

Each officer listed below is expected to own a number of our shares with a value that is a multiple of the officer’s current base salary and each non-management director is expected to own a number of shares with a value that is a multiple of the director’s annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	5.0 x base salary
Executive Vice President	4.0 x base salary
Senior Vice President	3.0 x base salary
Non-management Director	5.0 x annual cash retainer

Unless the officer has achieved the required level of share ownership, the officer is required to retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the officer by the Company until he or she is in compliance with the stock ownership policy. An officer must continue to retain shares in the amount required for as long as the officer is subject to the policy. As of the date of this Proxy Statement, all officers subject to the Stock Ownership policy are in compliance with the policy.

Unless a director has achieved the required level of share ownership, the director is required to retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the director by the Company until he or she is in compliance with the stock ownership policy. A director must continue to retain shares in the amount required for as long as the director serves on the Board. As of the date of this Proxy Statement, all directors are in compliance with the policy.

Trading in the Company’s Stock Derivatives and Pledging Limitation

It is our policy that directors and all officers, including our Senior Executives, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Trading by officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock is also prohibited.

In the past, the Company allowed directors and officers to pledge Company equity as security for an extension of credit subject to specified limitations.

Effective May 18, 2016, pledging of Company equity to secure any new credit is prohibited. Only one Senior Executive, Mr. Stephens, has pledged equity to secure a line of credit and his pledged equity will not be increased in compliance with the new policy prohibiting such future pledges. Effective upon the election of the Board of Directors at the Annual Stockholder Meeting no Directors will have pledged Company equity.

Change in Control Arrangements

There are no employment agreements currently in effect between us and any employee, including each of our Senior Executives. None of our employees, including our Senior Executives, are covered under any general severance plan. In the event a Senior Executive terminates employment, any severance benefits payable would be determined by the Compensation Committee in its discretion, unless such termination occurred following a change in control, in which case severance may be payable pursuant to the Range Resources Corporation Amended and Restated Executive Change in Control Severance Benefit Plan (the “Management CIC Plan”).

The Management CIC Plan was adopted in March 2005 and has not been amended in over 7 years. Pursuant to the Management CIC Plan all our Senior Executives, Other Corporate Officers and certain other employees selected by the Compensation Committee (the “Management Group”) may be entitled to receive certain payments and benefits if there is a “Change in Control” of the Company and a member of the Management Group is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.” The terms Change in Control, Cause, Good Reason, and Protection Period, as used in the Management CIC Plan, are defined in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.” If a member of the Management Group is terminated without Cause or resigns for Good Reason within the Protection Period, that participant will receive:

•	a lump sum payment equal to (i) the participant’s “benefit multiple” multiplied by (ii) the sum of (A) the average of the bonuses paid or awarded to the participant for the three prior fiscal years plus (B) the participant’s base salary; and

•	for a period of years equal to the participant’s “benefit multiple,” continued participation in any medical, dental, life, disability, and any other insurance arrangement for the participant (and, if applicable, the participant’s spouse and eligible children) in which such person(s) were participating immediately prior to (i) the date of the participant’s termination as determined under the Management CIC Plan, or, if greater, (ii) the occurrence of the Change in Control.

The “benefit multiples” applicable to the Named Executive Officers are as follows: Mr. Ventura – three; Mr. Manny – two and one-half; Mr. Walker – two and one-half; Mr. Stephens – two and Mr. Poole - two. In addition, all non-vested equity based compensation awards held by each participant vest upon the occurrence of a Change in Control.

Explanation of Significant Components of Management CIC Plan; Elimination of Tax Gross Ups for Future Participants

Changes in control are common among oil and gas exploration and production companies and change in control arrangements are a significant and customary compensation policy that is necessary to attract and retain experienced employees. The Compensation Committee therefore determined that the Company should provide change in control protection and adopted the Management CIC Plan, which it believes fairly balances our and the participants’ interests. The Compensation Committee has concluded that a uniform plan applicable to all members of the Management Group is more efficient than negotiating separate change in control agreements with each officer or other key employee.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    48

Back to Contents

The Compensation Committee’s rationale behind the design of the material provisions of our Management CIC Plan is described below. A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

•	Double Trigger Change of Control Termination Payment. The Compensation Committee determined that, in order for the Management CIC Plan to be fair to the Company’s interests, any payments should occur only after a “double trigger” event. This means that no cash severance or benefit continuance will be received under the Management CIC Plan unless both (i) a Change in Control occurs and (ii) the participant is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.”
•	Definition of “Change in Control.” The Compensation Committee developed the definition of Change in Control in consultation with our legal counsel. Under this definition, a Change in Control does not occur unless the transaction potentially triggering a Change in Control is actually consummated.
•	Benefit Multiple. The Compensation Committee determined the “benefit multiple” applicable to the Named Executive Officers (in the amounts set forth above) based on the payment multiples for comparable positions with the companies in the Peer Group. The three times multiple selected for our CEO is the dominant multiple used by members of the Peer Group for comparable positions. The Compensation Committee also determined that, based on the range in multiples paid to chief financial officers and chief operating officers by other companies, our CFO and COO should receive a two and one-half times multiple, which is the midpoint of the range. Similarly, the “benefit multiples” for our Other Corporate Officers were set at two times.
•	Protection Period. The Compensation Committee believes that in our circumstances any terminations would most likely occur within the first 12 months after the consummation of a Change in Control. Therefore, the Compensation Committee determined that an extended protection period after 12 months was not necessary.
•	Tax Reimbursement. The Management CIC Plan as adopted included a tax gross up provision which provides for the payment to participants if amounts payable under the Management CIC Plan or payable pursuant to other arrangements between the participant and the Company (the “Change in Control Payments”) would result in excess parachute payments under Section 280G of the Code and entitles the participant to receive an amount equal to (i) any excise tax that would be imposed under Section 4999 of the Code (the “4999 Excise Tax”) with respect to the Change in Control Payments, (ii) federal, state, and local taxes applicable to payment of the 4999 Excise Tax and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of payment of the tax payments. The Committee recognizes that tax gross ups are disfavored and, while the Management CIC Plan has not been revised since December 2008, the Committee re-evaluated whether to limit or eliminate the gross up provision. After consulting with Alvarez & Marsal regarding the effect of the change to Performance Shares as a substantial part of the equity awards to Senior Officers and the fact that the use of Performance Shares creates a potential for the Senior Officers to incur significant 4999 Excise Tax where prior to the use of Performance Shares there would have been no 4999 Excise Tax liability, the Committee determined to eliminate the rights under the gross up provision for any employees who become officers after the Committee’s action.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

Kevin S. McCarthy, Chair
Anthony V. Dub

V. Richard Eales

Allen Finkelson

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    49

Back to Contents

Summary Compensation Table

The following Summary Compensation Table includes total compensation for calendar years 2015, 2014 and 2013 for our Named Executive Officers, who are prescribed by the SEC to be (i) our CEO (our principal executive officer), (ii) our CFO (our principal financial officer), and (iii) our three most highly compensated executive officers other than our principal executive and financial officers serving as executive officers at the end of 2015.

The Compensation Committee’s approval cycle for awarding compensation to our Named Executive Officers (and all other employees) does not conform to a calendar year because the Compensation Committee generally conducts salary adjustments and the final determination of equity grants in May of the year following the calendar year being reviewed. The Compensation Committee delays the final performance review process until May so that it can obtain audited financial statements of the Peer Group companies to determine the Company’s relative performance to the actual results of the Peer Group and also obtain comparative compensation data from each Peer Group company’s proxy statement. As a result of the difference in the Compensation Committee’s approval cycle from the calendar year, the “Stock Awards” and “Option Awards” presented for each calendar year in columns (e) and (f) of the Summary Compensation Table, respectively, relate to the Compensation Committee’s final performance review process for the prior calendar year.

We do not provide a pension plan nor do we pay above market or preferential earnings on our Named Executive Officers’ non-qualified deferred compensation plan accounts. Therefore, column (h) covering “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” has been deleted from the SEC-prescribed table format.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Jeffrey L. Ventura	2015	$925,000	$7,496,007	$—	$1,270,456	$149,366	$9,840,829
President & CEO	2014	$904,275	$8,358,996	$—	$1,265,985	$134,823	$10,664,079
	2013	$864,423	$6,194,243	$1,996,858	$1,440,143	$137,736	$10,633,404
Roger S. Manny	2015	$493,000	$3,633,004	$—	$510,143	$83,476	$4,719,623
EVP & CFO	2014	$479,296	$3,665,955	$—	$536,811	$78,339	$4,760,401
	2013	$453,654	$2,731,527	$880,553	$604,636	$77,641	$4,748,011
Ray N. Walker	2015	$493,000	$3,536,003	$—	$510,143	$79,716	$4,618,862
EVP & COO	2014	$479,604	$3,534,997	$—	$537,156	$78,615	$4,630,372
	2013	$446,039	$2,465,212	$794,719	$445,865	$74,905	$4,226,739
Chad L. Stephens	2015	$410,000	$2,490,991	$—	$318,193	$71,594	$3,290,778
SVP	2014	$397,651	$2,491,023	$—	$334,027	$68,174	$3,290,875
	2013	$371,539	$1,728,770	$557,296	$371,394	$67,786	$3,096,785
David P. Poole	2015	$398,000	$1,940,993	$—	$308,880	$64,631	$2,712,504
SVP(5)	2014	$388,527	$2,151,007	$—	$326,362	$64,593	$2,930,489
(1)	The information presented is applicable to payments that are actually paid or accrued during the calendar year or, with respect to voluntary salary deferrals, vested during the calendar year. The amounts shown as “Salary” in column (c) are the sums of actual base salary payments for each of our Named Executive Officers which were paid during the calendar year. These amounts reflect different annual salaries because of the timing of our salary adjustments. The annual salaries for each of our Named Executive Officers during the periods presented are described in the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Salaries.”
(2)	The amounts shown as “Option Awards” in column (f) reflect the aggregate fair value of the SARs granted during the calendar year in accordance with ASC 718. For additional information on the determination of grant date fair value for SARs, please see Note 12 to our financial statements as of December 31, 2015 as filed on Form 10-K. Our Named Executive Officers did not forfeit any Annual Stock Awards or Option Awards/SARs during 2015, 2014 or 2013. The amounts shown as “Stock Awards” in column (e) are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee and the amounts reported reflect the aggregate grant date fair value computed in accordance with ASC 718. See Note 12 to our financial statements as of December 31, 2015 as filed on Form 10-K for additional information. Recipients of the Stock Awards reported in column (e) are entitled to receive dividends paid in respect of such shares. Performance restricted stock awarded in 2015 will ultimately vest at the end of the three year performance period based on TSR. Amounts shown assume target payout for the PSUs.
(3)	The amounts shown as “Non-Equity Incentive Plan Compensation” in column (g) are equal to the cash incentive awards granted by the Compensation Committee for each of our Named Executive Officer’s performance for the applicable calendar year. While these awards are based on performance criteria established by the Compensation Committee, the actual amounts awarded are not determined until February of the year following the calendar year being evaluated. These amounts were accrued during the calendar year being evaluated on an estimated basis and then adjusted to reflect the actual amounts awarded. The cash incentive awards were determined and paid in accordance with our Amended and Restated 2005 Plan, which we intend to comply with Section 162(m) of the Code.
(4)	The amounts included as “All Other Compensation” in column (i) include amounts paid during the calendar year as (i) matching contributions to our Active Deferred Compensation Plan (which may be paid in cash or Matching Stock Awards, at the election of our participating employees), (ii) our 401(k) Plan matching contribution, (iii) executive disability plan premiums, and (iv) any other perquisites. We have identified the following perquisites provided to our Senior Executives – secretarial services for personal matters, occasional use of Company-owned facilities or equipment, relocation benefits, club memberships and reimbursed approved spousal travel expenses to attend certain Company functions. For a detailed description of each component included in “All Other Compensation” see the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Other Benefits and Perquisites.” For a detailed discussion of matching contributions to our Active Deferred Compensation Plan see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”
(5)	Mr. Poole was not a Named Executive Officer in years prior to 2014 so only data for 2015 and 2014 is presented.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    50

Back to Contents

Grants of Plan-Based Awards

The Grants of Plan-Based Awards Table should be read in conjunction with the Summary Compensation Table. The Grants of Plan-Based Awards Table discloses the total number of Annual Stock Awards, Matching Stock Awards and Performance Shares actually granted in 2015 to each of our Named Executive Officers as well as potential payouts under the Annual Incentive Awards granted in 2015. The dollar value of Matching Stock Awards is shown in the Grants of Plan-Based Awards Table below and is included as “All Other Compensation” in column (i) of the Summary Compensation Table. Columns (j) and (k) covering “All Other Option Awards” and “Exercise Price of Option Awards” have been deleted from the SEC prescribed table format because the Compensation Committee did not grant such awards in 2015.

		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other Stock		Grant Date Fair
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Awards: Number		Value of Stock
	Grant	Threshold			Threshold			of Shares of Stock		and Option
Name	Date	($)	Target ($)	Maximum ($)	(#)	Target (#)	Maximum (#)	or Units(#)(1)		Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Jeffrey L. Ventura		$462,500	$925,000	$1,850,000
	02/10/15							1,764	(4)	$92,522
	05/19/15							64,233	(5)	$3,747,995
	05/19/15				—	65,285	97,928			$3,748,012
Roger S. Manny		$197,200	$394,400	$788,800
	02/10/15							940	(4)	$49,303
	05/19/15							31,131	(5)	$1,816,494
	05/19/15				—	31,641	47,462			$1,816,510
Ray N. Walker		$197,200	$394,400	$788,800
	02/10/15							940	(4)	$49,303
	05/19/15							30,300	(5)	$1,768,005
	05/19/15				—	30,796	46,194			$1,767,998
Chad L. Stephens		$123,000	$246,000	$492,000
	02/10/15							782	(4)	$41,016
	05/19/15							21,345	(5)	$1,245,481
	05/19/15				—	21,695	32,543			$1,245,510
David P. Poole		$119,400	$238,800	$477,600
	02/10/15							759	(4)	$39,810
	05/19/15							16,632	(5)	$970,477
	05/19/15				—	16,905	25,358			$970,516
(1)	The Threshold, Target and Maximum dollar amounts for the Annual Incentive Awards are shown in columns (c), (d) and (e), respectively, for 2015. The actual Annual Incentive Awards paid under the Amended and Restated 2005 Plan and applicable to the 2015 performance period were determined by the Compensation Committee in February 2016. These awards are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2015 compensation. The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflect the amounts that could be paid under the Compensation Committee approved payout ranges for 2015 performance, subject to any changes in salaries of our Named Executive Officers (the amounts reported in the table reflect no salary increases effective May 19, 2015). For a detailed description of the performance criteria associated with the Annual Incentive Awards please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Components of Executive Compensation — Performance Based Annual Incentive Awards.” For a detailed description of Annual Stock Awards granted on May 19, 2015 please see the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Awards.”
(2)	Performance shares will be paid on 5/19/18 if specified performance goals are met. For a detailed description of our performance shares please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation”.
(3)	The grant date fair value of the “Stock Awards” are determined in accordance with ASC 718. The “Stock Awards” set forth in the Grants of Plan-Based Awards Table are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee. PSUs are valued using a Monte Carlo simulation and assume a target payout. The Monte Carlo model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award.
(4)	These awards are shares of our common stock granted as Matching Stock Awards. The dollar value of Matching Stock Awards granted to each of our Named Executive Officers is included in the Summary Compensation Table under column (i) as “All Other Compensation.”When Matching Stock Awards were granted on February 10, 2015, the closing price of our common stock was $52.45. For a detailed description of matching contributions to our Active Deferred Compensation Plan (which may be paid in cash or Matching Stock Awards, at the election of our participating employees) see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”
(5)	When Annual Stock Awards were granted on May 19, 2015, the closing price of our common stock was $58.35. For a detailed description of Annual Stock Awards granted on May 19, 2015 see the section of this Proxy Statement entitled “ Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Awards.”

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    51

Back to Contents

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salaries

In light of the low commodity price environment the Company is currently operating in and the Company’s efforts to reduce costs, the Committee did not increase base compensation for the Named Executive Officers at the time of its normal annual review in May 2015 nor has it since. As a result, none of the Named Executive Officers’ salary have been adjusted since May 2014.

•	Mr. Ventura’s salary was set at $875,000 on May 22, 2013 and on May 20, 2014 it was increased to $925,000. It has not been changed thereafter.

•	On May 22, 2013, Mr. Manny’s salary was $460,000 and on May 20, 2014 it was increased to $493,000. It has not been changed thereafter.

•	Mr. Walker’s salary was $460,000 on May 22, 2013 and on May 20, 2014 it was increased to $493,000. It has not been changed thereafter.

•	On May 22, 2013, Mr. Stephens’ was $380,000 and on May 20, 2014 it was increased to $410,000. It has not been changed thereafter.

•	Mr. Poole’s salary was set on May 20, 2014 at $398,000. It has not been changed thereafter.

Annual Cash Incentive Awards

The Compensation Committee approved the bonus amounts for 2015 on February 9, 2016 based upon the performance criteria established during the first quarter of 2015. For a detailed discussion of the performance criteria established with respect to the 2015 Annual Incentive Awards, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Cash Incentive Awards.”

The Annual Incentive Awards were paid pursuant to the achievement of performance targets established under our Amended and Restated 2005 Plan and therefore are reported in the Summary Compensation Table in column (g) as “Non-Equity Incentive Plan Compensation.”

The following table sets forth the total amount of cash paid to our Named Executive Officers as Annual Incentive Awards for 2015 performance.

Paid
Jeffrey L. Ventura	$1,270,456
Roger S. Manny	$510,143
Ray N. Walker	$510,143
Chad L. Stephens	$318,193
David P. Poole	$308,880

The following table sets forth the total amount of cash paid to our Named Executive Officers as Annual Incentive Awards for 2014 performance.

Paid
Jeffrey L. Ventura	$1,265,985
Roger S. Manny	$536,811
Ray N. Walker	$537,156
Chad L. Stephens	$334,027
David P. Poole	$326,362

The following table sets forth the total amount of cash paid to our Named Executive Officers as Annual Incentive Awards for 2013 performance.

Paid
Jeffrey L. Ventura	$1,440,143
Roger S. Manny	$604,636
Ray N. Walker	$445,865
Chad L. Stephens	$371,394

Equity Awards

As part of our long-term incentive compensation program and as described in the Compensation Discussion and Analysis above, we make unvested discretionary contributions to our deferred compensation plan on behalf of our Senior Executives and Other Corporate Officers. Recipients can elect to receive these contributions in the form of Annual Stock Awards or cash. All of our Named Executive Officers have elected to receive Annual Stock Awards. Annual Stock Awards are within the scope of ASC 718. The amount of Annual Stock Awards recognized in column (e) of the Summary Compensation Table for 2015 reflects the grant date fair value of those Annual Stock Awards granted to our Named Executive Officers during 2015 that will vest in the future. The value of PSUs also shown in column (e) of the Summary Compensation Table for 2015 is based upon the aggregate grant date fair value of those PSUs granted to our Named Executive Officers during 2015 that will vest in the future subject to achievement of the performance condition and assumes a target payout.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    52

Back to Contents

Annual Stock Awards are granted at the closing price of our common stock on the date of the grant and vest 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant, unless vesting is accelerated (i) in the event of a change in control as described in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control” or (ii) upon death, disability or retirement as described below in “Other Post-Employment Payments.” Recipients of Annual Stock Awards are entitled to receive dividends paid in respect of such shares. PSUs ultimately vest at the end of the three year performance period based on achievement of the performance condition. The values of Annual Stock Awards and PSUs are based on the grant date fair value of the awards determined in accordance with ASC 718. We use the same method for calculating grant date fair value for the Summary Compensation Table and for financial reporting purposes, except that, for financial reporting purposes, such grant date fair values are amortized over the vesting periods for each respective award adjusted for any historical rates of forfeitures. Please refer to Note 12 to our financial statements as of December 31, 2015 as filed in our Annual Report on Form 10-K as to the assumptions used in determining the Monte Carlo simulation values of PSUs. Our Named Executive Officers report the shares of our common stock issued as Annual Stock Awards on Form 4 as each award is made to our Active Deferred Compensation Plan.

During 2015, the Compensation Committee granted the following Annual Stock Awards and Performance Shares Awards to our Named Executive Officers:

	Annual Stock Awards				Performance Shares
		Fair Value	Shares	Grant Date		Grant	Fair Value	Shares	Grant Date
	Date	per Share	Granted	Fair Value	Date	Price	per Share	Granted	Fair Value
Jeffrey L. Ventura	05/19/15	$58.35	64,233	$3,747,995	05/19/15	$58.35	$57.41	65,285	$3,748,012
Roger S. Manny	05/19/15	$58.35	31,131	$1,816,494	05/19/15	$58.35	$57.41	31,641	$1,816,510
Ray N. Walker	05/19/15	$58.35	30,300	$1,768,005	05/19/15	$58.35	$57.41	30,796	$1,767,998
Chad L. Stephens	05/19/15	$58.35	21,345	$1,245,481	05/19/15	$58.35	$57.41	21,695	$1,245,510
David P. Poole	05/19/15	$58.35	16,632	$970,477	05/19/15	$58.35	$57.41	16,905	$970,516

In determining our performance and our Named Executive Officers’ performance for 2014 in making the stock awards granted in May 2015, the Compensation Committee utilized a performance scorecard that analyzed the Company’s performance relative to its 19 company Peer Group with regard to the following criteria set forth with the Company’s rank among its peers:

Criterion	Weighting	Rank Among Peers
Stock Price Appreciation	25%	15	th
Reserve Growth per share	15%	5	th
Production Growth per share	15%	5	th
Finding/Development Costs	15%	3	rd
Cash Flow Growth per share	10%	13	th
Cash Margin	10%	18	th
Recycle Ratio	10%	3	rd

Using the weightings for each criteria (which were assigned by the Committee in advance), resulted in a weighted average rank of 7th or a percentile of 67th, the third lowest of the past eight years, reflecting in large part the performance of the stock price in this period of low commodity prices. The Compensation Committee concluded that each Senior Executive’s level of compensation would generally be targeted at the 67th percentile but the Compensation Committee also used negative discretion to reduce total compensation for most of the officers, including the CEO, so total compensation on an absolute basis was lower than the previous year.

The table below summarizes (a) the value of each of our Named Executive Officer’s total compensation for 2014 as determined by the Compensation Committee in May 2015, and (b) various measures of the total compensation received by executive officers with corresponding comparable positions at companies in the Peer Group for 2014.

			Comparable Range of	Median of Total
	Total Value of	75th Percentile of	Total Compensation	Compensation for
	Compensation for	Peer Group	for Peer Positions	Peer Positions
	2014 Performance	(millions)	(millions)	(millions)
Jeffrey L. Ventura	$9,800,000	$12.3	$ 6.0 to $ 23.2	$9.7
Roger S. Manny	$4,727,000	$5.8	$ 1.8 to $ 9.1	$4.9
Ray N. Walker	$4,630,000	$4.6	$ 2.2 to $ 15.2	$3.6
Chad L. Stephens	$3,290,000	$4.1	$ 1.2 to $ 9.1	$3.6
David P. Poole	$2,719,000	$3.9	$ 1.2 to $ 7.0	$2.7

After determining the initial total compensation for each Senior Executive for 2014 performance, the Compensation Committee reviewed with the independent compensation consultant the relative differences among total compensation amounts for all of our Senior Executives, especially between our CEO and our other Senior Executives. The Compensation Committee determined that relative differences in the total compensation provided to our Senior Executives were reasonable before finalizing total compensation for each Senior Executive.

For a list of those companies included in the Peer Group for 2016, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Use of Peer Group Comparisons.”

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    53

Back to Contents

Other Benefits

We do not provide any pension benefits to any of our employees. All of our full-time employees may receive matching contributions equal to 100% of the employee’s 401(k) Plan contribution for an amount up to 6% of the employee’s base salary and cash bonus (subject to the maximum allowable deferrals set forth in the Code). In addition, our Senior Executives, Other Corporate Officers and directors may defer all or portions of their current compensation into our Active Deferred Compensation Plan in order to provide for retirement and wealth accumulation planning. The Compensation Committee determines the group of employees that are permitted to participate in the Active Deferred Compensation Plan. Historically, we have matched up to 10% of a participant’s salary deferrals to encourage the deferral of current compensation by our Senior Executives and other participating employees for retirement.

We offer other benefits such as medical, dental, vision and life insurance and group disability coverage to all eligible employees, including each of our Named Executive Officers. We provide supplemental individual executive disability policies for our Senior Executives, which increases each Senior Executive’s disability payments above the $180,000 maximum under the group disability plan. Such supplemental coverage varies for each Senior Executive. The value of this supplemental coverage is detailed later in this Proxy Statement in the section entitled “Other Post-Employment Payments.”

We provide certain of our Named Executive Officers and other Senior Executives with (i) limited secretarial service for personal matters and (ii) reimbursement for approved spousal travel expenses related to Company business. We only provide club membership dues and other expenses to certain of our Senior Executives to the extent these dues and expenses are related to the conduct of our business. In such cases incidental personal club use is permitted, but our Senior Executives are responsible for all charges for personal use and such charges are not reimbursed. Subject to the approval of the Board of Directors, we pay for spouses to accompany our directors and our Named Executive Officers to certain of the Board of Directors’ meetings and functions.

We do not currently provide any of our Named Executive Officers with country club memberships, company-furnished automobiles or drivers, personal use of aircraft, security staff or systems outside our offices, reimbursed personal tax or financial advice, or tax gross ups on benefits paid.

To determine the aggregate incremental costs for personal secretarial services we multiplied the total of the cash salary, bonus and benefits of the employees involved in providing such support times the percentage of such employees’ time estimated to be spent on personal secretarial services.

“All Other Compensation” for the 2015 calendar year is composed of the following components. Such amounts reflect the amounts actually paid or accrued during 2015 although certain amounts are subject to vesting.

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Personal Secretarial Services	Total
Jeffrey L. Ventura	$92,522	$15,900	$40,944	—	$149,366
Roger S. Manny	$49,303	$15,900	$18,273	—	$83,476
Ray N. Walker	$49,303	$15,900	$14,513	—	$79,716
Chad L. Stephens	$41,016	$15,900	$14,463	$215	$71,594
David P. Poole	$39,810	$15,900	$8,921	—	$64,631

Outstanding Equity Awards at Fiscal Year-End

The Outstanding Equity Awards Table reflects each of our Named Executive Officers’ unvested and/or unexercised long-term equity incentive awards at December 31, 2015 on an individual award basis. The market values of “Stock Awards” in column (h) and (j) were determined using the closing price of $24.61 of our common stock on December 31, 2015. Column (d), covering unearned equity incentive plan awards have been deleted from the SEC-prescribed table format because we did not have any such awards outstanding as of December 31, 2015.

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested #(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested $(4)
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)	(j)
Jeffrey L. Ventura	108,427	—	$52.3500	05/18/16	32,070	A	$789,243	47,859	$1,177,810
	119,571	—	$64.3500	05/23/17	344	M	$8,466	65,285	$1,606,664
	58,053	38,702	$77.2600	05/22/18	33,029	A	$812,844
					11	M	$270
					1,176	M	$28,941
					64,233	A	$1,580,774
TOTAL	286,051	38,702			130,863		$3,220,538	113,144	$2,784,474

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    54

Back to Contents

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested #(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested $(4)
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)	(j)
Roger S. Manny	64,804	—	$64.3500	05/23/17	14,142	A	$348,035	20,989	$516,539
	25,599	17,067	$77.2600	05/22/18	181	M	$4,454	31,641	$778,685
					14,486	A	$356,500
					7	M	$172
					626	M	$15,406
					31,131	A	$766,134
TOTAL	90,403	17,067			60,573		$1,490,701	52,630	$1,295,224
Ray N. Walker	19,536	—	$64.3500	05/23/17	12,764	A	$314,123	20,239	$498,082
	11,552	15,403	$77.2600	05/22/18	181	M	$4,454	30,796	$757,890
					13,968	M	$343,752
					7	A	$172
					626	M	$15,406
					30,300	A	$745,683
TOTAL	31,088	15,403			57,846		$1,423,590	51,035	$1,255,972
Chad L. Stephens	31,573	—	$52.3500	05/18/16	8,951	A	$220,284	14,262	$350,988
	41,006	—	$64.3500	05/23/17	149	M	$3,667	21,695	$533,914
	16,201	10,802	$77.2600	05/22/18	9,843	A	$242,236
					7	M	$172
					521	M	$12,822
					21,345	A	$525,301
TOTAL	88,780	10,802			40,816		$1,004,482	35,957	$884,902
David P. Poole	24,596	—	$64.3500	05/23/17	7,964	A	$195,994	12,315	$303,072
	14,416	9,612	$77.2600	05/22/18	147	M	$3,618	16,905	$416,032
					8,476	A	$208,594
					5	M	$123
					24	M	$591
					506	M	$12,453
					16,632	A	$409,313
TOTAL	39,012	9,612			33,754		$830,686	29,220	$719,104
(1)	“Option Awards” vest over three years at the rate of 30% the first two years and 40% the third year and have a term of five years. “Option Awards” are listed in chronological order as granted.
(2)	Annual Stock Awards (designated as “A” in the table), vest over a three-year period at the rate of 30% over each of the first two years and 40% over the third year. We made one grant of Annual Stock Awards to each Named Executive Officer in 2013, 2014 and 2015. Annual Stock Awards are listed in chronological order as granted. Matching Stock Awards (designated as “M” in the table) vest ratably over a three-year period beginning with the year such awards were contributed to our deferred compensation plan. Matching Stock Awards are listed in chronological order for the matches made in 2014 and 2015. The treatment of these awards upon a change in control and certain employment termination events is described below under “Potential Payments Upon Termination and Change in Control.”
(3)	Amounts disclosed in this column were calculated by multiplying the number of outstanding stock awards held by each of the Named Executive Officers on December 31, 2015, by the closing price of our common stock on December 31, 2015 of $24.61.
(4)	Performance shares of restricted stock that will be issued subject to the achievement of certain levels of total shareholder return. The amounts shown assume target payout.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    55

Back to Contents

Option Exercises and Stock Vested

The Option Exercises and Stock Vested Table reflects Options Awards actually exercised and Annual Stock Awards and Matching Stock Awards vested for each of our Named Executive Officers during 2015.

	Option Awards		Stock Awards(1)
	Number		Number
	of Shares		of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise(4)	Vesting	on Vesting
(a)	(b)	(c)	(d)	(e)
Jeffrey L. Ventura(2)	104,339	$1,122,688	58,106	$3,356,067
Roger S. Manny	—	$—	27,583	$1,590,799
Ray N. Walker	—	$—	23,786	$1,370,439
Chad L. Stephens(3)	29,846	$474,253	17,883	$1,026,984
David P. Poole	—	$—	15,635	$895,787
(1)	The “Stock Awards” included in the vesting amounts shown in this table are from (i) Annual Stock Awards granted during 2012 through 2014 and (ii) Matching Stock Awards for 2013 through 2015. Since the Summary Compensation Table reflects the entire value of the “Stock Awards” instead of over the period of time when such awards vest, a significant portion of the dollar amounts shown as realized on vesting is duplicative of the amounts that are shown in the Summary Compensation Table for different periods of time. The table below reflects the vested value which is in excess of the actual values on the date of grant which would have been reflected in the Summary Compensation Tables for the calendar periods 2012 through 2015. The value realized upon vesting that is reported above was calculated by multiplying the number of shares that vested during 2015 by the closing price of our common stock on the applicable vesting date.
(2)	The “Option Awards” Mr. Ventura exercised during 2015 represent awards granted on May 19, 2010. Such award had an exercise price of $45.51 per share. Of the 104,339 awards Mr. Ventura exercised during 2015, Mr. Ventura received 14,175 shares which he sold. The pro forma value in accordance with ASC 718 of the 104,339 awards exercised that would have been reflected in the Summary Compensation Table for the years 2010 through 2013 would be $1.8 million.
(3)	The “Option Awards” Mr. Stephens exercised during 2015 represent awards granted on May 19, 2010. Such award had an exercise price of $45.51 per share. Of the 29,846 awards Mr. Stephens exercised during 2015, Mr. Stephens received 5,611 shares which he sold. The pro forma value in accordance with ASC 718 of the 29,846 awards exercised that would have been reflected in the Summary Compensation Table for the year 2010 through 2013 would be $523,000.
(4)	The value realized on exercise that is reported above was calculated by multiplying the number of awards exercised during 2015 by the difference between the closing price of our common stock on the date of exercise and the applicable exercise or grant price of the award.

All of the vesting of awards reflected in the Option Exercises and Stock Vested Table as “Stock Awards” during 2015 would be reflected in the Summary Compensation Table for the years 2012 through 2015 if all the years were presented. For each of our Named Executive Officers, the table below reflects the difference between the price of our common stock on the date of vesting of each award and the date of grant of each award. We hold all of our common stock shown as “Stock Awards” in the Option Exercises and Stock Vested Table in our deferred compensation plans.

			Depreciation
	Value Realized		Realized since
	on Vesting	Value on Date	Date of
	in 2015(1)	of Grant(2)	Grant
Jeffrey L. Ventura	$3,356,067	$4,395,626	$(1,039,559)
Roger S. Manny	$1,590,799	$2,063,855	$(473,056)
Ray N. Walker	$1,370,439	$1,801,544	$(431,105)
Chad L. Stephens	$1,026,984	$1,340,942	$(313,958)
David P. Poole	$895,787	$1,172,546	$(276,759)
(1)	This amount is the total fair market value of the “Stock Awards” on the dates such “Stock Awards” vested during 2015 and is shown in the Option Exercises and Stock Vested Table.
(2)	This is the amount of the vested “Stock Awards” that would have been reflected in various other compensation tables. This amount is the grant date fair value of the “Stock Awards” on the date such “Stock Awards” were granted during 2012 to 2015. This amount would have been reflected in the Grants of Plan-Based Awards Table historically for awards granted in 2012 to 2015 if such table was presented for those periods. The value on the date of grant is the value of the “Stock Awards” being amortized in accordance with ASC 718. The grant date fair value of the “Stock Awards” is also reflected in the Summary Compensation Table.

Non-Qualified Deferred Compensation

Generally, our Named Executive Officers elect at the time they make their compensation deferrals into the deferred compensation plan whether to receive our matching contribution under such plan in cash or in the form of our common stock (creating a Matching Stock Award). Matching contributions up to 10% of our Named Executive Officers’ base salary paid during the calendar year vest over a three-year period, commencing with the year the matching contribution is made, at the rate of 33-1/3% each year. Separate deferral elections may be made with respect to our Named Executive Officers’ bonus and salary. To the extent that our Named Executive Officers elected to receive their matching contribution in the form of Matching Stock Awards, vesting of the Matching Stock Award for 2013 through 2015 is reflected as to each respective Named Executive Officer in the Options Exercised and Stock Vested Table above.

All such Annual Stock Awards and Matching Stock Awards are automatically contributed as discretionary contributions to our Active Deferred Compensation Plan. Therefore, upon the vesting of any such awards, any appreciation or depreciation in value that would otherwise be realized is deferred under the terms of the Active Deferred Compensation Plan and will be distributed pursuant to the terms of the Active Deferred Compensation Plan as described below.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    56

Back to Contents

As discussed previously, our deferred compensation plans consist of an Active Deferred Compensation Plan and a Frozen Deferred Compensation Plan. The Frozen Deferred Compensation Plan holds amounts contributed to such plan and vested prior to January 1, 2005 and is not subject to the terms of Section 409A of the Code. The Active Deferred Compensation Plan was adopted by the Compensation Committee in late 2004 and is subject to the terms of Section 409A of the Code. The Active Deferred Compensation Plan currently conforms to the regulations and guidance issued to date under section 409A of the Code. The Compensation Committee must approve any amendments to the Active Deferred Compensation Plan.

The Compensation Committee may elect to make discretionary contributions to the Active Deferred Compensation Plan on behalf of our Named Executive Officers. These contributions may be made in the form of the matching contributions described above. Any such discretionary contributions will be subject to vesting and any other terms specified by the Compensation Committee. Matching contributions will vest on a class-year basis over a three-year period at the rate of 33-1/3% each year, commencing with the year in which the contribution is made unless a different vesting schedule is determined by the Compensation Committee. In addition, our Named Executive Officers will become fully vested in the matching contributions upon reaching age 65, death or disability (as defined in the Active Deferred Compensation Plan). Our Named Executive Officers will forfeit all discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if their employment with the Company terminates for gross misconduct or if they engage in unlawful business competition with the Company.

Amounts contributed to the deferred compensation plans and earnings thereon are contributed to a rabbi trust, which is a grantor trust the assets of which may only be used to pay benefits under the deferred compensation plans or to satisfy the claims of our creditors in the event of our insolvency. Thus, we have set aside the assets to fund the benefits payable under the deferred compensation plans. Our Named Executive Officers are entitled to direct the benchmark for returns on their deferred compensation generally in similar investment funds as are offered under our 401(k) Plan. However, Annual Stock Awards and Matching Stock Awards may not be transferred out of our common stock until vesting of such awards. Participants can elect to invest contributions and matching contributions in the 401(k) Plan in common stock of the Company.

Benefits under the Active Deferred Compensation Plan will be paid at the time and form as previously specified by our Named Executive Officers in accordance with the requirements of Section 409A of the Code. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Amounts invested in our common stock and Annual Stock Awards, Bonus Stock Awards and Matching Stock Awards contributed to the Active Deferred Compensation Plan may be paid in shares of our common stock, with fractional shares in cash at the discretion of the Compensation Committee. Each of our Named Executive Officers may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his/her Active Deferred Compensation Plan accounts would be paid in accordance with the requirements of Section 409A of the Code. Any such subsequent deferral election must delay our Named Executive Officers’ benefit commencement date by at least five years. In addition, the Active Deferred Compensation Plan permits our Named Executive Officers to obtain an earlier distribution in the event of “Hardship,” as defined under the Active Deferred Compensation Plan.

Benefits under the Frozen Deferred Compensation Plan will be paid at the time and form as previously specified by our Named Executive Officers. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Amounts invested in our common stock may be paid in shares of Company common stock, with fractional shares paid in cash, at the discretion of the Compensation Committee. Each of our Named Executive Officers may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his Frozen Deferred Compensation Plan Accounts would be paid. In addition, the Frozen Deferred Compensation Plan permits our Named Executive Officers to obtain an earlier distribution in the event of Hardship as defined under the Frozen Deferred Compensation Plan. All of our Named Executive Officers have elected specific times of distribution rather than having their benefits distributed at termination of employment under the deferred compensation plans.

The accompanying table reflects the activity during the 2015 calendar year for each of our Named Executive Officers for the Frozen Deferred Compensation Plan shown as “F” in table and the Active Deferred Compensation Plan shown as “A” in the table.

NON-QUALIFIED DEFERRED COMPENSATION

		Registrant		Aggregate		Aggregate	Aggregate
		Contributions		Earnings		Withdrawals/	Balance
		in Last FY(1)		in Last FY(2)		Distributions	at Last FYE
Name	Plan	(c)		(d)		(e)	(f)
Jeffrey L. Ventura	A	$3,747,995	(5)	$39,755	(3)	—	—
	A	$92,522	(6)	$(12,564,278	)(4)	$(600,957)	—
TOTAL		$3,840,517		$(12,524,523)		$(600,957)	$10,912,467
Roger S. Manny	F	$—		$4,553	(3)	—	$108,060
	F	$—		$(128,045	)(4)	$(28,678)	—
	A	$1,816,494	(5)	$43,162	(3)	—	$6,865,838
	A	$49,303	(6)	$(7,454,162	)(4)	$(508,607)	—
TOTAL		$1,865,797		$(7,534,492)		$(537,285)	$6,973,898
Ray N. Walker	A	$1,768,005	(5)	$15,818	(3)	—	—
	A	$49,303	(6)	$(4,474,109	)(4)	$(1,313,423)	—
TOTAL		$1,817,308		$(4,458,291)		$(1,313,423)	$4,061,727
Chad L. Stephens	A	$1,245,481	(5)	$7,216	(3)	—	—
	A	$41,016	(6)	$(2,697,796	)(4)	$(506,430)	—
TOTAL		$1,286,497		$(2,690,580)		$(506,430)	$2,455,765
David P. Poole	A	$970,477	(5)	$7,520	(3)	—	—
	A	$39,810	(6)	$(2,164,062	)(4)	$(240,131)	—
TOTAL		$1,010,287		$(2,156,542)		$(240,131)	$2,014,614

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    57

Back to Contents
(1)	Column (c) reflects the value of our common stock contributed by us as Annual Stock Awards and Matching Stock Awards.
(2)	The earnings/(losses) from each of our Named Executive Officers’ deferred compensation plan account shown in column (d) represents the cash earnings or appreciation/ depreciation in market value from the investment funds and our common stock which our Named Executive Officers invest in under the deferred compensation plans. Since our Named Executive Officers’ deferred compensation plan accounts have significant investments in our common stock, the plan earnings each year for each of our Named Executive Officers are significantly impacted by the change in our common stock price during that period. The amounts of the appreciation or depreciation in our common stock held in the Frozen and Active Deferred Compensation Plan accounts for each Named Executive Officer is segregated in the table for reference purposes.
(3)	Earnings/(losses) from appreciation/depreciation in market value, dividends and interest from mutual funds selected by each of our Named Executive Officers.
(4)	These amounts reflect depreciation in the value of our common stock held in the Frozen and Active Deferred Compensation Plan accounts. As of December 31, 2015, the following numbers of shares of our common stock were held in our Named Executive Officers’ deferred compensation plan accounts – 412,085 shares by Mr. Ventura; 255,231 shares by Mr. Manny; 150,566 shares by Mr. Walker, 90,115 shares by Mr. Stephens and 71,775 shares by Mr. Poole.
(5)	These amounts reflect the grant date fair value of Annual Stock Awards determined in accordance with ASC 718. The Compensation Committee grants Annual Stock Awards each year to our Senior Executives. Such awards are contributed to each of our Senior Executives’ accounts in the Active Deferred Compensation Plan. Annual Stock Awards vest over a three–year period at the rate of 30% for each of the first two years and 40% the last year. These amounts are shown in column (e) of the Summary Compensation table and in column (l) of the Grants of Plan-Based Awards Table.
(6)	Generally, our Named Executive Officers elect, at the time they make their compensation deferral elections under the Active Deferred Compensation Plan for the coming calendar year, whether to receive their matching contribution under such plan in cash or in the form of our common stock (creating a Matching Stock Award). During 2015, all our Named Executive Officers elected Matching Stock Awards. The dollar equivalent value of the Matching Stock Awards is shown in column (c) of the table. Matching Stock Awards vest ratably over a three-year period beginning with the year such awards were contributed to our deferred compensation plan. These amounts are shown in column (l) of the Grants of Plan-Based Awards Table and are included as “All Other Compensation” in column (i) in the Summary Compensation Table.

Voluntary contributions to our deferred compensation plans by our Named Executive Officers from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years. Mr. Stephens has been participating in the deferred compensation plans since 1997. Messrs. Ventura and Manny began participating in 2003, Mr. Walker began participating in 2006 and Mr. Poole in 2008.

In the Non-Qualified Deferred Compensation Table, Annual Stock Awards granted during 2015 are valued at the grant value fair value in accordance with ASC 718. Matching Stock Awards are reflected in the Summary Compensation Table (as “All Other Compensation” in column (i)) during the year such awards are contributed to our deferred compensation plan, although such awards are subject to future vesting. The following table summarizes the historical amounts contributed to the deferred compensation plans that would be reflected in the Summary Compensation Table over time as valued in accordance with ASC 718 and the fair market value of the accounts as of December 31, 2015 for each of our Named Executive Officers. The difference between these two amounts represents the appreciation or depreciation of our common stock and other investment funds held in the deferred compensation plan account.

		Historic Values	Fair Market
		of Contributions	Value of Deferred	Net Appreciation
	Participant	to the Deferred	Compensation Account	(Depreciation)
	Since	Compensation Plan	as of December 31, 2015	in the Account
Jeffrey L. Ventura	2003	$25,349,174	$10,912,467	$(14,436,707)
Roger S. Manny	2003	$14,235,092	$6,973,898	$(7,189,194)
Ray N. Walker	2006	$9,692,453	$4,061,727	$(5,630,706)
Chad L. Stephens	1997	$6,132,466	$2,455,765	$(3,676,701)
David P. Poole	2008	$4,987,505	$2,014,614	$(2,972,891)

The table below shows the investment funds available under our 401(k) Plan and our deferred compensation plans (other than our common stock) and their annual rate of return for the calendar year ended December 31, 2015, as reported by the administrator of the plans.

	Rate of Return
		Deferred
Investment Fund	401(k) Plan	Compensation Plan
American Beacon Small Cap Value – Institutional	(5.04%)	—
American Beacon Large Cap Value I	(6.04%)	—
Blackrock Global Allocation Fund, Inc. – Institutional Class	(0.83%)	—
Blackrock US Opportunities Fund – Institutional Class	(1.58%)	—
Deutsche Real Estate Securities I	3.95%	—
Goldman Sachs Emerging Market Equity Insights Fund	(9.35%)	—
Harbor International Fund – Institutional Class	(3.82%)	—
J Hancock Disciplined Value Mid Cap I Fund	2.06%	—
Mainstay Large Cap Growth Fund – Class 1	6.17%	—
New Era Fund	(18.76%)	—
Oppenheimer Global Fund – Class Y	4.13%
PIMCO Foreign Bond	0.40%	—
PIMCO Income	2.61%	—
PIMCO Real Return Fund – Institutional Class	(2.83%)
Prudential Total Return – Q	(0.10%)	—
T. Rowe Price Diversified Small Cap Growth	2.33%	—
T. Rowe Price International Discovery Fund	9.88%	—
T. Rowe Price Retirement Balance Investor	(0.74%)	—
T. Rowe Price Retirement 2005 Fund	(0.75%)	—
T. Rowe Price Retirement 2010 Fund	(0.76%)	—

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    58

Back to Contents
	Rate of Return
Investment Fund	401(k) Plan	Deferred Compensation Plan
T. Rowe Price Retirement 2015 Fund	(0.58%)	—
T. Rowe Price Retirement 2020 Fund	(0.31%)	—
T. Rowe Price Retirement 2025 Fund	(0.17%)	—
T. Rowe Price Retirement 2030 Fund	(0.02%)	—
T. Rowe Price Retirement 2035 Fund	0.13%	—
T. Rowe Price Retirement 2040 Fund	0.17%	—
T. Rowe Price Retirement 2045 Fund	0.17%	—
T. Rowe Price Retirement 2050 Fund	0.19%	—
T. Rowe Price Retirement 2055 Fund	0.18%	—
T. Rowe Price Stable Value Fund	1.98%	—
Vanguard Institutional Index	1.37%	—
Vanguard Mid-Cap Index Admiral	(1.34%)	—
Vanguard REIT Index Admiral	2.39%	—
Vanguard Small Cap Index Admiral	(3.64%)	—
Vanguard Total International Stock Index Admiral	(4.26%)	—
Vanguard Total Bond Index Admiral	0.40%	—
Aberdeen Global Small Cap Fund – Class A	—	(2.5%)
Alger Spectra Fund – Class A	—	7.08%
AllianceBernstein Small Cap Growth Portfolio	—	(1.19%)
Allianz GI NFJ Small Cap Value Fund – Class A	—	(8.3%)
BlackRock Equity Dividend Fund Investor A	—	(0.39%)
BlackRock Global Allocation Fund Investor A	—	(1.05%)
BlackRock U.S. Opportunities – Investor A	—	(1.96%)
Calamos Growth & Income Fund – Class A	—	1.66%
Deutsche Real Estate Securities A	—	2.58%
Deutsche Equity 500 Index Fund I	—	1.18%
Fidelity Institutional MM Money Market 1	—	0.12%
First Eagle Gold A	—	(19.28%)
Goldman Sachs Emerging Markets Equity Insights A	—	(9.66%)
Harbor International Fund Investor Class	—	(4.16%)
J. Hancock Disciplined Value Mid Cap A Fund	—	1.8%
Lord Abbett Fundamental Equity A Fund Class A	—	(3.14%)
Oppenheimer Global Fund Class A	—	3.89%
Oppenheimer International Bond – Class A	—	(3.72%)
PIMCO Income A Fund	—	2.21%
PIMCO Real Return Fund – Class A	—	(3.14%)
PIMCO Total Return Fund – Class A	—	0.36%
RS Global Natural Resources Fund Class A	—	(38.17%)

Potential Payments upon Termination and Change in Control

There are no employment agreements currently in effect between us and any of our Named Executive Officers. Our Named Executive Officers are not covered under any general severance plan. In the event a Named Executive Officer terminates employment, any severance benefits payable would be determined by the Compensation Committee in its discretion, unless termination occurred following a Change in Control, in which case severance may be payable pursuant to our Management CIC Plan.

Under the Management CIC Plan members of our Management Group, including our Named Executive Officers, may be entitled to receive certain payments and benefits if there is a Change in Control and a member of the Management Group is terminated other than for Cause or resigns for Good Reason (each an “Involuntary Termination” with individual terms defined below). These potential severance payments are considered “double-trigger” change in control arrangements, as a termination alone, or a Change in Control alone, will not result in severance payments becoming due; the termination of employment and the Change in Control event must occur together prior to amounts becoming due under the Management CIC Plan. Specifically under our Management CIC Plan, if a member of our Management Group leaves the Company as a result of an Involuntary Termination during the Protection Period, the participant will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to our Named Executive Officers) multiplied by (ii) the sum of (A) the participant’s Base Salary (as defined below) plus (B) the participant’s Bonus (collectively, the “Cash Payment”), and (b) for a period of years equal to the participant’s Benefit Multiple (but not beyond the end of the second calendar year following the year in which the Involuntary Termination occurred), continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of the participant (and his/her spouse and eligible children, if applicable) in which such person(s) (iii) were participating immediately prior to (iv) the date of the participant’s Involuntary Termination, or, if greater, (v) the occurrence of the Change in Control (the “Continued Benefits”).

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    59

Back to Contents

The Cash Payment will be paid as soon as practicable following a member of our Management Group’s termination, and in all events not later than March 15 of the year following the year of termination, unless payment is required to be delayed for six months from the date of termination to prevent additional tax under Section 409A of the Code. Further, the receipt of Continued Benefits is conditioned on the member of our Management Group paying to our Company the same premium amount for such benefits as such participant was required to pay prior to his termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such participant is provided or available to such participant. Our Management CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of our Management Group is terminated due to death or Disability (as defined below). A discussion of the Benefit Multiple selected for each of our Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Our Management CIC Plan also provides that, upon a Change in Control, all non-vested long-term equity incentive awards held by members of our Management Group, including our Named Executive Officers, will vest. In addition, any long-term equity-incentive awards that vest and that provide for exercise by the participant will remain exercisable following an Involuntary Termination or any termination due to death or Disability on or after a Change in Control for the lesser of (i) the remaining term of the award or (ii) one year following the latest to occur of (A) the participant’s termination of employment, (B) in the event of a termination of employment in anticipation of a Change in Control, the actual occurrence of or consummation of such Change in Control, or (C) in the event of a Change in Control as a result of approval by the stockholders of our Company of a reorganization, merger, consolidation or other disposition of all or substantially all of our assets or an acquisition of the assets or stock of another corporation, the consummation of such transaction. Following a termination of employment that is not an Involuntary Termination or a termination due to death or Disability, other than a termination for Cause, any long-term equity-incentive award that vests and that provides for exercise by the participant will be exercisable for the lesser of (i) the remaining term of the award or (ii) 30 days following such termination of employment. Upon a termination of employment for Cause, any long-term equity-incentive awards will terminate and no longer be exercisable at the time of a final determination that Cause exists.

In connection with the delivery of the Cash Payments under our Management CIC Plan, each member of our Management Group is required to execute and deliver to us a release that generally releases and discharges our Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release. Our Management CIC Plan also contains non-disparagement provisions pursuant to which each member of our Management Group and our Company have agreed not to disparage one another during the term of such person’s employment and thereafter. Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under our Management CIC Plan.

As discussed above, the Management CIC Plan also provides for the payment of a tax-gross up to members of our Management Group, including our Named Executive Officers, in the event that Change in Control Payments would result in excess parachute payments under Section 280G of the Code. This tax gross-up has been eliminated for employees who become an officer of the Company after November 2014.

For purposes of our Management CIC Plan, the following terms have been assigned the meanings set forth below:

(i)	“Change in Control” means (A) a person or group of persons becomes the beneficial owner of 35% or more of the then outstanding shares of our common stock or the combined voting power of the outstanding securities of our Company that are eligible to vote in the election of our Board of Directors, (B) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by a majority of the board members prior to their appointment, (C) the consummation of a reorganization, merger, consolidation, or other disposition of all or substantially all of our assets or an acquisition of the assets of another corporation, unless, immediately following the consummation of such transaction, (1) the Company’s stockholders immediately prior to such transaction own more than 50% of the company resulting from such transaction and exercise more than 50% of the resulting company’s combined voting power in substantially the same proportions as their ownership of the stock of the Company and the Company’s voting securities immediately prior to such a reorganization, merger, consolidation, or other disposition, (2) no person (other than certain entities related to the Company) or group of persons becomes the beneficial owner of 35% or more of either the outstanding shares of common stock of the company resulting from such a transaction or the resulting company’s combined voting power and (3) the individuals who were directors of the Company constitute at least a majority of the resulting company’s board of directors, or (D) a liquidation or dissolution of the Company. In the event a member of our Management Group is terminated without Cause or for Good Reason in anticipation of a Change in Control and a Change in Control actually occurs, a Change in Control shall be deemed to have occurred on the date immediately prior to such person’s termination;

(ii)	“Cause” means (A) an act of dishonesty that constitutes a felony, or (B) an act that results or that is intended to result in gain to or personal enrichment of the member of our Management Group at our expense;

(iii)	“Good Reason” means, without a person’s consent, (A) material diminution of the duties, authority or responsibilities of the person, (B) material reduction of such person’s Base Salary; or, (C) a change in such person’s principal place of employment, without consent, to a location more than 30 miles from the principal place of employment prior to the Change in Control;

(iv)	“Protection Period” means, generally, the period beginning on the date of the occurrence of a Change in Control and ending on the last day of the twelfth full calendar month following the calendar month in which the Change in Control occurred;

(v)	“Base Salary” means the annual gross rate of pay, including vacation and holiday pay, sick leave compensation, and any amounts reduced and contributed to an employee benefit plan of our Company in effect immediately prior to the member’s termination date or the occurrence of the Change in Control, but does not include any bonus, incentive pay, overtime, auto or travel allowance, or any other benefits or special allowances;

(vi)	“Bonus” means the average of the annual bonus awards paid to the member of our Management Group for the three prior fiscal years immediately prior to (A) the member’s termination date or, if greater (B) the occurrence of the Change in Control; and

(vii)	“Disability” means a member of our Management Group (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of 12 months; or, (B) is, by reason of such a physical or mental impairment, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    60

Back to Contents

The following table reflects the estimated payments due to each of our Named Executive Officers as of December 31, 2015, assuming, as applicable, that a Change in Control occurred and each of our Named Executive Officers was terminated without Cause effective December 31, 2015. For these purposes, our common stock price was assumed to be $24.61 which was the closing price of our common stock on December 31, 2015. The amounts below have been calculated using assumptions that we believe are reasonable. For purposes of the Section 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to our Named Executive Officer executing a non-compete agreement. The amount of the 4999 Excise Tax gross-up, if any, will change based upon when our Named Executive Officer’s employment with our Company is actually terminated because the amount of compensation subject to Section 280G of the Code will change. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and any of our Named Executive Officers are actually terminated.

	Potential Change in Control Payments
	Benefit Multiple	Cash Payments(1)	Value of Accelerated Awards(2)	Value of Benefits(3)	Potential Excise Tax Gross Up(4)	Total
Jeffrey L. Ventura	3X	$6,564,879	$5,289,403	$117,787	N/A	$11,972,069
Roger S. Manny	2.5X	$2,561,956	$2,445,173	$71,314	N/A	$5,078,444
Ray N. Walker	2.5X	$2,323,897	$2,348,449	$63,604	N/A	$4,735,950
Chad L. Stephens	2X	$1,473,881	$1,656,103	$63,502	N/A	$3,193,487
David P. Poole	2X	$1,442,848	$1,364,735	$67,064	N/A	$2,874,648

(1)	Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2015, multiplied by the applicable Benefit Multiple. Such calculation averages the three bonuses paid as of December 31, 2015 which would be for the years, 2012, 2013 and 2014.

(2)	Represents the value of unvested Annual Stock Awards and Matching Stock Awards granted under any of our benefit plans vesting upon a Change in Control as of December 31, 2015, at the 2015 year end price of the common stock of $24.61. Performance shares assumes payout of 88.9% of target for shares granted in 2014 and 63.6% of target for shares granted in 2015.

(3)	Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits for the length of one year multiplied by the applicable Benefit Multiple assuming a 5% increase per year terminating at the end of the second calendar year following the year of termination.

(4)	Represents the amount of the 4999 Excise Tax gross-up payment necessary to result in our Named Executive Officers receiving the total Change in Control Payments. No 4999 Excise Tax gross – up payment would have been required as of December 31, 2015.

Our employees who are not covered in our Management CIC Plan (the “Employee Group”) may be entitled to receive certain change in control payments under the Range Resources Corporation Amended and Restated Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an involuntary termination of employment by us for other than Cause or if an employee resigns for Good Reason. If any employee in the Employee Group is terminated by us, other than for Cause or resigns for Good Reason, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to one-half of the sum of his or her Base Salary and Bonus. The same definitions used in our Management CIC Plan are used in our Employee CIC Plan.

Our deferred compensation plans do provide for tax gross-up payments in certain limited circumstances. Specifically, a tax gross-up may be payable if all or a portion of a participant’s deferred compensation plan account is paid prior to the date the participant otherwise elected to receive such payment (without the consent of the participant or his or her beneficiary) as a result of (i) the participant’s termination of employment within 24 months of a Change in Control (as defined under Section 409A of the Code), (ii) the amendment of either of our deferred compensation plans in connection with a Change in Control, or (iii) the termination of either of our deferred compensation plans in connection with a Change in Control.

The participant will be entitled to a gross-up with respect to any portion of such payments that are subject to Section 280G of the Code. The balance of the accounts of our Named Executive Officers under the Deferred Compensation Plans as of December 31, 2015 is set forth in column (f) of the Non-Qualified Deferred Compensation Table. The calculation of the tax gross-ups assume, pursuant to the terms of the Deferred Compensation Plans, a 35% federal income tax rate, a 2.35% Medicare tax rate, and 20% in additional taxes under Section 409A of the Code (with respect to amounts accelerated under the Active Deferred Compensation Plan). The potential tax gross-ups for our Named Executive Officers with respect to their Frozen Deferred Compensation Plan accounts (identified by an “F”) and their Active Deferred Compensation Plan accounts (identified by an “A”) with respect to an accelerated distribution as of December 31, 2015, are as follows: Mr. Ventura — $24,647,459 (A); Mr. Manny — $277,015 (F); $15,441,384 (A); Mr. Walker — $9,201,717 (A); Mr. Stephens — $5,581,196 (A) Mr. Poole — $4,579,448 (A).

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    61

Back to Contents

Other Post-Employment Payments

Upon the death, Disability (which definition is the same as the definition under the Management CIC Plan) or retirement of a Named Executive Officer or any other employee, certain unvested stock awards and SARs vest under the terms of the award grant. Upon Disability, all employees are covered under a group compensation continuation plan. The group disability coverage provides for compensation continuance of 60% of an employee’s salary and bonus up to a maximum of $180,000 per year until his or her 65th birthday. All of our Named Executive Officers are also covered under supplemental individual executive disability policies. Coverage under these policies would increase the disability coverage from the maximum of $180,000 per year under the group plan to the coverage amounts shown below for each Named Executive Officer. The percent of coverage varies depending on when the policy was put in place for each Named Executive Officer. The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (i) “All Other Compensation.” The following table summarizes the value of the compensation continuation which would be available to each Named Executive Officer assuming that he became disabled as of December 31, 2015 under the policies currently in effect until he attained the age of 65 years old. The table also summarizes the value of the unvested SARs and Annual Stock Awards, Matching Stock Awards and Performance Awards which would vest upon the death, Disability or retirement assuming that such events occurred on December 31, 2015 based on the value of the Company’s common stock on that date of $24.61. Retirement is defined as reaching the age of 65 years old.

	Annual Salary	Benefit Continuance Under Executive Disability Plan	Value of Accelerated Vesting of SARs(1)	Value of Accelerated Vesting of Stock Awards	Value of Accelerated Vesting of Performance Awards
Jeffrey L. Ventura	$925,000	$1,773,852	$—	$3,220,514	$2,068,889
Roger S. Manny	$493,000	$823,224	$—	$1,490,726	$954,447
Ray N. Walker	$493,000	$704,148	$—	$1,423,615	$924,834
Chad L. Stephens	$410,000	$586,044	$—	$1,004,506	$651,597
David P. Poole	$398,000	$574,884	$—	$830,686	$534,049

(1)	Based on our stock price at December 31, 2015, none of the unvested SARs have economic value due to the exercise price exceeding $24.61.

Equity Compensation Plan Information

The following table reflects information regarding equity compensation awards outstanding and available for future grants as of December 31, 2015 and March 24, 2016, segregated between equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders(a):

Plan Category	Date	Number of securities to be issued upon exercise of outstanding options/SARs	Weighted average exercise/ grant price of outstanding options/SARs	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	12/31/15	2,861,615	$33.65	5,962,025
	3/24/16	3,370,131	$27.08	5,215,345
Equity compensation plans not approved by security holders(b)	12/31/15	N/A	N/A	N/A
	3/24/16	N/A	N/A	N/A

(a)	Our common stock is issued to officers and key employees in certain instances in lieu of cash for bonuses, long-term incentive awards and company matches under our deferred compensation arrangements if elected by the employee. Any such awards are approved by our Compensation Committee, which is composed of four independent directors. Issuances to Named Executive Officers are disclosed in the section of this Proxy Statement in the narrative discussion following the Summary Compensation Table included in this Proxy Statement.

(b)	There are no equity compensation plans, as defined by the NYSE, which have not been approved by our security holders.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    62

Back to Contents
PROPOSAL 3	RE-APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED 2005 EQUITY PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

The Company’s Amended and Restated 2005 Equity-Based Incentive Compensation Plan contains provisions that provide for the award of incentive compensation to executives based on achievement of goals relating to the performance of the Company. It was also designed in part so that awards may qualify for exemption from the tax deduction limitations of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) by providing for “performance-based compensation” to “covered employees” within the meaning of Section 162(m). In order to qualify for this exemption, the regulations under Section 162(m) require, among other things, that the material terms of the Plan be periodically disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms of the Plan are as follows:

(i) Eligible Employees. The Compensation Committee of the Board of Directors specifies which of the Company’s executive officers are eligible to receive performance-based compensation under the Plan. In 2015, all of the Company’s executive officers received compensation under the Plan.

(ii) Business Criteria. Under the terms of the Senior Management Bonus Plan, the compensation committee shall determine performance goals for compensation thereunder consisting of various financial or other objective goals, which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, return on equity or other return ratios, or stock price. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, development of reserves or growth of production. Any criteria may be measured in absolute terms, as a change from a prior comparable period or periods, or as compared to another company or companies in the Company’s Peer Group. Such performance goals shall include a threshold level of performance below which no payment shall be made, levels of performance at which specified percentages of a target amount shall be paid and a maximum level of performance above which no additional amount shall be paid. The performance goals established by the Compensation Committee may be, but need not be, different for each period and/or participant under the Plan.

The number and amount of awards that an employee may receive under the Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance. The information required to be provided by Item I0(a)(2)(iii) of Schedule 14A is set forth collectively in the Compensation Disclosure and Analysis section of this Proxy Statement under the heading “Performance-Based Incentive Compensation,” the Summary Compensation Table and the table regarding Grants of Plan Based Awards, in each case as set forth in this Proxy Statement.

At the Annual Meeting, stockholders are being requested to approve the existing material terms contained in the Plan in order to allow the Company to grant awards under the Plan that may qualify as “performance-based compensation” under Section 162(m).The foregoing is a summary of certain material terms of the Plan, which is subject to the specific provisions of the full text of the Plan as set forth and attached to this Proxy Statement as Appendix A.

Required Vote and Recommendation

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 3. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

Your Board’s Recommendation: FOR Proposal 3.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    63

Back to Contents
PROPOSAL 4	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2016 and our internal controls over financial reporting and our Board of Directors has ratified that selection. From fiscal years 2004 through 2015, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other services. Representatives of Ernst & Young LLP are expected to be present at the 2016 annual meeting and will have the opportunity to address the stockholders at the meeting if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016. Abstentions have the effect of negative votes on this proposal. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm. Please see the discussion above under the captions “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

Your Board’s Recommendation: FOR Proposal 4.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    64

Back to Contents

Report of The Audit Committee

Our Audit Committee of our Board of Directors is responsible for our independent registered public accountants and for monitoring the integrity of our consolidated financial statements, our system of internal controls and the independence and performance of our independent registered public accountants. Our Audit Committee also reviews internal audit activities, the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. Our Audit Committee is composed of five non-employee directors, two of whom, Ms. Cline and Mr. Maxwell, were elected to the Board and appointed to the Audit Committee in 2015. The Committee operates under a written charter adopted and approved by our Board of Directors. Our Board of Directors, in its business judgment, has determined that all members of our Audit Committee are “independent” as required by the NYSE. Mr. V. Richard Eales was designated as the “audit committee financial expert” primarily, but not solely, due to his prior experience as a CFO with public reporting companies.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for 2015, Ernst & Young LLP, is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Our Audit Committee held five meetings during 2015. The meetings involved the discussion of the audited consolidated financial statements of the year ended December 31, 2015, discussion of our 2015 quarterly consolidated financial statements and various aspects of our internal controls and financial reporting. The meetings were also designed to facilitate and encourage communication and gain a better understanding of the issues involved in the preparation of the financial statements between our Audit Committee, management and Ernst & Young LLP. Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations and its evaluations of our internal controls. Our Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015 with management and Ernst & Young LLP. Our Audit Committee has also discussed with our independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees.” The independent registered public accounting firm provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee regarding independence, and our Audit Committee discussed with them its independence from our Company. When considering Ernst & Young LLP’s independence, our Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit and review of the consolidated financial statements was compatible with maintaining its independence. Our Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for audit, audit-related, tax and non-audit services.

Our Audit Committee evaluates our independent registered public accounting firm, taking into consideration the following factors: management’s perception of expertise and past performance, external data relating to audit quality, independence and appropriateness of fees. The Audit Committee periodically reviews and evaluates the performance of the lead audit partner and ensures the audit partner rotation as required by law. Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in our Audit Committee Charter, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the year ended December 31, 2015 be included in our Annual Report on Form 10-K filed with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of independent registered public accounting firm independence. Members of our Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards that the financial statements are presented in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that Ernst & Young LLP is, in fact, “independent.”

This report has been furnished by the members of our Audit Committee.

Anthony V. Dub, Chair

Brenda A. Cline
V. Richard Eales
Jonathan S. Linker
Gregory G. Maxwell

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    65

Back to Contents

Independent Registered Public Accountants

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2016 and our internal controls over financial reporting. Our stockholders are being asked to ratify the appointment of Ernst & Young LLP at our annual meeting, pursuant to Proposal 4.

Representatives of Ernst & Young LLP are expected to be present at our Annual Stockholder meeting. Ernst & Young LLP representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions at our meeting.

Audit Fees

Our independent registered public accounting firm for 2014 and 2015 was Ernst & Young LLP. The fees billed to us by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2015	2014
Audit Fees	$2,720,052	$2,315,284
Audit Related Fees	$2,605	$2,160
Tax Fees	$—	$141,382
TOTAL	$2,722,657	$2,458,826

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and our internal controls over financial reporting, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, including consents and other work associated with debt and equity offerings.

Tax Fees

Tax fees shown in the table above consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

Other Fees

All other fees shown in the table above consist of fees for products and services other than services reported above.

Pre-Approval Policy and Procedures

Our Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit, audit-related and tax services rendered by Ernst & Young LLP in 2015 were approved by our Audit Committee before Ernst & Young LLP was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2015 occurred during the regularly scheduled meetings of our Audit Committee or by other means of communication between management and the Audit Committee.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    66

Back to Contents
PROPOSAL 5	A STOCKHOLDER PROPOSAL REQUESTING DISCLOSURE OF POLITICAL SPENDING BY THE COMPANY

The Nathan Cummings Foundation 475 Tenth Avenue, 14th Floor New York, New York 10018, telephone (212) 787-7300, has notified the Company, as of November 19, 2015 it held 322 shares of Range Resources Corporation stock and that it intends to present the following resolution at the meeting for action by the stockholders:

Resolved, that the shareholders of Range Resources Corporation (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months of the date of the annual meeting.

Supporting Statement by the Stockholder

As long-term shareholders of Range Resources Corporation, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the Company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[Disclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value.

Range Resources has contributed at least $1.3 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org) However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, payments to trade associations used for political activities are undisclosed and unknown.

The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring Range Resources in line with a growing number of leading companies that support political disclosure and accountability and present this information on their websites, including Noble Energy, Tesoro and ConocoPhillips.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Statement by the Board of Directors Regarding Proposal No. 5

Range is committed to maintaining the highest ethical standards when it engages in political activity. We believe it is important to constructively participate in the political process to further the best interests of our stockholders and create long-term stockholder value. Our approach to political engagement is guided by this basic belief.

As with all our business activities, Range is committed to complying with all laws and regulations applicable to our political participation activities. While the amount we spend annually on political expenditures is a very small portion of our total annual expenses (less than 1%), we nonetheless commit ourselves to act in the highest ethical manner, and in compliance with applicable laws, regarding our involvement in any permitted political activity. We also believe it is important for us to be engaged in the policymaking process by supporting public officials who understand our views on various issues significant to our industry in general, and our business operations in particular.

One of the ways Range engages in the policymaking process is by participating in various business and industry forums. We also belong to organizations, such as the Marcellus Shale Coalition, and trade associations in an effort to further our legitimate business interests. This participation allows us to engage in collective and cost-efficient efforts to provide information to the general public and public officials regarding policymaking topics and issues important to our business. We believe these activities help to create a positive understanding of, and appreciation for, the oil and natural gas industry and the critical role the industry plays in our regional and national economies.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    67

Back to Contents

Range’s Code of Business Conduct and Ethics (which is posted on our website www.rangeresources.com) addresses the topic of political contributions. As stated in the Code, our position regarding political activities is “non-political and non-partisan,” and we adhere to all applicable legal requirements regarding these activities. Range established a Political Action Committee (PAC) under Pennsylvania law in 2009. All of our employees are permitted to contribute to the PAC. All contributions are entirely voluntary; no employee is required to contribute. Further, no employee’s job performance or advancement opportunities are contingent in any manner on PAC participation. Our PAC makes relatively small contributions to individual candidates on a non-partisan basis at the local and state level. The PAC has contributed to candidates from both major political parties. The PAC, which is administered by an all-employee committee, makes contributions, regardless of party affiliation, to candidates whose approach to policy is consistent with the safe and efficient development of oil and gas resources. We file all public reports and information concerning our PAC with the appropriate Pennsylvania governmental authorities. In some instances we may use corporate funds (rather than PAC funds) to make contributions to tax-exempt organizations that engage in political activities. Range’s Board of Directors receives a report regarding the PAC’s recent activities at each of the Board’s regular meetings. We believe that this Board oversight is consistent with good governance practices.

Given the existing structure and oversight, the Board of Directors believes that spending further corporate funds to prepare the report requested by the proposal would not be an effective and productive use of the Company’s time and limited resources.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required to approve the stockholder proposal set forth as Proposal 5. Uninstructed shares are not entitled to vote on this proposal, therefore broker non-votes will not affect the outcome of this proposal. Abstentions have the effect of negative votes on this proposal.

Your Board’s recommendation: AGAINST Proposal 5.

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    68

Back to Contents

OTHER BUSINESS

The Company knows of no other business that will be presented for consideration at the meeting, but should any other matters be properly brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion with regard to such matters.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at our 2017 annual meeting and to have the proposal included in our proxy statement must send it to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before December 10, 2016. All such proposals should be in compliance with the SEC regulations and our bylaws. We will only include in the proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our bylaws, any stockholder entitled to vote at our 2017 annual meeting of stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2017 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of our bylaws. Such proposals must be submitted in writing and addressed to the attention of our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than February 21, 2017 and no earlier than January 20, 2017. Pursuant to Rule 14a-4(c) of the Securities Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2016 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before February 19, 2017, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after February 19, 2017, and the matter nonetheless is permitted to be presented at the 2017 annual meeting, our Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2017 annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

By Order of the Board of Directors
David P. Poole
Corporate Secretary

RANGE RESOURCES CORPORATION - 2016 Proxy Statement    69

Back to Contents

This page left intentionally blank.

Back to Contents

Back to Contents

RANGE RESOURCES

100 THROCKMORTON STREET
SUITE 1200
FORT WORTH, TX 76102

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Brenda A. Cline	☐	☐	☐
1b. Anthony V. Dub	☐	☐	☐
1c. Allen Finkelson	☐	☐	☐
1d. James M. Funk	☐	☐	☐
1e. Christopher A. Helms	☐	☐	☐
1f. Mary Ralph Lowe	☐	☐	☐
1g. Gregory G. Maxwell	☐	☐	☐
1h. Kevin S. McCarthy	☐	☐	☐
1i. Jeffrey L. Ventura	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. A proposal to approve the compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis.	☐	☐	☐
3. A proposal to ratify the terms of the Company's 2005 Equity Plan to utilize performance based compensation.	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2016.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
5. Stockholder Proposal - requesting publication of a political spending report.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, LLC or partnership, please sign in full corporate, company or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000282787_1 R1.0.1.25

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Form 10-K is/are available at www.proxyvote.com

RANGE RESOURCES CORPORATION
Annual Meeting of Stockholders May 18, 2016
Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints David P. Poole and David S. Goldberg, and each of them, his/her/its true and lawful agents and proxies with full power of substitution and revocation, solely to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possesses if personally present, at the Annual Meeting of Stockholders of Range Resources Corporation to be held on May 18, 2016, and at any adjournments thereof.

Please mark the appropriate boxes, SEE REVERSE SIDE. Any unmarked box will be voted in accordance with the Board of Directors' recommendations. The shares cannot be voted unless the card is signed and returned.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy is governed by Delaware law and is to be executed for the sole purpose of appointing proxies for the Range Resources Corporation 2016 Annual Meeting.

0000282787_2 R1.0.1.25

Continued and to be signed on reverse side